UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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VISA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VISA INC.

P.O. Box 8999

San Francisco, California 94128

December 14, 2011

Dear Stockholder:

You are cordially invited to attend our 2012 Annual Meeting of Stockholders, which will be held on January 31, 2012 at 8:30 a.m. Pacific Time at The Commonwealth Club of California, 595 Market Street, 2nd Floor, San Francisco, California 94105.

At the Annual Meeting, stockholders will be asked to vote on each of the four proposals set forth in the Notice of Annual Meeting of Stockholders and the proxy statement, which describe the formal business to be conducted at the Annual Meeting and follow this letter.

It is important that your shares are represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, please vote electronically via the Internet or by telephone, if permitted by the broker or other nominee that holds your shares. If you receive a paper copy of the proxy materials, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. Voting electronically, by telephone, or by returning your proxy card in advance of the Annual Meeting does not deprive you of your right to attend the Annual Meeting.

If you wish to attend the Annual Meeting in person, you must reserve your seat by January 27, 2012 by contacting our Investor Relations Department at (415) 932-2213. Additional details regarding requirements for admission to the Annual Meeting are described in the proxy statement under the heading “Do I have to do anything in advance if I plan to attend the Annual Meeting in person?”

If you have any questions concerning the Annual Meeting and you are the stockholder of record of your shares, please contact our Investor Relations Department at (415) 932-2213. If your shares are held by a broker or other nominee (that is, in “street name”), please contact your broker or other nominee for questions concerning the Annual Meeting. For questions related to voting procedures, you may contact Phoenix Advisory Partners, our proxy solicitor, at (877) 478-5038 (within the U.S.) or +1 (877) 478-5038 (International). If you are the stockholder of record of your shares and have questions regarding your stock ownership, please contact our transfer agent, Wells Fargo Shareowner Services, by telephone at (866) 456-9417 (within the U.S.) or +1 (651) 306-4433 (International).

Thank you for your continued support. We look forward to seeing those of you who will be able to attend the Annual Meeting.

Sincerely yours,
Joseph W. Saunders
Chief Executive Officer and
Chairman of the Board

VISA INC.

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

January 31, 2012

8:30 a.m. Pacific Time

Visa Inc.’s 2012 Annual Meeting of Stockholders will be held on January 31, 2012 at 8:30 a.m. Pacific Time, at The Commonwealth Club of California, 595 Market Street, 2nd Floor, San Francisco, California 94105. At the Annual Meeting, our stockholders will be asked:

1.	To elect the ten directors nominated by our board of directors and named in the proxy statement;

2.	To approve, on an advisory basis, the compensation of our named executive officers;

3.	To approve the Visa Inc. 2007 Equity Incentive Compensation Plan, as amended and restated;

4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2012; and

5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The proxy statement more fully describes these proposals.

Only stockholders of our Class A common stock at the close of business on December 5, 2011 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

On or about December 14, 2011, we will mail a Notice of Internet Availability of Proxy Materials to stockholders of our Class A common stock at the close of business on December 5, 2011, other than those stockholders who previously requested electronic or paper delivery of communications from us. The Notice contains instructions on how to access an electronic copy of our proxy materials, including the proxy statement and our Annual Report. The Notice also contains instructions on how to request a paper copy of the proxy statement.

The vote of each eligible stockholder is important. Please vote as soon as possible to ensure that your vote is recorded promptly, even if you plan to attend the Annual Meeting.

By	Order of the Board of Directors

Ariela St. Pierre
Corporate Secretary

San Francisco, CA

December 14, 2011

Please note that the contents of our website are not incorporated into this proxy statement.

VISA INC.

P.O. Box 8999

San Francisco, California 94128

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

January 31, 2012

We are providing you with these proxy materials in connection with the solicitation by the board of directors of Visa Inc. of proxies to be used at our 2012 Annual Meeting of Stockholders. The Annual Meeting will be held at The Commonwealth Club of California, 595 Market Street, 2nd Floor, San Francisco, California 94105 on January 31, 2012 at 8:30 a.m. Pacific Time. This proxy statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures. As used herein, “we,” “us,” “our,” “Visa” or the “Company” refers to Visa Inc., a Delaware corporation.

A Notice of Internet Availability of Proxy Materials, this proxy statement, any accompanying proxy card or voting instruction form, and our 2011 Annual Report to Stockholders will be made available to our stockholders on or about December 14, 2011.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THESE PROXY MATERIALS

What matters will be voted on at the Annual Meeting?

The following matters will be voted on at the Annual Meeting:

•	Proposal 1: To elect the ten directors nominated by our board of directors and named in this proxy statement;

•	Proposal 2: To approve, on an advisory basis, the compensation of our named executive officers;

•	Proposal 3: To approve the Visa Inc. 2007 Equity Incentive Compensation Plan, as amended and restated;

•	Proposal 4: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2012; and

•	Such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

How does the board of directors recommend that I vote?

The board of directors recommends that you vote:

•	FOR the election of the ten directors nominated by our board of directors and named in this proxy statement;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers;

•	FOR the Visa Inc. 2007 Equity Incentive Compensation Plan, as amended and restated; and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2012.

Will there be any other items of business on the agenda?

We do not expect any other items of business to be brought before the Annual Meeting because the deadlines for stockholder proposals and director nominations have already passed. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to the persons named on the proxy card with respect to any other matters that might be brought before the meeting. Those persons intend to vote the proxy in accordance with their best judgment.

Who is entitled to vote at the Annual Meeting?

Holders of our Class A common stock at the close of business on December 5, 2011, or the Record Date, may vote at the Annual Meeting. We refer to the holders of our Class A common stock as “stockholders” throughout this proxy statement. Each stockholder is entitled to one vote for each share of Class A common stock held as of the Record Date.

Stockholders at the close of business on the Record Date may examine a list of all stockholders as of the Record Date for any purpose germane to the Annual Meeting for ten days preceding the Annual Meeting, at our offices in Foster City, California or at the Annual Meeting. If you would like to view the stockholder list, please call our Investor Relations Department at (415) 932-2213 to schedule an appointment.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record. You are a stockholder of record if at the close of business on the Record Date your shares were registered directly in your name with Wells Fargo Shareowner Services, our transfer agent.

Beneficial Owner. You are a beneficial owner if at the close of business on the Record Date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals in this proxy statement, but not all. Please see “What if I did not specify how my shares are to be voted?” for additional information.

Do I have to do anything in advance if I plan to attend the Annual Meeting in person?

Yes. Stockholders planning to attend the Annual Meeting in person must contact our Investor Relations Department at (415) 932-2213 by January 27, 2012 to reserve a seat at the Annual Meeting.

Individuals who are the beneficial owners of their Class A common stock must also bring with them to the Annual Meeting a legal proxy from the organization that holds their shares or a brokerage statement showing ownership of shares as of the close of business on the Record Date. Representatives of institutional stockholders must bring a legal proxy or other proof that they are representatives of a firm that held shares as of the close of business on the Record Date and are authorized to vote on behalf of the institution.

Anyone seeking admittance to the Annual Meeting who cannot prove ownership or representation as of the close of business on the Record Date, and has not reserved his or her seat in advance, may not be admitted. In addition, stockholders must also bring a form of government-issued photo identification, such as a driver’s license, state-issued ID card, or passport to gain entry to the Annual Meeting.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we are making this proxy statement available to our stockholders electronically via the Internet. On or about December 14, 2011, we will mail the Notice of Internet Availability of Proxy Materials to stockholders of our Class A common stock at the close of business on the Record Date, other than those stockholders who previously requested electronic or paper delivery of communications from us. The Notice contains instructions on how to access an electronic copy of our proxy materials, including this proxy statement and our Annual Report. The Notice also contains instructions on how to request a paper copy of the proxy statement. We believe that this process will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of printing and distributing our proxy materials.

Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice and returning it. The Notice provides instructions on how to cast your vote. For additional information, please see the answer to the next question “How do I vote and what are the voting deadlines?”

How do I vote and what are the voting deadlines?

Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your shares.

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By mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than January 30, 2012 to be voted at the Annual Meeting.

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By telephone or over the Internet. You may vote your shares by telephone or via the Internet by following the instructions provided in the Notice. If you vote by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day, 7 days a week. Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on January 30, 2012.

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In person at the Annual Meeting. You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

Beneficial Owners. If you are a beneficial owner of your shares, you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Notice or voting instructions provided by your broker or nominee in order to instruct your broker or nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares.

Can I revoke or change my vote after I submit my proxy?

Stockholders of Record. If you are a stockholder of record, you may revoke your vote at any time before the final vote at the Annual Meeting by:

•	signing and returning a new proxy card with a later date;

•	submitting a later-dated vote by telephone or via the Internet, since only your latest Internet or telephone vote received by 11:59 p.m. Eastern Time on January 30, 2012 will be counted;

•	attending the Annual Meeting in person and voting again; or

•	delivering a written revocation to our Corporate Secretary at Visa Inc., P.O. Box 8999, San Francisco, California 94128-8999, before the Annual Meeting.

Beneficial Owners. If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow its instructions for changing your vote.

What will happen if I do not vote my shares?

Stockholders of Record. If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owners. If you are the beneficial owner of your shares, and you do not instruct your broker or nominee how to vote your shares, your broker or nominee may exercise its discretion to vote on some proposals at the Annual Meeting, but not all. Under the rules of the New York Stock Exchange, or the NYSE, your broker or nominee does not have discretion to vote your shares on non-routine matters such as Proposals 1, 2 and 3. However, your broker or nominee does have discretion to vote your shares on routine matters such as Proposal 4.

What if I do not specify how my shares are to be voted?

Stockholders of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions on the proxy, your shares will be voted:

•	FOR the election of the ten directors nominated by our board of directors and named in this proxy statement (Proposal 1);

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 2);

•	FOR the Visa Inc. 2007 Equity Incentive Compensation Plan, as amended and restated (Proposal 3);

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2012 (Proposal 4); and

•	In the discretion of the named proxies regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners. If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on your behalf. Under the NYSE’s rules, brokers and other nominees have the discretion to vote on routine matters such as Proposal 4, but do not have discretion to vote on non-routine matters such as Proposals 1, 2 and 3. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 4 and any other routine matters properly presented for a vote at the Annual Meeting.

What is the effect of a broker non-vote?

Brokers or other nominees who hold shares of our Class A common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on any of the proposals to be considered at the Annual Meeting.

What constitutes a quorum, and why is a quorum required?

We need a quorum of stockholders to hold our Annual Meeting. A quorum exists when at least a majority of the outstanding shares entitled to vote at the close of business on the Record Date are represented at the Annual Meeting either in person or by proxy. As of the close of business on the Record Date, we had 521,591,943 shares of Class A common stock outstanding and entitled to vote at the Annual Meeting, meaning that 260,795,972 shares of Class A common stock must be represented at the Annual Meeting in person or by proxy to have a quorum.

Your shares will be counted towards the quorum if you vote by mail, telephone, or over the Internet or if you vote in person at the Annual Meeting. Abstentions and broker non-votes also will count towards the quorum requirement. If there is not a quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

What is the vote required for each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed
1 - Election of ten directors	Majority of the Shares Cast for the Director’s Election	No
2 – Approval, on an advisory basis, of the compensation of our named executive officers	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy at the Annual Meeting	No
3 - Approval of the Visa Inc. 2007 Equity Incentive Compensation Plan, as amended and restated	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy at the Annual Meeting	No
4 - Ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal year 2012	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy at the Annual Meeting	Yes

With respect to all Proposals, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal 1 it will have no effect on the election of directors. If you ABSTAIN from voting on Proposals 2, 3, or 4, the abstention will have the same effect as an AGAINST vote.

What happens if an incumbent director nominee does not receive a majority of the votes cast for his or her re-election?

Our Corporate Governance Guidelines require each incumbent nominee to submit an irrevocable contingent resignation letter prior to the mailing of the proxy statement for an annual meeting at which the nominee’s candidacy will be considered. If the nominee does not receive a majority of the votes cast for his or her re-election, meaning that he or she does not have more votes cast FOR than AGAINST his or her re-election, the Nominating and Corporate Governance Committee will recommend to the board of directors that it accept the nominee’s contingent resignation, unless the Committee determines that acceptance of the resignation would not be in the interest of the Company or its stockholders. The board of directors will decide whether to accept or reject the contingent resignation at its next regularly scheduled meeting, but in no event later than 120 days following certification of the election results. The board of directors’ decision and its reasons will be promptly disclosed in a periodic or current report filed with the SEC.

Who will count the votes?

Broadridge Financial Solutions, Inc. has been engaged as our independent agent to receive and tabulate stockholder votes. Broadridge will separately tabulate FOR and AGAINST votes, abstentions, and broker non-votes. We also have retained an independent inspector of election, who will certify the election results and perform any other acts required by the Delaware General Corporation Law.

What happens if the Annual Meeting is adjourned or postponed?

Your proxy will still be effective and will be voted at the rescheduled or adjourned Annual Meeting. You will still be able to change or revoke your proxy until it is voted.

Who is paying for the costs of this proxy solicitation?

We will bear the expense of soliciting proxies. We have retained Phoenix Advisory Partners to solicit proxies for a fee of $11,000 plus a reasonable amount to cover expenses. Proxies may also be solicited in person, by telephone or electronically by Visa personnel who will not receive additional compensation for such solicitation. Copies of proxy materials and the Annual Report will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

How can I find the results of the Annual Meeting?

Preliminary results will be announced at the Annual Meeting. Final results also will be published in a current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

CORPORATE GOVERNANCE

Our business, property and affairs are managed under the direction of our board of directors. Members of our board of directors are kept informed of our business through discussions with our Chairman and Chief Executive Officer, our President, our Chief Financial Officer, our General Counsel, our Chief Risk Officer, and other officers and employees, and by reviewing materials provided to them and participating in meetings of the board of directors and its committees.

Corporate Governance Changes in Fiscal Year 2011

Because our board of directors is committed to strong and effective corporate governance, it regularly monitors our corporate governance policies and practices to ensure we meet or exceed the requirements of applicable laws, regulations and rules, and the NYSE’s listing standards. During fiscal year 2011, our board made substantial changes to our corporate governance policies and practices including:

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implementing immediate declassification of our board of directors during the 2011 annual meeting, upon receipt of stockholder approval of a proposed amendment to our Certificate of Incorporation to declassify;

•	implementing a majority vote standard in uncontested elections of directors for the Annual Meeting;

•	instituting a director resignation policy in uncontested elections of directors;

•	decreasing the size of our board of directors from 17 to ten directors;

•	having a board of directors comprised of 90% independent directors;

•	adopting a Clawback Policy, which is discussed in the section of this proxy statement entitled “Executive Compensation – Compensation Discussion and Analysis;”

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adopting an Executive Severance Plan in lieu of individual employment contracts with our named executive officers, other than the Chief Executive Officer, which also is discussed in the section of this proxy statement entitled “Executive Compensation – Compensation Discussion and Analysis;”

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entering into a fixed-term employment contract with our Chief Executive Officer, which also is discussed in the section of this proxy statement entitled “Executive Compensation – Compensation Discussion and Analysis;”

•	recommending that an advisory vote on executive compensation be held annually; and

•	adopting a political contributions policy, which is discussed in the section of this proxy statement entitled “Corporate Governance – Political Contributions Policy.”

The changes made to our corporate governance policies and practices build upon our solid corporate governance structure, which is exemplified by:

•	a strong independent Lead Director who is elected annually by the board and whose duties and responsibilities are set forth in our Bylaws;

•	the charters of the board’s committees, which clearly establish the roles and responsibilities of each of the committees;

•	board committees that are comprised and chaired solely by independent directors;

•	our independent directors meeting regularly in executive session;

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a “no-hedging” policy in our insider trading policy, which prohibits all employees, including our named executive officers and our non-employee directors, from hedging the economic risk in the Visa shares they own;

•	a strong risk management program with specific responsibilities assigned to management, the board, and the board’s committees;

•	a director orientation and continuing education program;

•	our clear Code of Business Conduct and Ethics, and Code of Ethics for Senior Financial Officers;

•	our Corporate Governance Guidelines;

•	our limitation on the use of perquisites for directors and executive officers; and

•	the Compensation Committee’s engagement of an independent compensation consultant.

Additional information regarding the above aspects of our corporate governance is provided in this proxy statement in this section and the sections entitled “Board of Directors and Committees of the Board” and “Executive Compensation – Compensation Discussion and Analysis.”

Corporate Governance Guidelines

As a part of our board of directors’ commitment to sound corporate governance, our board has adopted a set of Corporate Governance Guidelines, which guides the operation of the board and its committees. The Nominating and Corporate Governance Committee reviews our Corporate Governance Guidelines at least annually and recommends any changes to our board of directors for its consideration and approval.

Our Corporate Governance Guidelines cover, among other topics:

•	director independence;

•	board structure and composition;

•	board member nomination and eligibility requirements;

•	board leadership and executive sessions;

•	limitations on other board and committee service;

•	committees of the board;

•	director responsibilities;

•	board and committee resources, including access to officers and employees;

•	director compensation;

•	director orientation and ongoing education;

•	succession planning; and

•	board and committee self evaluations.

Please see the section of this proxy statement entitled “Availability of Corporate Governance Documents” for information on how to view or obtain a copy of our Corporate Governance Guidelines.

Board Leadership Structure and Lead Director

Our board leadership structure is currently composed of a combined Chairman of the board of directors and Chief Executive Officer, an independent Lead Director, an independent Nominating and Corporate Governance Committee Chairwoman, an independent Audit and Risk Committee Chairman, and an independent Compensation Committee Chairman.

Visa Inc. has undergone a transition from a group of regional bank associations into a global public company. To lead this transition, Visa’s predecessor board in May 2007 appointed Joseph W. Saunders as Chairman and Chief Executive Officer. Our current board believes it is appropriate to continue this combined role, especially given the current economic and regulatory environment. Mr. Saunders is a payments industry veteran who previously served as the Executive Chairman of our Transition Governance Committee and who is intimately familiar with our history and business. By serving as both our Chairman and Chief Executive Officer, Mr. Saunders is able to provide strong and consistent leadership and a unified voice for the Company.

The executive Chairman position is paired with a strong independent Lead Director, who is annually elected by the board and whose duties and responsibilities are set forth in our Bylaws. John A. Swainson has served as our Lead Director since October 2007. Mr. Swainson is an experienced former public company chief executive officer, executive and director, having served as the Chief Executive Officer and President of CA, Inc. (now CA Technologies) for many years, as well as in senior executive roles at International Business Machines and as a director of Cadence Design Systems, Assurant Inc. and Broadcom Corporation. For additional information regarding Mr. Swainson’s professional experience, please see “Proposal 1 – Election of Directors.”

As our Lead Director, Mr. Swainson has the following responsibilities, among others:

•	chairing executive sessions of our non-employee directors at each regularly scheduled meeting of our board, and more often as necessary;

•	chairing meetings of our board in the absence of the Chairman and Chief Executive Officer or when it is deemed appropriate in light of the Chairman’s management role;

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providing feedback to the Chairman and Chief Executive Officer on corporate and board policies and strategies and, when requested by the board, acting as a liaison between the board and the Chief Executive Officer;

•	facilitating one-on-one communication between directors and committee chairs and the Chairman and Chief Executive Officer and other senior managers, to keep abreast of their perspectives;

•	overseeing the evaluation of the Chairman and Chief Executive Officer;

•	advising on the agenda and schedule of meetings for our board and strategic planning sessions based on input from directors; and

•	providing feedback on board materials in advance of board meetings.

Our board of directors also has three key committees: the Nominating and Corporate Governance Committee, chaired by Suzanne Nora Johnson; the Audit and Risk Committee, chaired by Robert W. Matschullat; and the Compensation Committee, chaired by William S. Shanahan. Ms. Nora Johnson, Mr. Matschullat, and Mr. Shanahan each have significant public company director experience, and have served in senior executive and leadership roles at large, multinational corporations. In addition, in their capacities as Lead Director and independent committee chairs, respectively, Mr. Swainson, Ms. Nora Johnson, Mr. Matschullat, and Mr. Shanahan have substantial responsibilities, which contribute to the board’s oversight of management and facilitate frequent and open communication among the board and the executive Chairman. The roles and responsibilities of the committee chairs and their committees, which are comprised solely of independent directors, are set forth in the committee charters and in our Corporate Governance Guidelines. These responsibilities include, among other things, evaluating the performance of and determining the compensation for the Chief Executive Officer and other members of senior management, overseeing executive succession and development planning, and overseeing the company’s risk management framework and programs, including strategic risks. For additional information regarding the committees of the board, please see the section of this proxy statement entitled “Board of Directors and Committees of the Board of Directors,” and for the biographies of the Chairpersons of each of the committees, please see “Proposal 1 – Election of Directors.”

The Nominating and Corporate Governance Committee of the board reviews our corporate governance profile and the board’s leadership structure on an annual basis, and may consider separating the Chairman and Chief Executive Officer roles in the future. In addition, in fulfilling its responsibility to plan for the eventual succession of Mr. Saunders, the Nominating and Corporate Governance Committee and the board consider the issue of whether the position of Chairman and Chief Executive Officer should be combined or separate as an important part of those discussions.

The Board of Directors’ Role in Risk Oversight

Our board of directors recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to Visa and its stockholders. While the Chairman and Chief Executive Officer, Chief Risk Officer, and other members of our senior leadership team are responsible for the day-to-day management of risk, our board of directors is responsible for ensuring that an appropriate culture of risk management exists within the Company and for setting the right “tone at the top,” overseeing our aggregate risk profile, and assisting management in addressing specific risks, such as strategic and competitive risks, financial risks, brand and reputation risks, legal risks, regulatory risks, and operational risks.

The board believes that its current leadership structure best facilitates its oversight of risk by combining independent leadership, through the Lead Director, independent board committees, and majority independent board composition, with an experienced Chairman and Chief Executive Officer who has intimate knowledge of our business, history, and the complex challenges we face. The Chairman and Chief Executive Officer’s in-depth understanding of these matters and involvement in the day-to-day management of the Company uniquely positions him to promptly identify and raise key business risks to the board, call special meetings of the board when necessary to address critical issues, and focus the board’s attention on areas of concern. The Lead Director, independent committee chairs and other directors also are experienced professionals or executives who can and do raise issues for board consideration and review, and are not hesitant to challenge management. The board believes there is a well-functioning and effective balance between the Lead Director, non-employee board members and the Chairman and Chief Executive Officer, which enhances risk oversight.

The board of directors exercises its oversight responsibility for risk both directly and through its three standing committees. Throughout the year, the board and each committee spend a portion of their time reviewing and discussing specific risk topics. The full board is kept informed of each committee’s risk oversight and related activities through regular oral reports from the committee chairs, and committee meeting minutes are available for review by all directors. Strategic, operational and competitive risks also are presented and discussed at the board’s quarterly meetings, and more often as needed. On at least an annual basis, the board conducts a review of our long-term strategic plans and the Chief Risk Officer and other members of senior management report on our top risks and the steps management has taken or will take to mitigate these risks. In addition, at each quarterly meeting, or more often as necessary, the General Counsel updates the board on material legal and regulatory matters. On a regular basis between board meetings, our Chairman and Chief Executive Officer provides written reports to the board on the critical issues we face and recent developments in each of our principal operating areas. These reports include a discussion of business risks as well as a discussion regarding enterprise risk.

The Audit and Risk Committee is responsible for reviewing our Enterprise Risk Management, or ERM, framework and programs, as well as the framework by which management discusses our risk profile and risk exposures with the full board and its committees. The Audit and Risk Committee meets regularly with our Chief Financial Officer, Chief Risk Officer, Chief Auditor, Chief Compliance Officer, independent auditor, General Counsel, and other members of senior management to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk, key operational risks, and ERM framework and programs. Other responsibilities include at least annually reviewing the implementation and effectiveness of our compliance and ethics program and our business continuity plan and test results. The Audit and Risk Committee meets regularly in separate executive session with the Chief Financial Officer, Chief Risk Officer, Chief Auditor, and independent auditor, as well as with committee members only, to facilitate a full and candid discussion of risk and other issues.

The Compensation Committee is responsible for overseeing human capital and compensation risks, including evaluating and assessing risks arising from our compensation policies and practices for all employees and ensuring executive compensation is aligned with performance. The Compensation Committee also is charged with monitoring our incentive and equity-based compensation plans, and our employee pension and benefit plans. For additional information regarding the Compensation Committee’s review of compensation-related risk, please see the section of this proxy statement entitled “Executive Compensation – Risk Assessment of the Compensation Programs.”

The Nominating and Corporate Governance Committee oversees risks related to our overall corporate governance, including board and committee composition, board size and structure, director independence, and our corporate governance profile and ratings. The Committee also is actively engaged in overseeing risks associated with succession planning for the board and management.

Independence of Directors

The NYSE’s listing standards and our Corporate Governance Guidelines require that a majority of our board of directors and every member of the Audit and Risk, Compensation, and Nominating and Corporate Governance Committees are “independent.” Our Certificate of Incorporation further requires that at least fifty-eight percent (58%) of our board of directors is independent. Under the NYSE’s listing standards, our Corporate Governance Guidelines, and our Certificate of Incorporation, no director will be considered to be independent unless and until our board of directors affirmatively determines that such director has no direct or indirect material relationship with Visa or our management. Our board of directors reviews the independence of its members annually.

Our board of directors adopted categorical director independence standards, which generally track the NYSE’s listing standards, to assist it in making its independence determinations. Our categorical director independence standards, which specify commercial or charitable relationships that will not be considered material relationships that would impair a director’s independence, are a part of our Corporate Governance Guidelines and are available on the Investor Relations section of our website, or in print free of charge to any stockholder who requests a copy in writing from our Corporate Secretary.

In October 2011, with the assistance of our legal counsel, the Nominating and Corporate Governance Committee reviewed the applicable legal and NYSE standards for independence, as well as the commercial and charitable relationships, as applicable, specified in our categorical director independence standards, and found that each of Gary P. Coughlan, Mary B. Cranston, Francisco Javier Fernandez-Carbajal, Suzanne Nora Johnson, Robert W. Matschullat, Cathy E. Minehan, David J. Pang, William S. Shanahan and John A. Swainson qualify as independent directors. Copies of the annual questionnaires completed by each of our directors and a summary of the Company’s relationships with director-affiliated entities also were made available to the Committee. Following its review, the Committee delivered a report to the full board of directors, and the board made its independence determinations based upon the report and other supporting information. As an executive officer of Visa, Mr. Saunders, our Chairman and Chief Executive Officer, does not meet the NYSE’s bright-line independence test.

In making the determination that the directors listed above are independent, the Nominating and Corporate Governance Committee and the board also considered the financial services, commercial, familial and other relationships between each director and his or her immediate family members or affiliated entities, on the one hand, and Visa and its subsidiaries, on the other hand, described below:

•

Ms. Minehan’s spouse is a managing director of the Goldman Sachs Group, Inc., or Goldman Sachs, a financial services company which, through its affiliates, in fiscal years 2008 and 2009 provided us with investment banking and certain related financial services in the ordinary course of business. No fees were paid to Goldman Sachs in fiscal years 2010 or 2011 for such services. In addition, we paid an affiliate of Goldman Sachs rent under a long-term real estate lease, which terminated in fiscal year 2011. Our board of directors has determined that the amounts paid to Goldman Sachs in each of fiscal years 2008 through 2011 were not more than the greater of $1 million or 2% of the annual consolidated gross revenue of Goldman Sachs. Our relationship with Goldman Sachs predated Ms. Minehan’s election to our board of directors, and neither she nor her husband has played any role in our dealings with Goldman Sachs. In addition, Ms. Minehan’s husband is not an executive officer of Goldman Sachs. Our board of directors has concluded that our relationship with Goldman Sachs is not a material relationship that would impede the exercise of independent judgment by Ms. Minehan.

•

Ms. Nora Johnson is a member of the board of directors of American International Group, Inc., or AIG, a holding company which, through its subsidiaries, provides insurance products to Visa, and previously issued Visa cards and used the Visa network to process Visa card payments. Neither AIG nor its subsidiaries presently issue Visa cards or use the Visa network. Our relationship with AIG predated Ms. Nora Johnson’s election to our board of directors, and she has played no role in our dealings with AIG. Our board of directors has concluded that our relationship with AIG is in the ordinary course of business and is not a material relationship that would impede the exercise of independent judgment by Ms. Nora Johnson.

•

Mr. Swainson is a member of the board of directors and a less than 1% stockholder of a small private company based in Canada that provides Internet security solutions. We have an ongoing business relationship with the private company, under which it provides certain services to us. We have paid less than U.S. $1 million for these services in the last two fiscal years. We also recently supported the private company in a project, in return for which it issued us a warrant to purchase approximately 1% of the company provided certain vesting conditions are met. At this time only 25% of the warrant has vested. Our board of directors concluded that our relationship with the private company is the ordinary course of business and is not a material relationship that would impede the exercise of independent judgment by Mr. Swainson.

•

As discussed under “Certain Relationships and Related Person Transactions,” Ms. Cranston’s daughter married one of our employees, Russell Hamilton, in September 2008. The board of directors determined that this relationship would not impede the exercise of independent judgment by Ms. Cranston.

Contributions to certain charitable organizations with which our independent directors are affiliated also were reviewed. The contributions complied with the NYSE’s and our director independence standards, and the board of directors determined that they would not represent a material relationship that would impede the exercise of independent judgment by our independent directors.

Nomination of Directors

Criteria for Nomination to the Board of Directors and Diversity

Candidates for nomination to our board of directors are selected by the Nominating and Corporate Governance Committee in accordance with the Committee’s charter, our Certificate of Incorporation and Bylaws, our Corporate Governance Guidelines, and the criteria adopted by the board regarding director candidate qualifications. The Nominating and Corporate Governance Committee will evaluate all candidates in the same manner and using the same criteria, regardless of the source of the recommendation.

Since the identification and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the board from time to time, there is not a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our Certificate of Incorporation, Bylaws, Corporate Governance Guidelines, and charters of the board’s committees. When considering nominees, the Nominating and Corporate Governance Committee may take into consideration many factors, including a candidate’s:

•	record of accomplishment in his or her chosen field;

•

depth and breadth of experience at an executive, policy-making level in business, payment systems, financial services, academia, law, government, information technology, emerging technology or other areas relevant to the Company’s activities;

•

depth and breadth of experience at an executive, policy-making level at a publicly-listed company or other organization based in a strategic non-U.S. jurisdiction in which the Company operates or seeks to operate;

•

depth and breadth of experience at an executive, policy-making level at a multinational company or other organization, with significant managerial and operational responsibilities outside of the United States;

•	experience working as the chief executive officer of a publicly-listed company;

•	experience serving as a director of a publicly-listed company based in the United States;

•	experience serving as an executive officer or director of Visa Inc. or any pre-merger Visa entity;

•	personal and professional ethics, integrity and values;

•	commitment to enhancing stockholder value;

•	commitment to engaging with all of the Company’s constituencies, including merchants, clients, consumers, stockholders, employees, policy-makers, and the communities in which the Company operates;

•	ability to exercise good judgment and provide practical insights and diverse perspectives;

•	absence of real and perceived conflicts of interest;

•	ability and willingness to devote sufficient time to become knowledgeable about the Company and to effectively carry out the duties and responsibilities of service;

•	ability to attend all or almost all board of directors’ meetings in person;

•	ability to develop a good working relationship with other members of the board of directors; and

•	ability to contribute to the board of directors’ working relationship with senior management.

In addition to the above factors, the qualification criteria adopted by the board specify that the Nominating and Corporate Governance Committee should consider the value of diversity on the board of directors in the director nominee identification and nomination process. The Committee seeks nominees with a broad diversity of experience, strategic and operational views, and philosophies. The Committee’s evaluation of director nominees also includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the board. Nominees are not discriminated against on the basis of race, color, religion, sex, ancestry, national origin, sexual orientation, disability or any other basis prescribed by law. The Committee will assess the effectiveness of this approach as part of its annual review of its charter as well as during the board of directors’ and Committee’s self-evaluation process.

When considering nominees, the Committee also may consider whether the candidate possesses the qualifications, experience and skills it considers appropriate in the context of the board of directors’ overall composition and needs. To assist it with its evaluation of the director nominees for election at the Annual Meeting, the Committee took into account the factors listed above. Under the heading “Proposal 1—Election of Directors,” we provide an overview of each nominee’s principal occupation, business experience and other directorships of publicly-traded companies, together with the key attributes, experience and skills the Committee and the board of directors believe will best serve the interests of the board of directors, the Company and our stockholders.

Stockholder Proposed Nominees

The Nominating and Corporate Governance Committee will consider director candidates who are timely proposed by our stockholders in accordance with our Bylaws and other procedures established from time to time by the Nominating and Corporate Governance Committee.

The deadline to propose candidates to be considered for nomination at the Annual Meeting has passed. To propose a candidate to be considered for nomination at our 2013 annual meeting, stockholders must deliver or mail their nomination submission and such submission must be received by our Corporate Secretary no earlier than one hundred twenty (120) days and not less than ninety (90) days prior to the date of the annual meeting to ensure adequate time for meaningful review by the Nominating and Corporate Governance Committee and board of directors. However, if we give stockholders less than one hundred (100) days’ notice or other prior public disclosure of the date of our 2013 annual meeting, we must receive stockholder nomination submissions no later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or other public disclosure was made.

Each stockholder nomination submission must include the following information:

•	a description of the nominee and the reasons for making the nomination;

•	the name and address, as they appear on our books, of the stockholder making the nomination, and the name and address of the beneficial owner, if any, on whose behalf the nomination is made;

•	the class and number of shares of common stock owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the nomination is made;

•

a description of all arrangements and understandings, whether or not in writing, between the stockholder and the nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made;

•	the name, age, business address and residential address of the nominee;

•	the class, series and number of shares of capital stock of the Company owned beneficially and of record by the nominee;

•	the written consent of the nominee to being named in the solicitation material and to serving as a director if elected;

•

a description of any negotiations, transactions or contacts during the past two years between the stockholder or its affiliates and any other person (including the identity of such other person) concerning any take-over bid, tender offer, exchange offer, merger, consolidation, business combination, recapitalization, restructuring, liquidation, dissolution, distribution, stock purchase or other extraordinary transaction involving the Company or any of its subsidiaries or the assets or securities of the Company or any of its subsidiaries;

•

a description of any negotiations, transactions or contacts during the past two years between the stockholder or its affiliates and any other person (including the identity of such other person) concerning any solicitation of proxies or consents from stockholders, any stockholder proposal, the election, removal or appointment of directors or executive officers of the Company or any of its subsidiaries, or the policies, affairs or strategy of the Company or any of its subsidiaries; and

•

such other information regarding the nominee as would be required to be included in the solicitation material, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, or the Exchange Act.

For additional information about the stockholder nominee submission process, please see our Bylaws, which are available on the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance.”

Majority Voting Standard for Director Elections and Director Resignation Policy

During fiscal year 2011, our board of directors amended our Bylaws to provide for a majority voting standard for uncontested elections of directors. This standard states that in uncontested director elections, a director nominee will be elected only if the number of votes cast FOR the nominee exceeds the number of votes cast AGAINST the nominee. To address the “holdover” director situation under the Delaware General Corporation Law pursuant to which a director remains on the board of directors until his or her successor is elected and qualified, our board of directors also amended our Corporate Governance Guidelines in fiscal year 2011 to require each incumbent nominee to submit an irrevocable contingent resignation letter prior to the mailing of the proxy statement for an annual meeting at which the nominee’s candidacy will be considered. If the nominee does not receive more votes cast FOR than AGAINST their election, our Nominating and Corporate Governance Committee will recommend to the board of directors that it accept the nominee’s contingent resignation, unless it determines that acceptance of the resignation would not be in the interest of the Company or its stockholders. The board of directors will decide whether to accept or reject the contingent resignation at its next regularly scheduled meeting, but in no event later than 120 days following certification of the election results. The board of directors’ decision and its reasons will be promptly disclosed in a periodic or current report filed with the SEC.

Board of Directors and Committee Self-Evaluations

Our board of directors and each of the Nominating and Corporate Governance, Compensation and Audit and Risk committees conduct an annual self-evaluation, which includes a qualitative assessment by each director of the performance of the board of directors and the committee or committees on which the director sits. The Nominating and Corporate Governance Committee oversees the evaluation process and reports the results to the full board of directors following the end of each year.

Code of Business Conduct and Ethics

Our board of directors has adopted a written Code of Business Conduct and Ethics that applies to all executive officers, employees and directors of the Company. Additionally, the board of directors has adopted a supplemental Code of Ethics for Senior Financial Officers, which applies to our Chief Executive Officer, Chief Financial Officer, General Counsel, and other senior financial officers, whom we refer to collectively as senior officers. These Codes require the senior officers to engage in honest and ethical conduct in performing their duties, provide guidelines for the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and provide mechanisms to report unethical conduct. Our senior officers will be held accountable for their adherence to the Codes.

A copy of each of the Codes is available on the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance.” If we amend or grant any waiver from a provision of our Codes, we will publicly disclose such amendment or waiver in accordance with and if required by applicable law, including by posting such amendment or waiver on our website at the address above or by filing a current report on Form 8-K.

Political Contributions Policy

In order to provide greater transparency to our stockholders regarding our political giving and to ensure board-level oversight of our political participation, lobbying and contributions, the Nominating and Corporate Governance Committee of our board of directors has adopted a political contributions policy. Under the policy, the Nominating and Corporate Governance Committee must pre-approve the use of corporate funds for political contributions. The policy also requires us to post an annual report of our political contributions, which is available on our website at http://www.visa.com under “Corporate Responsibility.”

The Nominating and Corporate Governance Committee will review the policy annually.

Communication with the Board of Directors

We believe that communications between our board of directors, our stockholders and other interested parties are an important part of our corporate governance. As a result, our board of directors has adopted a formal process by which stockholders or other interested persons may communicate with the board or any of its members. Stockholders and other interested parties may send communications in writing to any or all directors (including the Lead Director, the Chairman of the Board, or the non-employee directors as a group) electronically to board@visa.com or by mail c/o our Corporate Secretary, P.O. Box 8999, San Francisco, California 94128. Communications that meet the procedural and substantive requirements of the process approved by the board of directors will be delivered to the specified member of the board of directors, non-employee directors as a group or all members of the board of directors, as applicable, on a periodic basis, which generally will be in advance of or at each regularly scheduled meeting of the board of directors. Communications of a more urgent nature will be referred to the General Counsel, the Corporate Secretary, or the Head of Global Corporate Legal, who will determine whether it should be delivered more promptly. Additional information regarding the procedural and substantive requirements for communicating with our board of directors may be found on our website at http://investor.visa.com, under “Corporate Governance” and “Board of Directors.”

All communications involving accounting, internal accounting controls and auditing matters, possible violations of, or non-compliance with, applicable legal and regulatory requirements or the Codes, or retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, may be made via email to businessconduct@visa.com, through our Confidential Compliance Hotline at (888) 289-9322 within the United States or the AT&T International Toll-Free Dial codes available online at http://www/business.att.com/bt/tollfree.jsp outside of the United States, through our Confidential Online Compliance Hotline at https://visa.alertline.com, or by mail to Visa Inc., Business Conduct Office, P.O. Box 8999, San Francisco, California 94128. All such communications will be handled in accordance with our Whistleblower Policy.

The acceptance and forwarding of a communication to any director does not imply that the director owes or assumes any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by applicable law.

Availability of Corporate Governance Documents

To learn more about Visa’s corporate governance and to view our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, and the charters of each of the board of directors’ committees, please visit the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance.” Copies of these documents also are available in print free of charge by writing to our Corporate Secretary at Visa Inc., P.O. Box 8999, San Francisco, California 94128-8999.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Structure of the Board of Directors

During fiscal year 2011, our Nominating and Corporate Governance Committee and our board of directors undertook a review of the board’s size and composition and, after careful consideration, decided to reduce its overall size from 17 directors to ten directors effective from and after the day of our 2011 annual meeting. Our board of directors currently consists of ten directors, nine of whom are independent. Our Nominating and Corporate Governance Committee and our board of directors continue to consider the appropriate size and composition of the board, to determine if other changes are necessary.

At the 2011 annual meeting, our stockholders also approved amendments to our Certificate of Incorporation to declassify the board of directors immediately during the meeting. As a result, all of our directors are elected at each annual meeting of stockholders and will hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation, retirement, disqualification or removal.

Attendance at Board of Directors’, Committee and Annual Stockholders’ Meetings

Our board of directors and its committees meet throughout the year on a set schedule, hold special meetings as needed, and act by written consent from time to time. The board of directors met eleven times during fiscal year 2011. Each director attended at least 75% or more of the aggregate of: (a) the total number of meetings of the board of directors and independent directors held during fiscal year 2011, and (b) the total number of meetings held by all committees of the board of directors on which such director served during fiscal year 2011. The total number of meetings held by each committee is set forth below, under “– Committees of the Board of Directors.”

It is our policy that all members of our board of directors should endeavor to attend annual meetings of stockholders at which directors are elected. All of our directors attended the 2011 annual meeting of stockholders.

Executive Sessions of the Board of Directors

The non-employee, independent members of our board of directors and all committees of our board of directors meet in executive session without management present at each regularly scheduled in-person board and committee meeting and on an as-needed basis during telephonic and special meetings. John Swainson, our Lead Director, presides over executive sessions of the board of directors and the committee chairs, each of whom is independent, preside over executive sessions of the committees.

Committees of the Board of Directors

The current standing committees of the board of directors are the Nominating and Corporate Governance Committee, the Audit and Risk Committee, and the Compensation Committee. Each of the standing committees operates pursuant to a written charter, which is available on the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance.”

The table below provides current membership (M) and chairmanship (C) information for each standing committee.

	00000000000000000	00000000000000000	00000000000000000
Name	Audit and Risk	Nominating and Corporate Governance	Compensation

Gary P. Coughlan	M
Mary B. Cranston	M
Francisco Javier Fernandez-Carbajal	M
Robert W. Matschullat	C
Cathy E. Minehan	M
Suzanne Nora Johnson		C	M
David J. Pang		M	M
William S. Shanahan		M	C
John A. Swainson		M	M

Audit and Risk Committee and Audit and Risk Committee Financial Expert

Members:	Robert W. Matschullat (Chairperson)
Gary P. Coughlan
Mary B. Cranston
Francisco Javier Fernandez-Carbajal
Cathy E. Minehan

Number of Meetings in Fiscal Year 2011:	Nine

Independence:	The board of directors has determined that each member of the Audit and Risk Committee is independent as defined by the NYSE’s listing standards, our Certificate of Incorporation, and our categorical director independence standards. Each member of the Audit and Risk Committee is also independent within the meaning of Rule 10A-3 under the Exchange Act.

Financial Expert:	Our board of directors has unanimously determined that Robert W. Matschullat is an “audit committee financial expert” as that term is defined under the SEC’s rules.

Responsibilities:	The Committee provides assistance to our board of directors in various matters, including fulfilling its responsibilities with respect to the following:

•

Overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, our internal control over financial reporting, and the performance of our internal audit function and independent registered public accounting firm;

•	Selecting, retaining, compensating, and terminating our independent registered public accounting firm;

•	Reviewing and discussing with management the disclosures required to be included in our quarterly reports on Form 10-Q and our annual report on Form 10-K;

•	Monitoring compliance with our Code of Business Conduct and Ethics, our Code of Ethics for Senior Financial Officers, and applicable legal requirements;

•	Reviewing the implementation and effectiveness of the Company’s compliance and ethics programs;

•	Reviewing and approving or ratifying all related person transactions in accordance with the Company’s policies and procedures with respect to related person transactions;

•	Reviewing the Company’s risk management framework and programs, and internal risk management reports; and

•

Establishing procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Other Audit Committee Memberships:	No member of the Audit and Risk Committee simultaneously serves on the audit committees of more than three public companies, including Visa.

Compensation Committee

Members:	William S. Shanahan (Chairperson)
Suzanne Nora Johnson
David J. Pang
John A. Swainson

Number of Meetings in Fiscal Year 2011:	Five

Independence:	The board of directors has determined that each member of our Compensation Committee is independent as defined by the NYSE’s listing standards, our Certificate of Incorporation, and our categorical director independence standards. Each member of the Compensation Committee is also a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, as amended.

Responsibilities:	The Committee provides assistance to our board of directors in various matters, including fulfilling its responsibilities with respect to the following:

•	Establishing and reviewing the overall compensation philosophy for our executive officers;

•	Reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s and other executive officers’ compensation, including annual performance objectives;

•

Evaluating the performance of our Chief Executive Officer and other executive officers in light of the corporate goals and objectives and, based on such evaluation, determining, approving and reporting to the full board the annual compensation of our Chief Executive Officer and other executive officers, including salary, bonus, stock options and other benefits;

•	Reviewing and recommending the form and amount of compensation of our directors to the board;

•	Monitoring the Company’s incentive and equity-based compensation plans;

•	Reviewing on a periodic basis the operations of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purposes;

•

Reviewing an annual compensation-risk assessment report and considering whether the Company’s incentive compensation policies and practices contain incentives for executive officers and employees to take risks in performing their duties that are reasonably likely to have a material adverse effect on the Company;

•	Reviewing and discussing with the Company’s management the compensation disclosures required to be included in the Company’s annual filings;

•	Overseeing the Company’s submissions to a stockholder vote on executive compensation matters;

•	Reviewing the results of stockholder votes on executive compensation matters and discussing with management the appropriate communications in response to the votes; and

•	Reviewing the Company’s programs and policies related to workforce diversity and administration of executive compensation programs in a non-discriminatory manner.

Nominating and Corporate Governance Committee

Members:	Suzanne Nora Johnson (Chairperson)
David J. Pang
William S. Shanahan
John A. Swainson

Number of Meetings in Fiscal Year 2011:	Five

Independence:	The board of directors has determined that each member of the Nominating and Corporate Governance Committee is independent as defined by the NYSE’s listing standards, our Certificate of Incorporation, and our categorical director independence standards.

Responsibilities:	The Committee provides assistance to our board of directors in various matters, including fulfilling its responsibilities with respect to the following:

•	Identifying individuals qualified to become our directors and selecting, or recommending that the board of directors select, nominees for the board of directors;

•	Developing and recommending to the board of directors a set of Corporate Governance Guidelines;

•	Recommending to the board of directors categorical or other standards to use in determining director independence;

•	Reviewing the qualifications and independence of the members of the board of directors;

•

Recommending to the board of directors criteria to use in identifying individuals qualified to become our directors, including specific minimum qualifications, if any, necessary for our directors to possess;

•	Recommending changes to the board of directors as to the composition or size of the board and its committees, as well as to the board’s committee structure and committee functions;

•	Reviewing directors’ compliance with the Corporate Governance Guidelines and approving or recommending to the board of directors for approval, exceptions or other actions;

•

Reviewing any director resignations made in accordance with the director resignation policy included in the Corporate Governance Guidelines, and determining or recommending to the board of directors whether such resignations should be accepted;

•

Establishing and monitoring a process that ensures a management continuity plan is in place and reviewed at least annually with the board of directors, including policies and principles for the selection of the Chief Executive Officer and development planning for executive officers;

•	Overseeing the board of director orientation and continuing education programs;

•	Overseeing the evaluation of the board of directors and its committees; and

•	Adopting policies with respect to political contributions as the Committee deems appropriate, and reviewing and approving the Company’s political contributions as contemplated by such policies.

Compensation of Non-Employee Directors

We use a combination of cash and equity-based compensation to attract and retain non-employee directors and to compensate such directors for their service on the board of directors in an amount that is commensurate with their role and involvement. In setting director compensation, we consider the significant amount of time our directors will expend in fulfilling their duties as well as the skill level required of our board of directors. Mr. Saunders, who is also our Chief Executive Officer, does not receive additional compensation for his service as a director. The Compensation Committee, which is comprised solely of independent directors, has the primary responsibility for reviewing and considering any revisions to our director compensation program. In fiscal year 2011, the Compensation Committee undertook its annual review of the type and form of compensation paid to our non-employee directors in connection with their service on the board of directors and its committees. The Compensation Committee consulted with our human resources department and also considered the results of an independent review completed by Frederic W. Cook & Co., the Compensation Committee’s independent compensation consultant. As part of this review, Cook & Co. analyzed non-employee director compensation trends and reviewed data from companies comprising the same peer group adopted for review of our executive compensation program. Based on this review, the Compensation Committee recommended, and the board of directors approved, changes to the annual cash compensation of our non-employee directors effective as of April 1, 2011, and changes to the equity compensation of our non-employee directors effective for fiscal year 2012, in order to further align with peer group practices and recognize relative responsibilities, evolving market practice and increased time non-employee directors are required to commit to governance-related responsibilities.

Annual Retainers Paid in Cash

Each non-employee director receives an annual cash retainer for his or her service on the board of directors, as well as additional cash retainers if he or she serves as the Lead Director, on a committee or as the chair of a committee. As described above, the Compensation Committee made changes to director compensation that were effective April 1, 2011. The following table lists the various cash retainer amounts in effect during fiscal year 2011.

	Amount of Retainer (Effective April 1, 2011)	Previous Amount of Retainer (Effective Through March 31, 2011)

Annual Board Membership Retainer	$100,000	$82,000

Lead Director Retainer	$30,000	$25,000

Audit and Risk Committee Membership Retainer	$10,000	$5,000

Compensation Committee Membership Retainer	$10,000	$5,000

Nominating and Corporate Governance Committee Membership Retainer	$5,000	—

Audit and Risk Committee Chair Retainer	$25,000 (in addition to member retainer)	$25,000

Compensation Committee Chair Retainer	$20,000 (in addition to member retainer)	$20,000

Nominating and Corporate Governance Committee Chair Retainer	$15,000 (in addition to member retainer)	$15,000

All of these cash retainers are paid in quarterly installments throughout the year. In addition, directors are reimbursed for customary expenses incurred while attending board of director and committee meetings.

Equity Compensation

Each non-employee director also receives an annual stock grant. For fiscal year 2011, a grant with a value of $162,000 was awarded on November 5, 2010. Pursuant to the Compensation Committee’s review of director compensation, effective for fiscal year 2012, the value of the award was increased to $175,000. Grants made to U.S. based directors are made in the form of restricted stock and grants made to non-U.S. based directors are made in the form of restricted stock units. In each case, the shares and units vest on the first anniversary of the grant dates, but may be accelerated upon completion of service on the board of directors or in other limited circumstances.

Stock Ownership Guidelines

The board of directors’ stock ownership guidelines for our non-employee directors require that each director own shares of our common stock equal to five times the annual board membership retainer. In fiscal year 2011, the board increased the guideline from three to five times the annual board membership retainer to reinforce the importance of aligning the interests of the members of the board with the interests of our stockholders. Equity interests that count toward the satisfaction of the ownership guidelines include shares owned outright by the director, shares jointly owned, and restricted shares and restricted stock units. Directors have five years from the date they become a member of the board to attain these ownership levels. Although all directors are within this five year period, each director currently meets or exceeds the increased guidelines. We also have an insider trading policy which, among other things, prohibits directors from hedging the economic risk of their stock ownership.

Charitable Matching Gift Program

Our non-employee directors may participate in our Board Charitable Matching Gift Program. Under this program, Visa will match contributions to eligible non-profit organizations, up to a maximum of $15,000 per director per calendar year.

The following tables provide information on the total compensation of our non-employee directors during fiscal year 2011.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Change in Pension Value & Non-qualified Deferred Compensation ($)	All Other Compensation ($)		Total ($)
Hani Al-Qadi(1)	41,000	161,994	—	—	—	—		202,994
Gary Coughlan	98,500	161,994	—	—	—	10,000	(3)	270,494
Mary B. Cranston	98,500	161,994	—	—	—	17,000	(3)	277,494
Charles T. Doyle(1)	41,000	161,994	—	—	—	15,000	(3)	217,994
Francisco Javier Fernandez-Carbajal	98,500	161,994	—	—	—	—		260,494
Peter Hawkins(1)	41,000	161,994	—	—	—	—		202,994
Robert W. Matschullat	121,000	161,994	—	—	—	35,027	(3)	318,021
David I. McKay(1)	41,000	161,994	—	—	—	15,000	(3)	217,994
Cathy E. Minehan	98,500	161,994	—	—	—	15,000	(3)	275,494
Suzanne Nora Johnson	116,000	161,994	—	—	—	45,000	(3)	322,994
David J. Pang	101,000	161,994	—	—	—	15,462	(3)	278,456
Charles W. Scharf(1)	41,000	161,994	—	—	—	10,000	(4)	212,994
Segismundo Schulin-Zeuthen(1)	41,000	161,994	—	—	—	—		202,994
William S. Shanahan	118,500	161,994	—	—	—	5,000	(3)	285,494
John A. Swainson	128,500	161,994	—	—	—	15,000	(3)	305,494

(1)	The terms of each of Messrs. Al-Qadi, Doyle, Hawkins, McKay, Scharf and Schulin-Zeuthen expired on January 27, 2011, which was the date of our 2011 annual meeting of stockholders. Amounts represent the two quarterly installments of the annual board of directors’ retainer for fiscal year 2011.
(2)	Amounts represent the aggregate grant date fair value of the awards granted to each director computed in accordance with stock-based accounting rules (Financial Standards Accounting Board (“FASB”) ASC Topic 718). Assumptions used in the calculation of these amounts are included in Note 17-Share-Based Compensation to our fiscal year 2011 consolidated financial statements, which are included in our Annual Report on Form 10-K filed with the SEC on November 18, 2011. The actual full grant value of the stock award was $161,994 for each director receiving an award. As of September 30, 2011, each active non-employee director had 2,030 unvested shares of restricted stock or restricted stock units outstanding.
(3)	Amounts reflect the matching contributions we made on behalf of our directors for fiscal year 2011 pursuant to our Board Charitable Matching Gift Program and pursuant to an additional Charitable Matching Gift Program to benefit victims of the Japan Tsunami in 2011. Amounts matched on behalf of Mr. Pang exceed $15,000 due to foreign exchange rate fluctuations.
(4)	The amount represents meeting fees paid to Mr. Scharf by our subsidiary, Visa U.S.A. Inc., for his service on the Visa U.S.A. Litigation Committee. Mr. Scharf attended four meetings during fiscal year 2011. Mr. Scharf’s service on our board of directors ended on January 27, 2011, and his service on the Visa U.S.A Litigation Committee ended on July 21, 2011.

Name	Board Retainer ($)	Lead Director Retainer ($)	Audit & Risk Committee Chair/ Member Retainer ($)	Comp. Committee Chair/ Member Retainer ($)	Nominating & Corp. Governance Committee Chair Retainer ($)
Hani Al-Qadi(1)	41,000	—	—	—	—
Gary Coughlan(2)	91,000	—	7,500	—	—
Mary B. Cranston(2)	91,000	—	7,500	—	—
Charles T. Doyle(1)	41,000	—	—	—	—
Francisco Javier Fernandez-Carbajal(2)	91,000	—	7,500	—	—
Peter Hawkins(1)	41,000	—	—	—	—
Robert W. Matschullat(2)	91,000	—	30,000	—	—
David I. McKay(1)	41,000	—	—	—	—
Cathy E. Minehan(2)	91,000	—	7,500	—	—
Suzanne Nora Johnson(2)	91,000	—	—	7,500	17,500
David J. Pang(2)	91,000	—	—	7,500	2,500
Charles W. Scharf(1)	41,000	—	—	—	—
Segismundo Schulin-Zeuthen(1)	41,000	—	—	—	—
William S. Shanahan(2)	91,000	—	—	25,000	2,500
John A. Swainson(2)	91,000	27,500	—	7,500	2,500

(1)	Represents the pro-rated portion of the annual board of directors’ retainer for fiscal year 2011.
(2)	Amounts reflect the changes the Compensation Committee and the board of directors made to our director compensation program, which were effective as of April 1, 2011.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our stockholders will be asked to consider ten nominees for election to our board of directors to serve for a one year term until the 2013 annual meeting of stockholders, and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. The names of the ten nominees for director, their current positions and offices, tenure as a Visa director, and their board committee memberships are set forth in the table below. All of the nominees are current Visa directors and, with the exception of Mr. Saunders, have been determined by our board to be independent. Our Nominating and Corporate Governance Committee reviewed the qualifications of each of the nominees and recommended to our board of directors that each nominee be submitted to a vote of our stockholders at the Annual Meeting. The board unanimously approved the Committee’s recommendation at its meeting on October 18, 2011.

The board of directors expects each nominee to be able to serve if elected. If any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present board of directors to fill the vacancy. In the alternative, the proxies may vote just for the remaining nominees, leaving a vacancy that may be filled at a later date by the board of directors, or the board of directors may reduce the size of the board.

Name	Position with Visa	Age	Director Since	Committee Membership

Gary P. Coughlan	Director	67	October 2007	Audit and Risk Committee
Mary B. Cranston	Director	63	October 2007	Audit and Risk Committee
Francisco Javier Fernandez-Carbajal	Director	56	October 2007	Audit and Risk Committee
Robert W. Matschullat	Director	64	October 2007	Audit and Risk Committee (Chair and Audit Committee Financial Expert)
Cathy E. Minehan	Director	64	October 2007	Audit and Risk Committee
Suzanne Nora Johnson	Director	54	October 2007	Compensation Committee Nominating and Corporate Governance Committee (Chair)
David J. Pang	Director	68	October 2007	Compensation Committee Nominating and Corporate Governance Committee
Joseph W. Saunders	Chief Executive Officer and Chairman of the Board	66	May 2007	None
William S. Shanahan	Director	71	October 2007	Compensation Committee (Chair) Nominating and Corporate Governance Committee
John A. Swainson	Lead Independent Director	57	October 2007	Compensation Committee Nominating and Corporate Governance Committee

The following is additional information about each of the nominees as of the date of this proxy statement, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and our board of directors to determine that the nominees should serve as one of our directors.

Gary P. Coughlan was the Chief Financial Officer and Senior Vice President of Finance of Abbott Laboratories, a global, broad-based health care company, from May 1990 until his retirement in March 2001. Prior to joining Abbott Laboratories, Mr. Coughlan was employed by Kraft Foods in various financial positions, the last one being Senior Vice President and Chief Financial Officer. He also previously served as a director of The Hershey Company, Arthur J. Gallagher & Co., and General Binding Corporation. Mr. Coughlan holds a Bachelor of Arts degree in Economics from St. Mary’s College, a Masters degree in Economics from the University of California, Los Angeles and a Master of Business Administration degree from Wayne State University.

Qualifications, Experience, Key Attributes and Skills: Mr. Coughlan has more than 30 years of leadership and financial experience with U.S. publicly-traded companies, having served in senior finance roles at Abbott Laboratories and Kraft Foods and as a member of the board of directors of The Hershey Company, Arthur J. Gallagher & Co., and General Binding Corporation. While at Abbott Laboratories, Mr. Coughlan was responsible for treasury, controllership, tax, audit, corporate strategy and development, investor relations, public affairs, information technology, e-commerce, administration and purchasing, areas that are directly relevant to Visa’s operations and activities as well as to Mr. Coughlan’s service on our Audit and Risk Committee. Mr. Coughlan also has extensive experience reviewing corporate strategic risks, determining risk appetites, and overseeing processes for risk identification, avoidance and mitigation, through his prior roles as Chief Financial Officer and audit committee chairman for several major companies.

Mary B. Cranston is the Firm Senior Partner of Pillsbury Winthrop Shaw Pittman LLP, an international law firm. She was the Chair and Chief Executive Officer of Pillsbury from January 1999 until April 2006, and continued to serve as Chair of the firm until December 2006. Ms. Cranston also serves as a director of GrafTech International, Ltd., Juniper Networks, Inc., Exponent, Inc. and International Rectifier Corporation. Ms. Cranston holds an A.B. degree in Political Science from Stanford University, a Juris Doctor degree from Stanford Law School, and a Master of Arts degree in Educational Psychology from the University of California, Los Angeles.

Qualifications, Experience, Key Attributes and Skills: Through her tenure at the Pillsbury law firm, Ms. Cranston has gained a broad understanding of the business and regulation of the financial services industry as well as of the management of a global enterprise. Ms. Cranston has represented banks and financial institutions for over 30 years, and as Chief Executive Officer of the firm, she regularly met with senior executives from its banking clients, covering their concerns and issues relevant to the financial services industry. She also oversaw the opening of the firm’s offices in London, Singapore, Sydney and Hong Kong, and expanded the Tokyo office. In addition to her financial services background, Ms. Cranston has substantial expertise in complex antitrust, class action and securities law and was recognized by the National Law Journal in 2002 as one of the “100 Most Influential Lawyers in America.” As a director of four other U.S. publicly-traded companies she has regularly reviewed corporate strategies and financial and operational risks, and throughout her legal career has identified and managed legal risks for many Fortune 500 companies. Ms. Cranston’s experience and background provide her with significant insight into the legal and regulatory issues facing Visa and its clients, as well as into the challenges of operating a diverse multi-national enterprise.

Francisco Javier Fernandez-Carbajal has been a consultant for public and private investment transactions and a wealth management advisor since January 2002. From July 2000 to January 2002, Mr. Fernandez-Carbajal served as Chief Executive Officer of the Corporate Development Division of Grupo Financiero BBVA Bancomer, S.A., a Mexico-based banking and financial services company that owns BBVA Bancomer, one of Mexico’s largest banks. Prior to this role, he held other senior executive positions at Grupo Financiero Bancomer since joining in September 1991, serving as President from October 1999 to July 2000, and as Chief Financial Officer

from October 1995 to October 1999. Until August 2007, Mr. Fernandez-Carbajal also served as a member of the boards of several publicly-traded companies in Mexico, including Grupo Bimbo, S.A.B. de C.V., Grupo Gigante, S.A.B. de C.V., IXE Grupo Financiero, S.A.B. de C.V., and Grupo Lamosa, S.A.B. de C.V.; until March 2008, as a member of the board of El Puerto de Liverpool, S.A.B. de C.V.; and until August 2011, as a member of the board of Grupo Aeroportuario del Pacifico, S.A.B. de C.V. He currently serves on the boards of directors of Fomento Economico Mexicano, S.A.B. de C.V., Fresnillo, PLC, and ALFA S.A.B. de C.V. Mr. Fernandez-Carbajal holds a degree in Mechanical and Electrical Engineering from the Instituto Tecnológico y de Estudios Superiores de Monterrey and a Master of Business Administration degree from Harvard Business School.

Qualifications, Experience, Key Attributes and Skills: Mr. Fernandez-Carbajal has substantial payment systems, financial services, and leadership experience from his tenure with Grupo Financiero BBVA Bancomer, for which he served in a variety of senior executive roles, including Chief Executive Officer of the Corporate Development Division, Executive Vice President of Strategic Planning, Deputy President of Systems and Operations, Chief Information Officer, Deputy President, President and Chief Financial Officer. Mr. Fernandez-Carbajal’s background and career in the payments and financial services industry in Mexico enables him to bring global perspectives to the board and to provide relevant insights regarding Visa’s strategies, operations and management. In addition, while at BBVA Bancomer, Mr. Fernandez-Carbajal chaired the bank’s Assets and Liabilities Committee, Credit Committee, and Operational Risk Committee, which enhanced his understanding of risk management of large, complex organizations. As the Chief Financial Officer of a large publicly traded company, and through his board and committee memberships with several large companies in Mexico, Mr. Fernandez-Carbajal has accumulated extensive experience in corporate finance and accounting, financial reporting, and internal controls, which contributes to his service on our Audit and Risk Committee.

Robert W. Matschullat is a private equity investor. From March 2006 to October 2006, Mr. Matschullat served as the interim Chairman and interim Chief Executive Officer of The Clorox Company, a global consumer products company. From January 2004 through January 2005, and from January 2005 through March 2006, he served as both Chairman and Presiding Director of the Clorox board, respectively. He also served as the Vice Chairman of the board of directors and as Chief Financial Officer of The Seagram Company Limited, a global company with entertainment and beverage operations, from 1995 until 2000. Previously, he was head of worldwide investment banking at Morgan Stanley & Co. Incorporated, a securities and investment firm, from 1991 to 1995 and served on the board of directors of Morgan Stanley from 1992 to 1995 and McKesson Corporation from 2002 to 2007. Mr. Matschullat currently serves on the board of directors of The Clorox Company and The Walt Disney Company. Mr. Matschullat holds a Bachelor of Arts degree in Sociology from Stanford University and a Master of Business Administration degree from the Stanford Graduate School of Business.

Qualifications, Experience, Key Attributes and Skills: Mr. Matschullat has substantial leadership, financial services, and risk management experience, having served as the head of worldwide investment banking and a director of Morgan Stanley, the Vice Chairman and Chief Financial Officer of Seagram, and the Chairman and interim Chief Executive Officer of Clorox. While at Seagram, Mr. Matschullat was responsible for all finance, strategic planning, corporate communications, government, tax, accounting and internal auditing, mergers and acquisitions, and risk management functions. Mr. Matschullat also has served as the chair of the audit committees of Clorox and Disney and as chair of the finance committee and a member of the audit committee of McKesson, roles that enhanced his expertise in the areas of corporate finance, accounting, internal controls and procedures for financial reporting, risk management oversight, and other audit committee functions. Mr. Matschullat’s background and experience are directly relevant to his service on our board of directors and our Audit and Risk Committee, for which he serves as both committee chairman and financial expert. Mr. Matschullat also has experience managing multinational operations from his tenure at Morgan Stanley, which operates in over 35 countries around the world, as well as Seagram and Clorox, which operates in over 23 countries.

Cathy E. Minehan has served as the Dean of the School of Management of Simmons College, a private university, since August 2011. Ms. Minehan retired from the Federal Reserve Bank of Boston in July 2007, after serving 39 years with the Federal Reserve System. From July 1994 until her retirement, she was the President and Chief Executive Officer of the Federal Reserve Bank of Boston and served on the Federal Open Market Committee, the body responsible for U.S. monetary policy. She also was the First Vice President and Chief Operating Officer of the Bank from July 1991 to July 1994. Ms. Minehan has served as Managing Director of Arlington Advisory Partners, an advisory services firm, since July 2007 and as a director of Becton, Dickinson and Company, Massachusetts Mutual Life Insurance Company (MassMutual), MITRE Corporation, and several not-for-profit organizations. Ms. Minehan holds a Bachelor of Arts degree in Political Science from the University of Rochester and a Master of Business Administration degree from New York University.

Qualifications, Experience, Key Attributes and Skills: Ms. Minehan has extensive payment systems, financial services, risk management, leadership, and financial and economic policy-making experience from her long tenure with the Federal Reserve System. She has served as the President and Chief Executive Officer, as well as the First Vice President and Chief Operating Officer, of the Federal Reserve Bank of Boston, and as Senior Vice President of the Funds, Securities and Accounts Group of the Federal Reserve Bank of New York. While at the Federal Reserve Bank of Boston, she chaired the Financial Services Policy Committee, which oversees the activities of the Federal Reserve Banks’ product and function offices in providing $1 billion in financial services to U.S. financial organizations. She also was a member of the Payment System Policy Advisory Committee, a committee of Governors and Reserve Bank Presidents that considers issues related to systemic risk in national and international payment systems and advises Reserve Bank officials on public policy issues in the nation’s retail payment system. As President and Chief Executive Officer of the Federal Reserve Bank of Boston, she oversaw the Bank’s Enterprise Risk Management (ERM) process and, as Chair of the Conference of Reserve Bank Presidents, oversaw ERM discussions among all of the Reserve Banks. She also was a participant in regulatory oversight of risk management systems at large financial institutions in New England. Ms. Minehan has remained current on risk management issues and best practices for audit committees and boards through her service on the audit committees of Becton, Dickinson and MassMutual, experience which is directly relevant to her board and Audit and Risk Committee service at Visa.

Suzanne Nora Johnson served as the Vice Chairman of The Goldman Sachs Group, Inc., a bank holding company and a global investment banking, securities and investment management firm, from November 2004 until her retirement in January 2007. Prior to this position, she served in various leadership roles since joining Goldman Sachs in 1985, including Chair of the Global Markets Institute, head of the Global Investment Research Division, and head of the Global Healthcare Business. She also founded the firm’s Latin American business. Ms. Nora Johnson currently serves as a director of the American International Group, Inc., Intuit Inc., Pfizer Inc., and as a member of the board of several not-for-profit organizations. Ms. Nora Johnson holds a Bachelor of Arts degree in Economics, Philosophy/Religion and Political Science from the University of Southern California and a Juris Doctor degree from Harvard Law School.

Qualifications, Experience, Key Attributes and Skills: Ms. Nora Johnson has extensive financial services, international and executive leadership experience from her 21 year tenure at Goldman Sachs. As Vice Chairman of the firm, as well as in her prior roles as Chair of the Global Markets Institute, head of the Global Investment Research Division, and head of the Global Healthcare Business, Ms. Nora Johnson gained expertise in strategic and financial planning, risk oversight, and multinational operations, which enables her to provide sound guidance and insight regarding Visa’s strategies and management. Ms. Nora Johnson also has significant financial experience from her work in investment banking and investment research, including a thorough understanding of financial statements, corporate finance, accounting and capital markets. Prior to joining Goldman Sachs, Ms. Nora Johnson clerked for the United States Court of Appeals for the Fourth Circuit and practiced transactional and banking law at a pre-eminent national law firm, a background that provides her with critical insight on the laws and regulations that impact Visa. Ms. Nora Johnson’s board and committee service for Pfizer, American International Group, and Intuit similarly contribute to her strong understanding of corporate governance and the best practices of publicly-traded company boards, which facilitate her role as Chair of our Nominating and Corporate Governance Committee.

David J. Pang currently serves as Chief Executive Officer of Kerry Group Kuok Foundation Limited, a charitable organization, and as Chairman of the board of directors of SCMP Group Limited, a diversified media company whose publications include the South China Morning Post. Dr. Pang has been an adjunct Professor in the Faculty of Business Administration of The Chinese University of Hong Kong since 2002 and the Faculty of Business of City University of Hong Kong since 2004. He served as Chief Executive Officer of the Airport Authority of Hong Kong, a statutory body in Hong Kong, from January 2001 to February 2007, and as the Corporate Vice President of E.I. DuPont de Nemours and Company, a global science and technology company, and the Chairman of DuPont Greater China from 1995 to 2000. He holds a Masters degree in Engineering from the University of Rhode Island and a Ph.D. in Engineering from the University of Kentucky.

Qualifications, Experience, Key Attributes and Skills: Dr. Pang has significant leadership, strategic planning and operational experience in a diverse range of disciplines and businesses, and a long record of achievement as a senior executive for multinational corporations and organizations operating in the United States, Asia and elsewhere. As the Chief Executive Officer of the Airport Authority of Hong Kong, he substantially improved the financial and operational performance of the Hong Kong Airport, and played a leading role in its long-term commercial growth and development. The Airport was named the world’s best airport for five consecutive years during his tenure. Dr. Pang also enjoyed a successful career with E.I. DuPont, where he was Corporate Vice President in charge of DuPont’s worldwide nonwovens business and Chairman of DuPont Greater China. While at DuPont, Dr. Pang held a number of progressively senior positions across various DuPont businesses, with management responsibilities spanning Asia Pacific, North America, Europe, the Middle East, and South America. Dr. Pang also has taught and lectured on business and engineering at universities in North America and Asia. Dr. Pang’s demonstrated leadership ability and broad international business and academic experience enhance the board’s diversity of knowledge and perspectives, and contribute to the board’s understanding of the global markets in which Visa operates.

Joseph W. Saunders was named Chairman of the board and Chief Executive Officer of Visa Inc. upon its formation in May 2007. Prior to this role, Mr. Saunders was President and Chief Executive Officer of Providian Financial Corporation from November 2001, and Chairman of the board of directors from May 2002, until Washington Mutual’s acquisition of Providian in 2005. Following the acquisition Mr. Saunders agreed to remain with Washington Mutual as President of Card Services, for a transitional period from October 2005 to February 2007. Washington Mutual filed for Chapter 11 voluntary bankruptcy in September 2008. From 1997 until 2001, Mr. Saunders served as Chairman and Chief Executive Officer of Fleet Credit Card Services at FleetBoston Financial Corporation. Prior to joining FleetBoston, Mr. Saunders spent 12 years at Household International, Inc., where he held various senior roles including Chief Executive of Card Services and head of the private label credit card business. Mr. Saunders also was a member of the Visa U.S.A. board of directors from October 2002 to February 2007, a member of the Visa International Service Association board of directors from October 2005 to February 2007, and the Executive Chairman of Visa International’s Transition Governance Committee until the formation of Visa Inc. in May 2007. From 1993 to 1997, while Mr. Saunders was at Household International, Mr. Saunders served as a member of the boards of MasterCard International Inc. and MasterCard U.S.A., and was elected Chairman of MasterCard International’s board in 1996. He also served as a director of NewStar Financial, Inc. from December 2006 to October 2007. Mr. Saunders holds a Bachelor of Science degree in Business Administration and a Master of Business Administration degree, both from the University of Denver.

Qualifications, Experience, Key Attributes and Skills: Mr. Saunders is an industry veteran who has more than 30 years of payment systems, financial services, leadership, and international experience, as well as comprehensive knowledge of our Company and its operations. Mr. Saunders has had the benefit of viewing Visa from many perspectives, both as a former customer and board member and as our current Chief Executive Officer and Chairman. As the prior Chairman of Visa’s Transition Governance Committee and as our Chief Executive Officer, Mr. Saunders led the Company through its merger and transition from a group of regional operating companies into a global, integrated public enterprise. Mr. Saunders is responsible for managing all facets of Visa’s domestic and international businesses, a role that provides him with critical insight into our operations and the challenges and opportunities we face. In addition, in his prior senior executive roles with

Washington Mutual, Providian, Fleet Credit Card Services, and Household International, as well as his board service with MasterCard, Mr. Saunders gained extensive experience in the payment card and financial services industry and in executive management. This experience, coupled with his in-depth knowledge of our Company, contributes to Mr. Saunders’ effective leadership of our board of directors and facilitates the board’s oversight of risk, strategic and financial planning, and other critical management functions.

William S. Shanahan was the President of Colgate-Palmolive Company, a global consumer products company, from 1992 to September 2005. Previously, he served as Colgate-Palmolive’s Chief Operating Officer, a position he held from 1989 until his appointment as President in 1992. While at Colgate-Palmolive, Mr. Shanahan worked in senior management positions for a number of Colgate-Palmolive’s foreign subsidiaries, and from 1978 to 1980 was the Chief Executive Officer of Helena Rubinstein, Inc., a global cosmetics company (then a Colgate subsidiary). From 1980 to 1981 Mr. Shanahan ran Colgate Palmolive’s Latin American division and from 1982 to 1984 he was the Group Vice President of Europe and Africa. Mr. Shanahan also has served on the board of directors of several publicly-traded companies, including Diageo plc. from 1999 to 2009 and Life Technologies, Inc. from 2008 to 2010. Mr. Shanahan currently serves on the board of directors of Central European Distribution Corporation, an international alcoholic beverage company, and is a Management Advisor to ValueAct Capital LLC, a privately owned hedge fund based in San Francisco. Mr. Shanahan holds a Bachelor of Arts degree from Dartmouth College and has done graduate studies in Japan and the Philippines.

Qualifications, Experience, Key Attributes and Skills: Mr. Shanahan has significant leadership, operational and international experience from his long tenure as a senior executive and director of large, multinational corporations. For almost 40 years, Mr. Shanahan served in positions of increasing responsibility at Colgate-Palmolive, most recently as its President from 1992 until his retirement in September 2005, and as its Chief Operating Officer from 1989 to 1992. While serving as President, Mr. Shanahan was responsible for all of Colgate Palmolive’s operating divisions worldwide, including its businesses in Latin America, Europe, Africa, Central Europe and Russia, the United States, Canada, the Caribbean, Asia Pacific, and the South Pacific. He also was responsible for global manufacturing, research and development, global marketing, global sales, information technology, and global diversity. Previously, Mr. Shanahan served in leadership positions with several foreign and domestic Colgate-Palmolive subsidiaries, including as the Chief Executive Officer of Helena Rubinstein, a subsidiary with global operations. In addition, Mr. Shanahan has been a director of several large, publicly-traded international companies, including Diageo plc, Life Technologies, Inc., and prior to 2005, The Mead Corporation, The Molson Companies Limited, and Duracell International, Inc. Mr. Shanahan’s many senior executive and global roles provide him with a unique perspective regarding Visa’s worldwide operations and strategies, as well as regarding corporate performance, leadership development, and best practices and processes for complex organizations.

John A. Swainson has served as a Senior Advisor to Silver Lake Partners, a global private investment firm, since June 2010. Mr. Swainson was the Chief Executive Officer of CA, Inc. (now CA Technologies), an information technology management software company, from February 2005 to December 2009 and was President and a director of CA, Inc. from November 2004 to December 2009. Prior to his joining CA, Inc., from July 2004 to November 2004, Mr. Swainson was the Vice President of Worldwide Sales for the Software Group of International Business Machines Corporation (IBM), a globally integrated technology company. From 1997 to 2004, Mr. Swainson was General Manager of the Application Integration Middleware division of IBM. He also served as a director of Visa U.S.A. from April 2006 to October 2007, and currently serves as a director of Cadence Design Systems, Assurant Inc. and Broadcom Corporation. Mr. Swainson holds a Bachelor of Applied Science degree in Engineering from the University of British Columbia.

Qualifications, Experience, Key Attributes and Skills: Mr. Swainson has significant experience in the information technology industry, as well as in executive management, international operations, strategy, sales and marketing, from his tenure at CA and IBM. As the Chief Executive Officer of CA, Mr. Swainson oversaw the strategic direction and day to day operations of the company, which is a multinational enterprise serving clients around the globe. He also spent 26 years as a senior executive at IBM, including as Vice President of Worldwide

Software Sales, where he oversaw sales for all IBM software products globally. Prior to that he served as the General Manager of the Application Integration and Middleware Division, IBM’s largest software division, where he and his team developed, marketed and launched highly successful middleware products. Mr. Swainson’s experience enables him to provide valuable insight into Visa’s product and growth strategies and other key aspects of the Company’s day to day business and management. In addition, Mr. Swainson’s board and committee service for Cadence Design Systems Inc., Assurant Inc. and Broadcom Corporation broadens his exposure to new technologies, and provides him with relevant expertise in the corporate governance of U.S. publicly-traded companies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL

NOMINEES TO SERVE AS DIRECTORS.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

The Audit and Risk Committee of the board of directors has adopted a written Statement of Policy with Respect to Related Party Transactions, or the Policy, governing any transaction, arrangement or relationship between the Company and any Related Party where the aggregate amount will or may be expected to exceed $120,000 and any Related Party had, has or will have a direct or indirect material interest. Under the Policy, the Audit and Risk Committee or its management delegate shall review Related Party Transactions and may approve or ratify them only if it is determined that they are in, or not inconsistent with, the best interests of the Company and its stockholders. When reviewing a Related Party Transaction, the Audit and Risk Committee or management delegate may take into consideration all of the relevant facts and circumstances available to it, including (if applicable), but not limited to: (i) the material terms and conditions of the transaction or transactions; (ii) the Related Party’s relationship to Visa; (iii) the Related Party’s interest in the transaction, including their position or relationship with, or ownership of, any entity that is a party to or has an interest in the transaction; (iv) the approximate dollar value of the transaction; (v) the availability from other sources of comparable products or services; and (vi) an assessment of whether the transaction is on terms that are comparable to the terms available to us from an unrelated third party. Related Party Transactions that are approved or ratified by the management delegate must be reported to the Audit and Risk Committee at its next regularly scheduled meeting.

In the event we become aware of a Related Party Transaction that was not previously approved or ratified under the Policy, the Audit and Risk Committee or management delegate shall evaluate all options available, including ratification, revision or termination of the Related Party Transaction. The Policy is intended to augment and work in conjunction with our other policies having code of conduct and/or conflict of interest provisions, including our Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers.

We engage in transactions, arrangements and relationships with many other entities, including financial institutions and professional organizations, in the ordinary course of our business. Some of our directors, executive officers, greater than five percent stockholders and their immediate family members, each a Related Party, may be directors, officers, partners, employees or stockholders of these entities. We carry out transactions with these entities on customary terms, and, in many instances, our directors and executive officers may not be aware of them. To our knowledge, since the beginning of fiscal year 2011, no Related Party has had a material interest in any of our business transactions or relationships other than as described below.

Texas Independent Bancshares Inc.

Texas Independent Bancshares, Inc. is a non-equity member of our subsidiary, Visa U.S.A. Inc. Charles T. Doyle, who was a Regional Director of the Company from our U.S.A. region until January 27, 2011, is the Chairman of the Board, Chief Executive Officer and a major stockholder of Texas Independent Bancshares. In October 2004, Texas Independent Bancshares was named as a defendant in litigation involving Visa U.S.A. and certain of its members known as In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, which we refer to as the interchange litigation. Texas Independent Bancshares is also a party to a joint defense agreement relating to the interchange litigation. Pursuant to a Visa U.S.A. board of directors’ resolution dated April 18, 2007, which was approved by a majority of the independent directors of Visa U.S.A., Visa U.S.A. reimburses Texas Independent Bancshares for reasonable costs and expenses incurred in defending itself in the interchange litigation and as a participant in the joint defense agreement. In the board resolution, the Visa U.S.A. board of directors noted its belief that Texas Independent Bancshares would not have been named as a defendant in the interchange litigation absent Mr. Doyle’s being a member of the Visa U.S.A. board of directors at the time. Visa U.S.A. has reimbursed Texas Independent Bancshares approximately $123,223 for such expenses since the beginning of fiscal year 2011. This agreement was entered into prior to the adoption of the Policy, but was subsequently ratified by the Audit and Risk Committee of our board of directors, which found that it is in, or not inconsistent with, the best interests of the Company and its stockholders.

Relationship with a Visa U.S.A. Employee

Mary B. Cranston, an independent member of our board of directors, is related to an employee of our subsidiary, Visa U.S.A. Inc. Ms. Cranston’s daughter married a Visa U.S.A employee, Russell Hamilton, in September 2008, after Ms. Cranston joined our board. While Mr. Hamilton is not an executive officer of the Company, his compensation is approximately $250,000 per year. Accordingly, Mr. Hamilton is both a Related Party and his employment is a Related Party Transaction for purposes of the Company’s Statement of Policy with Respect to Related Party Transactions. Both the Audit and Risk Committee, with Ms. Cranston abstaining, and the Nominating and Corporate Governance Committee previously reviewed the circumstances surrounding Mr. Hamilton’s employment and his relationship to Ms. Cranston and concluded that they are not material. Accordingly, the Audit and Risk Committee, with Ms. Cranston abstaining, approved Mr. Hamilton’s continued employment and compensation, and the Nominating and Corporate Governance Committee and the board determined that the relationship would not impede the exercise of independent judgment by Ms.  Cranston.

BENEFICIAL OWNERSHIP OF EQUITY SECURITIES

The following tables set forth information known to Visa with respect to beneficial ownership of our common stock as of November 30, 2011 by:

•	each holder of 5% or greater of our common stock;

•	our named executive officers;

•	our non-employee directors; and

•	all executive officers and directors as a group.

Except where otherwise indicated, we believe that the stockholders named in the tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

The tables assume that the total number of shares of each class of common stock outstanding as of November 30, 2011 is as follows:

Class A common stock	522,649,174
Class B common stock	245,513,385
Class C common stock	45,620,867

Five Percent Stockholders

Name and Address of Beneficial Owner	Class of Common Stock	Shares Owned	Percentage of Class (%)

FMR LLC(1) 82 Devonshire Street Boston, Massachusetts 02109	Class A	39,147,036	7.5

(1)	Based on a Schedule 13G/A filed on February 14, 2011, as of December 31, 2010: (i) FMR LLC reported beneficial ownership of 39,147,036 shares, sole voting power as to 2,907,898 of the shares, and sole dispositive power as to 39,147,036 of the shares, (ii) Fidelity Management & Research Company, or Fidelity, reported beneficial ownership of 36,169,010 shares, and Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, each has sole dispositive power as to 36,169,010 of the shares, (iii) Strategic Advisers, Inc., through FMR LLC, reported beneficial ownership of 6,080 of the shares, (iv) Pyramis Global Advisors, LLC, or PGALLC, reported beneficial ownership of 301,750 of the shares, and Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole voting and dispositive power as to 301,750 of the shares, (v) Pyramis Global Advisors Trust Company, or PGATC, reported beneficial ownership of 748,164 of the shares, and Edward C. Johnson 3d and FMR LLC, through its control of PGATC, has sole voting power as to 732,804 of the shares and sole dispositive power as to 748,164 of the shares, and (vi) FIL Limited, or FIL, which is a separate and independent corporate entity from FMR LLC, reported beneficial ownership of 1,922,032 of the shares, indicating that partnerships controlled by members of the family of Edward C. Johnson 3d, Chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 39% of the total votes which may be cast by all holders of FIL voting stock.

Management and Directors

The address of each director and executive officer is c/o Visa Inc., P.O. Box 8999, San Francisco, California 94128-8999.

Name of Beneficial Owner	Class of Common Stock		Shares Owned (#)		Shares Issuable Pursuant to Options Exercisable Within 60 days of November 30, 2011 (#)		Total of Shares Beneficially Owned		Percentage of Class (%)

Named Executive Officers:
Joseph W. Saunders	Class A		166,167	(1)	967,303		1,133,470		*
John M. Partridge	Class A		60,616	(2)	507,529		568,145		*
Byron H. Pollitt	Class A		54,118	(3)	319,691		373,809		*
Joshua R. Floum	Class A		41,570		198,794		240,364		*
William M. Sheedy	Class A		33,193		147,872		181,065		*

Non-Employee Directors:
Hani Al-Qadi(4)	Class C		0	(5)	0		0		*
Gary P. Coughlan	Class A		16,594	(6)	0		16,594		*
Mary B. Cranston	Class A		12,594	(7)	0		12,594		*
Charles T. Doyle(4)	Class B	(8)	2,438	(5)(9)	0		2,438		*
Charles T. Doyle(4)	Class C		18,000	(5)	0		18,000		*
Francisco Javier Fernandez- Carbajal	Class A		40,565		0		40,565		*
Peter Hawkins(4)	Class A		17,205		0		17,205		*
Robert W. Matschullat	Class A		12,253		0		12,253		*
David I. McKay(4)	Class A		13,705		0		13,705		*
Cathy E. Minehan	Class A		29,094	(10)	0		29,094		*
Suzanne Nora Johnson	Class A		22,594		0		22,594		*
David J. Pang	Class A		10,705		0		10,705		*
Charles W. Scharf(4)	Class C		10,705	(5)	0		10,705		*
Segismundo Schulin-Zeuthen(4)	Class A		9,865		0		9,865		*
William S. Shanahan	Class A		72,594	(11)	0		72,594		*
John A. Swainson	Class A		14,594		0		14,594		*

All Directors and Executive Officers, as a Group (25 persons)	Class A		708,932	(12)	2,540,339	(12)	3,249,271	(12)	*

All Directors and Executive Officers, as a Group	Class B	(8)	2,438		0		2,438		*

All Directors and Executive Officers, as a Group	Class C		28,705		0		28,705		*

*	Represents less than 1 percent.
(1)	Includes 375 shares of Class A common stock held by Mr. Saunders’ son. Also includes 66,081 shares of Class A common stock held by the Joseph W. and Sharon P. Saunders Trust dated 03/21/2000 of which Mr. Saunders and his wife are the sole trustees and beneficiaries and of which Mr. Saunders exercises shared voting and investment power and 25,000 shares held by the Saunders Family Charitable Fund of which Mr. Saunders exercises dispositive power.
(2)	Includes 3,540 shares of Class A common stock held in trusts for the benefit of Mr. Partridge’s children.
(3)	Includes 40,298 shares of Class A common stock held by the Pollitt Family Trust of which Mr. Pollitt and his wife are the sole trustees and of which Mr. Pollitt exercises shared voting and investment power.

(4)	The terms of each of Messrs. Al-Qadi, Doyle, Hawkins, McKay, Scharf and Schulin-Zeuthen expired on January 27, 2011, which was the date of our 2011 annual meeting.
(5)	Except in special circumstances, holders of Class B and Class C common stock do not have voting rights.
(6)	Includes 3,000 shares of Class A common stock held by the Gary P. Coughlan 1991 Trust of which Mr. Coughlan is the sole trustee and beneficiary.
(7)	Includes 8,675 shares of Class A common stock held by the Mary B. Cranston Trust of which Ms. Cranston is the sole trustee and beneficiary.
(8)	The total number of shares of Class B common stock outstanding and the percentage ownership calculation of Class B common stock excludes 123,525,417 shares of Class B common stock held as treasury shares by our subsidiary, Visa U.S.A. Inc.
(9)	Represents shares of Class B common stock held by Texas First Bank. Texas First Bank is a wholly-owned subsidiary of Texas Independent Bancshares, Inc., of which Mr. Doyle is Chairman of the Board, Chief Executive Officer and a major stockholder. Mr. Doyle disclaims beneficial ownership of the shares held by Texas First Bank.
(10)	Includes 9,000 shares of Class A common stock held by Ms. Minehan’s husband and 4,000 shares held in trusts for the benefit of Ms. Minehan’s children and step-children. Ms. Minehan disclaims beneficial ownership of the shares held by her husband, her children and her step-children.
(11)	Includes 60,000 shares of Class A common stock held in the William Shanahan Revocable Trust of which Mr. Shanahan is the sole trustee and beneficiary.
(12)	Includes 80,906 shares of Class A common stock and 399,150 shares of Class A common stock subject to options exercisable within 60 days of November 30, 2011 held by four additional executive officers.

EXECUTIVE OFFICERS

Biographical data for each of our current executive officers is set forth below, excluding Mr. Saunders’ biography, which is included under the heading “Proposal 1 – Election of Directors” above.

Name	Age	Title

Joseph W. Saunders	66	Chief Executive Officer
John M. Partridge	62	President
Byron H. Pollitt	60	Chief Financial Officer
Joshua R. Floum	53	General Counsel
Ellen Richey	62	Chief Enterprise Risk Officer
William M. Sheedy	44	Group President – Americas
Elizabeth Buse	50	Group President – APCEMEA
Antonio Lucio	52	Global Head of Strategy and Corporate Development and Chief Marketing Officer
Oliver Jenkyn	38	Group Executive – North America

John M. Partridge was appointed as President of Visa Inc. in October 2009. From October 2007 until October 2009, Mr. Partridge was the Chief Operating Officer of Visa Inc. He joined Visa U.S.A. in October 1999 and served as President and Chief Executive Officer of Inovant, the company that owns and operates VisaNet, from November 2000 until October 2007. From 1998 until joining Visa, Mr. Partridge served as Senior Vice President and Chief Information Officer of Unum Provident Corp., a disability insurance company, where he led a corporate restructuring initiative and had direct responsibility for technology and operations. From 1989 to 1998, Mr. Partridge was Executive Vice President for Credicorp Inc., where he was responsible for consumer banking, technology and operations. Prior to joining Credicorp Inc., Mr. Partridge held various management positions with Wells Fargo Bank. He currently serves as a member of the board of directors of CIGNA Corporation. Mr. Partridge holds a Bachelor of Science degree in Economics from the University of California, Berkeley.

Byron H. Pollitt was appointed as Chief Financial Officer of Visa Inc. in October 2007. Prior to joining Visa, he was the Executive Vice President and Chief Financial Officer at the Gap Inc., a global specialty retailer, from January 2003 until September 2007. From 1990 until January 2003, Mr. Pollitt worked at The Walt Disney Company, a diversified worldwide entertainment company, including most recently as the Executive Vice President and Chief Financial Officer of Walt Disney Parks and Resorts. Mr. Pollitt holds a Bachelor of Science degree in Business Economics from the University of California, Riverside and a Master of Business Administration degree from Harvard Business School.

Joshua R. Floum was appointed as General Counsel of Visa Inc. in October 2007. Previously, he served as Executive Vice President, General Counsel and Secretary of Visa U.S.A. from January 2004 until October 2007, and served as Corporate Secretary of Visa Inc. from October 2007 until July 2010. Prior to joining Visa U.S.A., Mr. Floum was a partner in the law firms of Holme, Roberts & Owen LLP from 2001 to 2004, Legal Strategies Group from 1996 to 2001, and Heller Ehrman White & McAuliffe LLP from 1985 to 1996. Mr. Floum holds a Bachelor of Arts degree in Economics and Political Science from the University of California, Berkeley and a Juris Doctor from Harvard Law School.

Ellen Richey was appointed as Chief Enterprise Risk Officer of Visa Inc. in October 2007. Prior to joining Visa, Ms. Richey was the Senior Vice President of Enterprise Risk Management and Executive Vice President of Card Services at Washington Mutual Inc., a financial institution, from October 2005 until June 2006. From October 1999 until October 2005, she served as Vice Chairman of Providian Financial Corporation, until its acquisition by Washington Mutual. At Providian, Ms. Richey also served as the Vice Chairman, Enterprise Risk Management and Chief Legal Officer from 2003 to 2005, General Counsel from 1999 to 2003, Chief Enterprise Risk Officer from 2004 to 2005 and Corporate Secretary from 1999 to 2005. Ms. Richey holds a Bachelor of Arts degree in Linguistics and Far Eastern Languages from Harvard University and a Juris Doctor from Stanford Law School.

William M. Sheedy was appointed Group President – Americas of Visa Inc. in March 2011. Prior to this role, he served as Group Executive – Americas of Visa Inc. from October 2009 to March 2011, as Group President of the North America region of Visa Inc. from July 2009 to October 2009, as President of the North America region of Visa Inc. from September 2008 to July 2009, and as the Global Head of Corporate Strategy and Business Development of Visa Inc. from October 2007 to September 2008. He also served as the Executive Vice President of Finance and Accounting of Visa Inc., acting in the capacity of principal financial officer, from June 2007 until the completion of Visa’s reorganization in October 2007. Previously, he was the Executive Vice President of Interchange Strategy and Corporate Restructuring Initiatives at Visa U.S.A., and in November 2006 assumed responsibility for all financial-related matters associated with the reorganization. From 1990 until joining Visa U.S.A. in 1993, he was employed as a Senior Financial Manager in Corporate Finance at Ford Motor Company’s First Nationwide Bank. Mr. Sheedy holds a Bachelor of Science degree in Finance from West Virginia University and a Master of Business Administration degree from the University of Notre Dame.

Elizabeth Buse was appointed Group President – APCEMEA in March 2011. Prior to that she served as Group Executive – International of Visa Inc. from March 2010 to March 2011, and as Global Head of Product of Visa Inc. from October 2007 to March 2010. Previously, Ms. Buse was the Executive Vice President of Product Development and Management for Visa U.S.A. Inc. from January 2002 until October 2007, where she was responsible for the product development cycle, including research, product innovation, new product development and product deployment, and for managing Visa U.S.A.’s consumer, small business and commercial products. Prior to joining Visa U.S.A. in 1998, she served as Vice President of strategic initiatives for the Electronic Funds Division of First Data Corporation, from 1996 to 1998. She is a member of the board of directors of Monitise plc and Artio Global Investors, Inc., a registered investment adviser. Ms. Buse holds a Bachelor of Arts degree in Spanish Linguistics from the University of California, Los Angeles and a Master of Business Administration degree from the Haas School of Business at the University of California, Berkeley.

Antonio Lucio was appointed Global Head of Strategy and Corporate Development in March 2011. Mr. Lucio also has served as the Chief Marketing Officer of Visa Inc. since February 2008. Prior to joining Visa Inc. in December 2007, Mr. Lucio was the Chief Innovation and Health and Wellness Officer for PepsiCo Inc. from 2005 until December 2007, the Senior Vice President and Chief Marketing Officer of PepsiCo Beverages International from 2000 to 2004, and the Vice President of Marketing Operations of PepsiCo International from 1999 to 2000. He was also the Vice President of Marketing for South America and the Caribbean for PepsiCo from 1996 to 1999 and the General Manager Designate of Pepsi-Cola North America from 1995 to 1996. Prior to joining PepsiCo, Mr. Lucio was the Director of Marketing at Kraft General Foods from 1985 to 1995. Mr. Lucio holds a Bachelor of Arts degree in History from Louisiana State University.

Oliver Jenkyn joined Visa Inc. as Global Head of Strategy and Corporate Development in September 2009 and became Group Executive – North America in March 2011. Previously, from 2002 until August 2009, Mr. Jenkyn was a Partner with McKinsey & Company in London, New York, and San Francisco, and a leader in the firm’s North American Retail Banking Practice and Global Payments Practice. Mr. Jenkyn’s role at McKinsey also included extensive global experience across the financial services industry with a specialization in card payments (issuing, acquiring, processing), ACH, check processing and cash management. Prior to joining McKinsey & Company, Mr. Jenkyn worked at Bain & Company based out of London. Mr. Jenkyn holds a Bachelor of Arts degree in Economics from McGill University, and two Masters degrees in Business and Finance from Harvard University and Queen’s University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our executive compensation philosophy and programs, compensation decisions made under those programs, and factors considered in making these decisions. This section focuses on the compensation of our named executive officers for fiscal year 2011, who were our:

•	Chairman and Chief Executive Officer, Joseph W. Saunders;

•	Chief Financial Officer, Byron H. Pollitt;

•	President, John M. Partridge;

•	General Counsel, Joshua R. Floum; and

•	Group President – Americas, William M. Sheedy.

Executive Summary

Compensation Philosophy

The key principle of our philosophy is pay for performance. Several of our compensation programs, therefore, are intended to align our named executive officers’ interests with those of our stockholders by rewarding performance that meets or exceeds the goals the Compensation Committee established with the objective of increasing stockholder value. In line with our pay for performance philosophy, the total compensation received by our named executive officers will vary based on individual and corporate performance measured against annual and long-term performance goals. Our named executive officers’ compensation is comprised of a mix of base salary, annual incentive compensation, and long-term incentive awards.

Fiscal Year 2011 Financial Highlights

Visa delivered strong financial results for fiscal year 2011. The following table summarizes key financial results for fiscal year 2011 and fiscal year 2010. Please see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Annual Report on Form 10-K for a more detailed description of our fiscal year 2011 financial results.

	Fiscal Year 2011	Fiscal Year 2010	Change %(1)
Operating Revenues Growth, as reported	14%	17%	n/a
Adjusted Net Income(2) (in millions)	$3,528	$2,887	22%
Adjusted Earnings per Share(2)	$4.99	$3.91	28%
(1)	Calculated based on whole numbers, not rounded numbers.
(2)	Both fiscal year 2011 and fiscal year 2010 data reflect as reported GAAP results adjusted to exclude the revaluation of the Visa Europe put option, which is not subject to tax. For supplemental financial data and corresponding reconciliation to U.S. generally accepted accounting principles or GAAP, see page 42 of Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 filed with the SEC on November 18, 2011. Non-GAAP measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with GAAP. When making its annual incentive award determinations under the Visa Inc. Incentive Plan, the Compensation Committee made additional adjustments to the Operating Revenues Growth, as reported and Adjusted Net Income metrics, which are discussed under the heading “– Annual Incentive Plan” below.

Impact of Company Performance on Fiscal Year 2011 Compensation

Our fiscal year 2011 corporate performance was a key factor in the compensation decisions and outcomes for the fiscal year:

•

Net Income and Operating Revenues Growth, adjusted to exclude the items discussed in more detail under the heading “— Annual Incentive Plan” below, are the key metrics for annual incentive awards. Operating Revenues Growth, as adjusted, is also referred to as Net Revenue Growth, as adjusted, in this proxy statement. As performance with respect to each of these metrics was above target, the corporate performance portion of the annual incentive award paid out above target at 131.5% of target.

•

Long-term Incentives make up a significant portion of each of the named executive officer’s compensation and the value of their equity awards is directly linked to the performance of our stock. Based on two-year Net Income, as adjusted, and our TSR results over the two year period, the performance shares earned under the performance share awards granted on November 5, 2009 paid out at 192.3% of target.

•	Based on our analysis of the overall economy and our review of competitive positioning, we made no salary changes in fiscal year 2011 for our named executive officers.

Continued Refinement of Our Compensation Programs in Fiscal Year 2011 and for Fiscal Year 2012

To further demonstrate our commitment to aligning our executive compensation structure with our stockholders’ interests and current market practice, in fiscal year 2011 and for fiscal year 2012 we made the following changes to our compensation programs:

•

Increased the portion of long-term incentive awards granted as performance shares and reduced the proportion of awards delivered as stock options in order to strengthen the link between our named executive officer compensation and stockholders’ long-term interests. As a result, approximately one-half of the value of the equity awards granted in fiscal year 2011 was in the form of performance share awards.

•

Executed a fixed-term employment agreement with our Chief Executive Officer that does not automatically renew and does not contain a gross-up for excise taxes that may be imposed as a result of severance or other payments deemed made in connection with a change of control.

•

Notified our named executive officers (other than our Chief Executive Officer) that their existing employment agreements would not be renewed and adopted an Executive Severance Plan in which the named executive officers (other than our Chief Executive Officer) participate. The Executive Severance Plan does not provide for gross-ups for excise taxes that may be imposed as a result of severance or other payments deemed made in connection with a change of control.

•	Increased the stock ownership guidelines for non-employee directors from three times to five times their annual board membership retainer.

•	Increased the stock ownership guidelines for our Chief Executive Officer from five times to six times his base salary.

•

Amended our stock ownership guidelines to require that executive officers who do not meet the applicable guideline must hold a minimum of 50% of the net shares resulting from any future vesting of restricted shares, restricted stock units or performance shares, or the exercise of stock options, until the guideline is met.

•	Completed the conversion of our defined benefit pension plan to a cash balance plan formula for all employees, including our named executive officers, effective January 1, 2011.

Other Highlights of Our Compensation Programs

The changes we made to our compensation programs for fiscal years 2011 and 2012 build upon our solid compensation governance framework and strong pay for performance philosophy, which are exemplified by:

•

A Clawback Policy to allow the board of directors to recoup any excess incentive compensation paid to our named executive officers and other key members of our executive team if the financial results on which the awards were based are materially restated due to fraud, intentional misconduct or gross negligence of the executive. The Clawback Policy is intended to reduce potential risks associated with our incentive plans, and thus better align the long-term interests of our named executive officers and stockholders.

•	Significant stock ownership guidelines that are met or exceeded by each of our named executive officers and directors.

•

A “no-hedging” policy in our insider trading policy that prohibits all employees, including our named executive officers, and non-employee directors from hedging the economic interest in the Visa shares they hold.

•	Elimination of most perquisites at the time of our initial public offering and all tax gross-ups, except for potential gross-ups related to relocation expenses.

•	Review of both the external marketplace and internal comparisons among the executive team in order to factor in internal equity considerations when making compensation determinations.

•	The Compensation Committee’s engagement of its own independent consultant that does not provide any services to management and had no prior relationship with any of our named executive officers.

•

Our Chief Executive Officer’s employment agreement and the Executive Severance Plan for our named executive officers, both of which require a termination of employment in addition to a change of control of Visa before change of control benefits are triggered.

Compensation Philosophy and Objectives

Our global total rewards programs are designed to support a globally consistent compensation philosophy while accommodating the regulatory, cultural and/or practical differences in the various geographies in which we have operations. This approach enables us to attract, retain and motivate our employees and emphasizes performance-based differentiation of compensation that rewards employees for the achievement of corporate goals and the realization of increased stockholder value. In order to be competitively positioned to attract and retain key executives, we target total compensation for named executive officers, including salary, annual incentive target and long-term incentive target, at the 50th percentile of compensation paid to similarly situated executive officers of the companies comprising our compensation peer group. The actual level of total compensation is determined by individual and corporate performance and can approximate the 75th percentile of our compensation peer group’s total compensation to reward key executive officers who demonstrate exceptional experience, skills, competencies and performance.

Our Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals, and that aligns executive officers’ interests with those of our stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of increasing stockholder value. Our Compensation Committee also considers potential risks when reviewing and approving compensation programs and takes steps to prevent incentives that would encourage excessive levels of risk. Our Compensation Committee annually evaluates both the performance and compensation of key employees to ensure that:

•	Compensation levels remain competitive relative to our peer companies;

•	Compensation provided is consistent with the level of performance delivered; and

•	The mix of cash and equity-based compensation provides the proper incentive without encouraging excessive risk taking.

Role of Chief Executive Officer in Compensation Decisions

Our Chief Executive Officer annually reviews the performance of each executive officer (other than his own performance, which is reviewed by the Compensation Committee) relative to their individual annual performance goals established for the fiscal year. He then presents his compensation recommendations based on these reviews to the Compensation Committee. The Compensation Committee can and does exercise discretion in modifying any compensation recommendations relating to executive officers that were made by our Chief Executive Officer and approves all compensation decisions for our named executive officers. When making compensation decisions for our Chief Executive Officer and named executive officers, the Compensation Committee considers the views of the independent members of the board of directors.

Setting Executive Compensation

Our Compensation Committee structured our executive compensation program to include an annual cash incentive component and a long-term equity incentive component to motivate our named executive officers to achieve the corporate and individual goals established annually.

Compensation Consultant

Our Compensation Committee has the sole authority to retain or replace, as necessary, compensation consultants to provide independent advice to the Compensation Committee. The Compensation Committee has engaged Frederic W. Cook & Co., which we refer to as Cook & Co., as its independent consultant to advise it on executive compensation and non-employee director compensation matters. This selection was made without the input or influence of management. Under the terms of its agreement with the Compensation Committee, Cook & Co. will not provide any other services to the Company, unless directed to do so by the Compensation Committee. During fiscal year 2011, Cook & Co. provided no services to the Company other than its advice to the Compensation Committee on executive and non-employee director compensation issues.

Competitive Position

The Compensation Committee reviewed with Cook & Co. an analysis of the fiscal year 2011 executive compensation program, which reported on the aggregate level of total compensation of the executives, as well as the combination of elements used to compensate our executive officers and compared the compensation of our named executive officers to the compensation of named executive officers of other companies. In particular, the Compensation Committee reviewed compensation levels at the 50th percentile of our compensation peer group as a reference point of competitive compensation levels. The review was based on public information and data from Towers Watson’s Compensation DataBank regarding compensation paid by publicly-traded peer companies of similar size and focus, including financial services, processing and technology companies, which we refer to, collectively, as our compensation peer group.

The criteria used to identify our compensation peer group were:

•	Industry – we expect we will compete for talent with financial services, processing and high technology companies;

•	Geography – to ensure that the companies identified as peers have broad international presence because we have extensive global operations; and

•	Financial Scope – our management talent should be similar to that of companies that have similar financial characteristics, including revenues, market capitalization and total assets.

The companies comprising our compensation peer group for fiscal year 2011 were:

	Financial Services	Processing	Technology

Equivalent-Sized Peers	• American Express Company • Bank of New York Mellon Corporation • BB&T Corporation • Capital One Financial Corporation • Franklin Resources, Inc. • PNC Financial Services Group • U.S. Bancorp	• Automatic Data Processing Inc. • Discover Financial Services • eBay Inc. • MasterCard Incorporated • State Street Corporation	• Google Inc. • Oracle Corporation • Qualcomm, Inc. • Texas Instruments Incorporated • Yahoo! Inc.

Large Peers	• JPMorgan Chase & Co. • Wells Fargo & Co.		• Cisco Systems, Inc. • Intel Corporation • International Business Machines Corporation

Our compensation peer group was selected from companies with between $15 billion and $175 billion in market capitalization and divided into two groups for purposes of our compensation comparison. For “equivalent-sized” companies (revenues generally less than $30 billion), the Compensation Committee selected comparative positions that most accurately reflected the responsibilities of our named executive officers. For “large” companies (revenues generally greater than $30 billion), the Compensation Committee selected comparative positions at the business unit level, where available, and positions with reporting levels that were generally one reporting level below comparable positions at Visa and the “equivalent-sized” companies in the compensation peer group. Where business unit or next level positions were not available at “large” companies, the Compensation Committee focused on the data of the “equivalent” peers, but also reviewed the data of comparable positions at the large peers. Total asset size was a supplementary measure that the Committee reviewed, however it was not a primary determinant for the composition of the peer group.

The Compensation Committee reviewed the companies that met the criteria described above, and after evaluating these companies with Cook & Co., made no changes to our fiscal year 2011 compensation peer group.

Our compensation peer group provides a relevant gauge of compensation levels from external sources and allows the Compensation Committee to assess the compensation practices of our primary competitors for employees. In addition, the compensation peer group indicates the practices of leading organizations of comparable scope and focus and provides a reference point for establishing corporate performance expectations for our incentive programs.

Internal Equity and Tally Sheets

As part of the compensation review process, the Compensation Committee also reviews compensation levels to ensure they are internally consistent. While the internal review is not purely formulaic, the Compensation Committee reviews the ratio of our Chief Executive Officer’s total compensation to that of each executive officer and to that of a typical entry level employee. The resulting ratios then are assessed against comparable industry ratios. The Compensation Committee also reviews tally sheets annually for each named executive officer to ensure that it is considering a complete assessment of all compensation and benefits, including each named executive officer’s wealth accumulation, which is comprised of the aggregate amount of equity awards and other long-term benefits accumulated by each named executive officer.

Incentive Compensation

A significant percentage of a named executive officer’s total compensation is allocated to incentive-based compensation as a result of the compensation philosophy mentioned above. Although our Compensation Committee has not adopted any formal guidelines for allocating total compensation between either cash or non-cash, and between either annual or long-term incentive compensation, we maintain compensation plans that tie a substantial portion of our named executive officers’ overall compensation to the achievement of our corporate performance goals.

In establishing the design and the goals of the annual and long-term incentive programs, the Compensation Committee evaluates the potential risks associated with the performance drivers that it is considering and approves performance drivers that it believes support long-term stockholder value creation, while avoiding excessive risk taking. The Compensation Committee employs multiple performance measures, and considers the balance between annual incentives and long-term equity incentives to avoid overweighting annual objectives. The Compensation Committee also has implemented supplemental policies to reduce risk, including the stock ownership guidelines and the Clawback Policy referenced above.

Employment Agreements and Executive Severance Plan

We entered into employment agreements with each of our named executive officers in conjunction with our initial public offering. In order to make our executive severance program more reflective of current compensation practices and trends, in fiscal year 2011 we entered into a new fixed-term contract with our Chief Executive Officer which replaced his original employment agreement. We also notified our other named executive officers that their existing employment agreements would not be renewed beyond their original three-year terms and adopted an Executive Severance Plan to ensure consistent severance treatment among the named executive officers. Upon expiration of their original employment agreements during fiscal year 2011, the named executive officers (other than our Chief Executive Officer) became participants in the Executive Severance Plan. In addition to providing for a consistent level of severance benefits among the named executive officers, the Executive Severance Plan also eliminated any gross-ups for potential excise taxes under the original employment agreements resulting from severance or other payments deemed made in connection with a change of control. For additional information on these changes and for a description of our Chief Executive Officer’s employment agreement and the Executive Severance Plan, see “– Severance” and “– Employment Arrangements and Potential Payments upon Termination or Change of Control.”

Executive Compensation Components

The table below summarizes the core elements, objectives and key features of our compensation program for our named executive officers.

Compensation Element	Objectives	Key Features

Base Salary	Attracts, retains and rewards named executive officers by providing a fixed level of cash compensation to reward demonstrated experience, skills and competencies relative to the market value of the job.

Annual cash compensation, which is not at risk.

Targeted at the 50th percentile of our compensation peer group, but varies based on skills, experience and other factors.

Adjustments are considered annually based on individual performance, level of pay relative to the market, and internal pay equity.

Annual Incentive Award

Focuses named executive officers on our annual results by rewarding annual corporate and individual performance and achievement of strategic goals.

Aligns each named executive officer’s interests with those of our stockholders by promoting strong annual results through revenue growth and operating efficiency.

Retains named executive officers by providing market-competitive compensation.

Annual Incentive Awards are cash awards, which are at risk because they are based on financial targets - Net Income and Net Revenue Growth, both as adjusted for unusual or non-recurring items.

A portion of the Annual Incentive Award also is based on individual performance evaluated against individual performance goals.

Each Annual Incentive Award can vary from 0% to 200% of the target amount.

Long-Term Incentive Award (Equity Award)

Aligns each named executive officer’s interests with long-term stockholder interests by linking part of each named executive officer’s compensation to long-term corporate performance that benefits our stockholders.

Provides opportunities for wealth creation and ownership, which promotes retention and enables us to attract and motivate our named executive officers.

Retains named executive officers through multi-year vesting of equity grants and multi-year performance periods.

Long-term compensation, which is at risk.

Targeted at a level that will provide total direct compensation (base + annual incentive target + value of equity awards) approximating the 50th percentile of our compensation peer group’s total direct compensation.

Utilizes different equity types, including stock options, restricted stock or restricted stock units and performance shares to balance multiple objectives.

Long-term equity awards generally vest in increments over a three year period; performance shares have a two year performance period and, to the extent earned, vest 50% two years after the date of grant and 50% three years after the date of grant. Beginning with fiscal year 2012, performance shares will have a three year performance period and earned shares will vest following the three year period.

Compensation Element	Objectives	Key Features

Retirement Plan	Attracts and retains named executive officers by providing a level of retirement income.

Provides a defined benefit plan that transitioned to a cash balance plan formula during fiscal year 2011. Accounts are 100% vested after three years of service.

Provides a thrift plan with an employer matching contribution.

Non-Qualified Deferred Compensation	Attracts and retains named executive officers by providing retirement savings in a tax-efficient manner.

Named executive officers can elect to defer up to 100% of their annual incentive cash payments.

Balances in the deferred compensation plan are unfunded obligations. Investment returns on balances are linked to the returns of actual mutual funds and do not generate any above market returns.

While we target each of the named executive officers’ total compensation at the 50th percentile of our compensation peer group, the actual level of total compensation is determined by individual and/or corporate performance. The actual level of total compensation awarded to our named executive officers for fiscal year 2011 was approximately at the 50th percentile of our compensation peer group’s total compensation.

Base Salary

Our Compensation Committee approves the base salaries of all of our named executive officers. Base salaries are targeted at the 50th percentile of our compensation peer group for comparable skills and experience, but the Compensation Committee allows for flexibility in setting salaries above or below the median amount based on the expertise, performance or proficiency of individual executive officers.

The base salary levels of our named executive officers are typically considered annually as part of our performance review process, as well as upon a named executive officer’s promotion or other change in job responsibilities. During its annual review of the base salaries of our named executive officers for fiscal year 2011, the Compensation Committee, with the assistance of Cook & Co., considered:

•	market data of our compensation peer group;

•	an internal review of each named executive officer’s compensation, both individually and relative to other executive officers; and

•	the individual performance of the named executive officer.

Based on the Compensation Committee’s review of the overall economy and our named executive officers’ salaries relative to the market data, the Compensation Committee determined that the salary of each of the named executive officers was appropriately positioned and no salary adjustments were made for our named executive officers for fiscal year 2011.

Annual Incentive Plan

The goals under the Visa Inc. Incentive Plan, which we refer to as the annual incentive plan, are based on global corporate performance metrics for the fiscal year. For our named executive officers, the Compensation Committee establishes incentive levels targeting the 50th percentile of our compensation peer group. Individual awards are allocated based on a combination of corporate and individual performance measures. The measures used to determine awards for our named executive officers are heavily weighted toward corporate performance with a small portion dependent upon the achievement of individual performance goals or, at the Compensation Committee’s discretion, may be based entirely on corporate performance goals without an individual performance component. The Compensation Committee reviews corporate and/or individual performance and determines award amounts after the completion of each fiscal year. The Compensation Committee may, in its discretion, adjust the corporate performance measures based on unusual or non-recurring occurrences.

For the fiscal year 2011 annual incentive plan awards to our named executive officers, the Compensation Committee established that 80% of their fiscal year 2011 annual awards would be determined based on the achievement of corporate performance measures determined by the Compensation Committee, which are described below. The remaining 20% would be based on individual performance measures. Individual performance measures for the Chief Executive Officer were established with the oversight of the Compensation Committee. Individual performance measures for the other named executive officers were determined by the Chief Executive Officer and reviewed, and in some cases adjusted, by the Compensation Committee. The Compensation Committee determined that the split of 80% corporate and 20% individual performance goals for our named executive officers appropriately reflects that each of these named executive officers shares the primary goals and objectives of the overall Company, but also recognizes the importance of motivating each of them to achieve the goals that relate solely to their area of responsibility.

Corporate Performance Measures for Fiscal Year 2011

The Compensation Committee approved the following corporate performance measures for fiscal year 2011:

•	Net Income, as adjusted (defined below) weighted 70%;

•	Net Revenue Growth, as adjusted (defined below) weighted 30%; and

•	50%, 100% and 200% payouts as a percentage of each executive’s target annual bonus at threshold, target, and maximum levels of performance, respectively.

The Compensation Committee selected these measures because each is closely linked to our stockholders’ interests, by focusing on the growth of our business overall as well as our operating efficiency. After introducing Net Revenue Growth as a second measure in fiscal year 2009 to balance top line growth and net income, the Compensation Committee has gradually increased Net Revenue Growth’s weighting, including a change from 25% to 30% for fiscal year 2011.

The performance goals for target, threshold, and maximum, as well as the actual level of performance achieved for fiscal year 2011, are displayed in the following table (in millions, except percentages):

Metric	Weighting	Threshold	Target	Maximum	Result	Payout as % of Target
Net Income, as adjusted	70%	$3,231	$3,437	$3,643	$3,484	122.9% of Target
Net Revenue Growth, as adjusted	30%	8.2%	11.1%	12.9%	12.0%	151.6% of Target

Weighted Result						131.5% of Target

For purposes of the annual incentive plan payout percentage in fiscal year 2011, our Net Income, as adjusted, of $3,484 million was determined by excluding from our as reported Net Income Attributable to Visa Inc. included in our Annual Report on Form 10-K (GAAP Net Income) of $3,650 million, items totaling $166 million, after taxes, that (i) were determined by the Compensation Committee to be unusual and non-recurring, and (ii) the operating results from our acquisitions of PlaySpan and Fundamo. Interpolating this result between the target (100% payout) and maximum (200% payout) levels resulted in a payout percentage of 122.9% for this measure.

Our actual Net Revenue Growth, as adjusted, of 12.0% was determined as year over year growth in gross operating revenues net of incentives, adjusted for similar exclusions affecting operating revenues discussed above for Net Income, as adjusted. Interpolating this result between the target (100% payout) and maximum (200% payout) levels resulted in a payout percentage of 151.6% for this measure.

Based on our actual results relative to the corporate goals, weighted 70% for Net Income, as adjusted, and 30% for Net Revenue Growth, as adjusted, the Compensation Committee determined that the corporate component of the annual incentive award for each named executive officer would be funded at 131.5% of target.

Individual Performance Goals for Fiscal Year 2011

Mr. Saunders’ fiscal year 2011 individual performance goals were to:

•	drive global strategies to effectively evolve the Visa business model, grow revenues outside the U.S., and ensure an intense focus on product and technological innovation;

•	achieve superior financial performance by meeting or exceeding publicly communicated financial commitments;

•	develop and implement policies and processes appropriate for a world class organization;

•	plan and manage the workforce to deliver on key business strategies and maximize productivity and innovation; and

•	build and/or strengthen relationships with analysts, investors and government/regulatory leaders.

Based on Mr. Saunders’ performance in managing Visa and his progress made toward these individual goals, the Compensation Committee, in its discretion, determined that Mr. Saunders exceeded his individual performance goals and therefore the individual portion of Mr. Saunders’ annual incentive was awarded at 130% of the target.

Mr. Pollitt’s fiscal year 2011 individual performance goals were to:

•	implement selected financial strategies that will drive stockholder value creation;

•	implement financial systems upgrades/enhancements necessary for improved operating performance;

•	complete facilities projects to support the organization’s structure and growth; and

•	enhance employee retention and engagement in the Finance and Corporate Services organization.

Based on Mr. Pollitt’s performance in managing his function within Visa and his progress made toward these individual goals, the Chief Executive Officer, in his discretion, determined, and the Compensation Committee agreed, that Mr. Pollitt exceeded his individual performance goals and therefore the individual portion of Mr. Pollitt’s annual incentive was awarded at 130% of the target.

Mr. Partridge’s fiscal year 2011 individual performance goals were to:

•	manage investments to deliver international revenue objectives;

•	improve or maintain Visa’s domestic processing penetration in all geographies;

•	innovate to increase revenue contribution from new products and channels;

•	deliver best-in-class operations and enterprise risk management controls worldwide; and

•	continue to improve employee engagement.

Based on Mr. Partridge’s performance in managing his function within Visa and his progress made toward these individual goals, the Chief Executive Officer, in his discretion, determined, and the Compensation Committee agreed, that Mr. Partridge exceeded his individual performance goals and therefore the individual portion of Mr. Partridge’s annual incentive was awarded at 130% of the target.

Mr. Floum’s fiscal year 2011 individual performance goals were to:

•	provide superior legal and government relations services, adjusting to changes in organizational structure;

•	continue to implement best-in-class operations and enterprise risk management controls worldwide;

•	effectively protect key business practices; and

•	improve employee engagement in the Legal and Government Relations organization.

Based on Mr. Floum’s performance in managing his function within Visa and his progress made toward these individual goals, the Chief Executive Officer, in his discretion, determined, and the Compensation Committee agreed, that Mr. Floum exceeded his individual performance goals and therefore the individual portion of Mr. Floum’s annual incentive was awarded at 130% of the target.

Mr. Sheedy’s fiscal year 2011 individual performance goals were to:

•	effectively protect key business practices;

•	protect existing product, processing and acceptance businesses;

•	deepen client engagements;

•	improve client organization operations and infrastructure; and

•	increase employee engagement.

Based on Mr. Sheedy’s performance in managing his function within Visa and his progress made toward these individual goals, the Chief Executive Officer, in his discretion, determined, and the Compensation Committee agreed, that Mr. Sheedy exceeded his individual performance goals and therefore the individual portion of Mr. Sheedy’s annual incentive was awarded at 130% of the target.

Annual Incentive Plan Results for Fiscal Year 2011

Under our annual incentive plan, target incentive opportunities are expressed as a percentage of base salary, which percentage is determined by the Compensation Committee, based on position, market pay levels and our overall compensation philosophy, which emphasizes performance-based compensation. The table below sets forth the fiscal year 2011 target annual incentive opportunities as a percentage of salary for our named executive officers and the threshold, target, maximum and actual payout amounts. The actual payout amounts are computed based on the actual performance, as outlined above, under our annual incentive plan for fiscal year 2011.

	FY2011 Target Award (% of base salary)	FY2011 Threshold Award (50% of Target Award) ($)	FY2011 Target Award (100% of Target Award) ($)	FY2011 Maximum Award (200% of Target Award) ($)	FY2011 Actual Award ($)
Joseph W. Saunders	250%	1,187,500	2,375,000	4,750,000	3,116,000
Byron H. Pollitt	125%	406,250	812,500	1,625,000	1,066,000
John M. Partridge	150%	562,500	1,125,000	2,250,000	1,476,000
Joshua R. Floum	100%	277,500	555,000	1,110,000	728,160
William M. Sheedy	100%	262,500	525,000	1,050,000	688,800

The following table provides a supplemental breakdown of the components that make up the named executive officers’ actual fiscal year 2011 award under our annual incentive plan. Both the dollar amount of the award and the award as a percentage of the target are displayed for each component.

	Corporate Component	Percent of Target	Individual Component	Percent of Target	Total FY2011 Award	Percent of Target
Joseph W. Saunders	2,498,500	131.5%	617,500	130.0%	3,116,000	131.2%
Byron H. Pollitt	854,750	131.5%	211,250	130.0%	1,066,000	131.2%
John M. Partridge	1,183,500	131.5%	292,500	130.0%	1,476,000	131.2%
Joshua R. Floum	583,860	131.5%	144,300	130.0%	728,160	131.2%
William M. Sheedy	552,300	131.5%	136,500	130.0%	688,800	131.2%

Long-Term Incentive Compensation

In order to achieve our long-term incentive compensation objectives, the Visa Inc. 2007 Equity Incentive Compensation Plan, which we refer to as the equity incentive plan, was designed with the flexibility to award stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance unit awards, performance share awards, cash-based awards and other equity-based awards to eligible persons, covering a total of up to 59,000,000 shares of our Class A common stock. Specifically, the equity incentive plan is intended to promote our long-term success and increase stockholder value by attracting, motivating and retaining our non-employee directors, officers, and employees. Additionally, to better tie our executive officers’ long-term interests with those of our stockholders, the equity incentive plan does not allow the repricing of stock grants once they are awarded, without prior stockholder approval. Each year the Compensation Committee considers both market practices and the desired impact of the incentive award when determining the type(s) of equity award to be granted.

The Compensation Committee and, with respect to our non-employee directors, the board of directors, administers the equity incentive plan and determines, in its discretion and in accordance with the equity incentive plan, the recipients that may be granted awards under the equity incentive plan, the size and types of awards, the terms and conditions of awards, including vesting and forfeiture conditions, the timing of awards, and the form and content of the award agreements.

In determining the form and amount of the awards, the Compensation Committee considers the practices of the companies in our compensation peer group and the performance of the named executive officers as well as corporate performance. The Compensation Committee also considers that different forms of equity create different incentives. For fiscal year 2011, the Compensation Committee elected a mix of equity award types to accomplish several objectives, including:

•	providing an incentive to grow stockholder value;

•	providing an incentive to preserve stockholder value and avoid excessive risks; and

•	positively impacting employee retention.

Long-Term Incentive Awards Granted in Fiscal Year 2011

The Compensation Committee approved annual equity awards to the named executive officers in fiscal year 2011 after considering the target value of equity for each named executive officer, individual and corporate performance generally and total compensation levels by executive. The Compensation Committee considers both executive and corporate performance as well as the actual compensation levels of our compensation peer companies when determining the size of equity awards. The Compensation Committee elected to award equity to our named executive officers during fiscal year 2011 composed of 25% stock options, 25% restricted stock and 50% performance shares. This mix reflected the Compensation Committee’s decision to increase the proportion of performance shares from 25% to 50% and decrease the proportion of stock options from 50% to 25%. The Compensation Committee made this change to further strengthen the link between executive compensation and company performance relative to peers and because it concluded that the revised mix represented an appropriate balance between the incentives provided by the different types of equity referenced above. For example, stock options only generate value if the value of the stock appreciates; a limited amount of restricted stock provides a benefit by helping to retain key employees; and performance shares are designed to vary the level of rewards a named executive officer receives dependent on actual corporate performance results that are critical to stockholders. The following table displays the grant date fair market value of the long term equity awards in total and for each component awarded in fiscal year 2011.

	Total(1)	Components(1)
	Combined Value of Equity Awards ($)	Value of Options ($)	Value of RSAs/RSUs($) (2)	Value of Performance Shares ($)
Joseph W. Saunders	6,819,709	1,650,613	1,650,663	3,518,433
Byron H. Pollitt	2,892,116	699,993	700,006	1,492,117
John M. Partridge	4,131,575	999,993	999,974	2,131,608
Joshua R. Floum	1,446,071	350,009	350,003	746,059
William M. Sheedy	1,446,071	350,009	350,003	746,059

(1)	All values are the aggregate grant date fair values of the awards computed in accordance with stock-based accounting rules, consistent with the method of presentation in the Summary Compensation Table set forth below under the heading “– Executive Compensation Tables.”
(2)	Mr. Saunders received restricted stock units while the other named executive officers received restricted stock.

For fiscal year 2011, the Compensation Committee increased the proportion of the award delivered as performance shares to align the achievement of management goals and the creation of stockholder value. Consistent with the prior fiscal year, the Compensation Committee established the performance period for these awards as two years and included relative TSR as a performance metric to provide balance against the goals that are pre-established prior to the performance period. The relative TSR goal helps to lower executive rewards in periods when stockholder value is not increased and enhances executive rewards when stockholder returns exceed those of comparable companies, such as the returns of the companies comprising the S&P 500.

The table above displays the value of the performance shares based on the achievement of the target level of Net Income. The number of performance shares earned from this award is dependent on the actual level of Net Income achieved during fiscal years 2011 and 2012 and the number of earned shares can vary between 0% and 200% of the target number. The second performance measure of TSR over the two year period relative to the companies that comprise the S&P 500 can further increase or decrease the earned number of shares by 25%. However, in no case will the earned number of shares exceed 200% of the target number. Once deemed earned, each named executive officer’s performance shares vest 50% two years after grant and 50% three years after grant, meaning that the performance shares granted on November 5, 2010 will vest in two equal installments, the first on November 30, 2012 and the second on November 30, 2013.

Prior Year Performance Shares

Performance share awards that were granted on November 5, 2009 have completed the two year performance period and the number of shares earned based on actual results have been determined and certified by the Compensation Committee. As seen below, based on two-year Net Income, as adjusted, and our TSR relative to S&P 500 companies over the two-year period the earned performance shares equated to 192.3% of the target.

Primary Metric	Threshold (50% of target)	Target (100% of target)	Maximum (200% of target)	Result	Payout as % of Target
2-year Cumulative Net Income, as adjusted (in millions, except percentages)	$5,616	$6,082	$6,395	$6,377	194.2% of Target

Modifying Metric	Threshold (75% modifier)	Target (100% modifier)	Maximum (125% modifier)	Result	Modifier %

TSR Rank v. S&P 500	25th percentile	50th percentile	75th percentile	49th percentile	99%

Primary Metric Result	Times	Modifying Metric	Equals	Final Payout Result as a % of target (capped at 200%)

194.2%	x	99%	=	192.3%

Based on this final payout result, each named executive officer earned shares equal to 192.3% of the target number granted on November 5, 2009. As a result, Mr. Saunders earned 39,654 shares, Mr. Pollitt earned 18,120 shares, Mr. Partridge earned 24,161 shares, Mr. Floum earned 9,061 shares and Mr. Sheedy earned 9,061 shares. These earned shares vest in two equal increments, meaning that 50% of the shares vested on November 30, 2011 and 50% of the shares will vest on November 30, 2012.

Stock Grant Practices

The Compensation Committee has adopted an equity grant policy with respect to equity awards that contains procedures to prevent stock option backdating or other timing issues, as well as to implement corporate governance standards. Under the equity grant policy, the Compensation Committee approves annual grants to executive officers and other members of the executive leadership team at a meeting to occur during the quarter following each fiscal year end. The Compensation Committee has delegated the authority to the Chairman of the

Board and Chief Executive Officer as the sole member of the stock committee to make annual awards to other employees who are not members of the executive leadership team. The grant date for annual awards to all employees and non-employee directors has been established as November 5 of each year.

In addition to the annual grants, stock awards may be granted at other times during the year to new hires, employees receiving promotions, and in other special circumstances. Our equity grant policy requires that only the Compensation Committee may make such “off-cycle” grants to named executive officers and other members of the executive leadership team. The Compensation Committee has delegated the authority to the stock committee to make “off-cycle” grants to other employees, subject to guidelines established by the Compensation Committee. Any “off-cycle” awards approved by the stock committee or the Compensation Committee must be granted on the fourth business day after we publicly announce our earnings.

For all newly issued option awards, the exercise price of the option award will be the closing price of our Class A common stock on the NYSE on the date of the grant. If the grant date for the annual awards falls on a weekend, the exercise price of the options award will be the closing price of our Class A common stock on the NYSE on the last trading day preceding the date of grant.

Stock Ownership Guidelines

In February 2008, the Compensation Committee established stock ownership guidelines for our executive officers and selected other employees. Beginning in fiscal year 2012, the guideline for our Chief Executive Officer was increased from five times his base salary to six times his base salary. These guidelines reinforce the importance of aligning the interests of our executive officers with the interests of our stockholders. The guidelines are expressed in terms of the value of their equity holdings as a multiple of each executive officer’s base salary, as follows:

Officer	Stock Ownership Guidelines
Joseph W. Saunders	6 x base salary
Byron H. Pollitt	4 x base salary
John M. Partridge	4 x base salary
Joshua R. Floum	3 x base salary
William M. Sheedy	3 x base salary
Selected Others	1 to 3 x base salary

Equity interests that count toward the satisfaction of the ownership guidelines include shares owned outright by the employee, shares jointly owned, restricted shares, and restricted stock units. Employees have five years from the date of our initial public offering or the commencement of their appointment as an executive officer or a position otherwise subject to our stock ownership guidelines, as applicable, to attain these ownership levels. Although all of the named executive officers are still within this five year period, each named executive officer currently meets or exceeds the applicable guideline set forth in the table above. If an officer does not meet the applicable guideline by the end of the five year period, the executive officer is required to hold a minimum of 50% of the net shares resulting from any future vesting of restricted shares, restricted stock units, performance shares, or exercised stock options until the guideline is met.

Additionally, we have instituted stock ownership guidelines for our non-employee directors. For information regarding these guidelines, see “Board of Directors and Committees of the Board – Compensation of Non-Employee Directors.”

Hedging Prohibition

As part of our insider trading policy, all employees, including our named executive officers, and non-employee directors are prohibited from engaging in short sales of our securities, establishing margin accounts or otherwise pledging our securities and engaging in hedging transactions involving our securities.

Policy Regarding Clawback of Incentive Compensation

We have a Clawback Policy pursuant to which named executive officers and other key executive officers will be required to return incentive compensation paid to them if the financial results upon which the awards were based are materially restated due to fraud, intentional misconduct, or gross negligence of the executive officer.

The Clawback Policy provides for the board of directors to determine in its discretion if it will seek to recover applicable compensation, taking into account the following considerations as it deems appropriate:

•

Whether the amount of any bonus or equity compensation paid or awarded during the covered time period, based on the achievement of specific performance targets, would have been reduced based on the restated financial results;

•	The likelihood of success of recouping the compensation under governing law relative to the effort involved;

•	Whether the recoupment may prejudice Visa’s interest in any related proceeding or investigation;

•	Whether the expense required to recoup the compensation is likely to exceed the amount to be recovered;

•	The passage of time since the occurrence of the misconduct;

•	Any pending legal action related to the misconduct;

•	The tax consequences to the affected individual; and

•	Any other factors the board of directors may deem appropriate under the circumstances.

Under the Clawback Policy, we can require reimbursement of all or a portion of any bonus, incentive payment, equity based award (including performance shares, restricted stock or restricted stock units and outstanding stock options), or other compensation to the fullest extent permitted by law. Recoupment or reimbursement may include compensation paid or awarded during the period covered by the restatement and will apply to prospective compensation awarded in periods occurring subsequent to the adoption of the Clawback Policy.

We believe the Clawback Policy is sufficiently broad to reduce the potential risk that an executive officer would intentionally misstate results in order to benefit under an incentive program and provides a right of recovery in the event that an executive officer took actions that in hindsight, should not have been rewarded. In addition, appropriate language regarding the policy has been included in applicable documents and award agreements. Our named executive officers also have signed agreements acknowledging that compensation we have awarded to them may be subject to reimbursement, clawback or forfeiture pursuant to the terms of the Clawback Policy and/or applicable law.

Retirement and Other Benefits

Our benefits programs are designed to be competitive and cost-effective. We generally target the median of the market, with flexibility to position above or below the median where local conditions dictate. It is our objective to provide core benefits, including medical, retirement, life insurance, paid time off, and leaves of absence, to all employees and to allow for supplementary non-core benefits to accommodate regulatory, cultural and/or practical differences in the various geographies in which we have operations.

We sponsor a tax-qualified defined benefit pension plan, which we refer to as the retirement plan, and a tax-qualified defined contribution thrift plan, which we refer to as the thrift plan, to provide market driven retirement benefits to all eligible employees in the United States. In addition to the tax-qualified retirement plan and the thrift plan, we maintain a non-qualified excess retirement benefit plan and a non-qualified excess thrift plan to make up for the limitations imposed on these tax-qualified plans by the Internal Revenue Code. Effective January 1, 2011, the benefit under the tax-qualified retirement plan and the non-qualified excess retirement benefit plan accrues according to a cash balance plan formula for all employees. We also sponsor an unfunded non-qualified deferred compensation plan, which we refer to as the deferred compensation plan, which allows executive officers and certain other highly compensated employees to defer a portion of their annual incentive awards and sign-on bonuses to help them with tax planning and to provide competitive benefits. For additional information on these plans, see “– Pension Benefits” and “– Non-qualified Deferred Compensation.”

Perquisites and Other Personal Benefits

We may provide executive officers with perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to attract and retain qualified executive officers and to facilitate the performance of executive officers’ management responsibilities. As part of the preparation for our initial public offering, we reviewed our overall compensation strategy and eliminated most perquisites for our executive officers, including car allowances and financial planning, beginning in fiscal year 2008.

We maintain a company car and driver that are used primarily by the Chief Executive Officer for both business and personal use, with some business and limited personal use by other executive officers. In addition, we have a policy that allows for companion travel on business related flights on our corporate aircraft by the Chief Executive Officer, the President and other key employees, as approved by the Chief Executive Officer, but that does not permit any purely personal use of the corporate aircraft except under extraordinary circumstances. It is our policy that employees are responsible for all income taxes related to their personal usage of the corporate car or aircraft, as well as travel by their companions.

Severance

We have entered into an employment agreement with our Chief Executive Officer, and each of our other named executive officers participates in the Executive Severance Plan. These arrangements provide for severance pay under certain circumstances. We believe that it is appropriate to provide severance pay to executive officers whose employment is involuntarily terminated by us without cause, and, in some cases, voluntarily terminated by the executive for good reason, to provide transition income replacement that will allow such executives to focus on our business priorities.

Our Chief Executive Officer’s employment agreement includes a fixed term through March 31, 2013 with no automatic renewal provision. The employment agreement does not contain a gross-up provision for excise taxes imposed as a result of severance or other payments deemed made in connection with a change of control. The employment agreement calls for severance based on a multiplier applied to the Chief Executive Officer’s base salary and target annual incentive award. The multiplier shall be a fraction equal to the months remaining in the employment period between the date of termination and March 31, 2013, divided by 12.

The Executive Severance Plan generally provides for severance of two times base salary plus the named executive officer’s target annual incentive award, and excludes any gross-ups for excise taxes imposed as a result of severance or other payments deemed made in connection with a change of control. Under the Executive Severance Plan, a named executive officer may receive severance pay if, following a change of control, the executive is involuntarily terminated by us without cause, and, in some cases, voluntarily terminated by the executive for good reason. The letter agreement we entered into with the named executive officers in connection with the Executive Severance Plan also includes a pre-change of control constructive termination provision, which describes the circumstances under which a named executive officer may be eligible to receive severance benefits upon a voluntary termination of employment in the event of specified circumstances, such as a material change in the executive’s job duties, salary, bonus or long term incentive award, during the period from the executive’s eligibility date under the Executive Severance Plan through December 31, 2013.

Compensation for Fiscal Year 2012

Annual Incentive Plan

For fiscal year 2012, the Compensation Committee has established a threshold level of Net Income, as adjusted, and/or Net Revenue Growth, as adjusted, that must be exceeded before any payments under the annual incentive plan will be made to named executive officers. This will ensure the full incentive payment will be considered performance-based under Section 162(m) of the Internal Revenue Code and should therefore be tax deductible. If the threshold is achieved, the actual annual incentive payment will be based on a combination of corporate performance and individual performance.

Additionally, the Compensation Committee established that it will use the same corporate performance measures weighted as follows to determine the corporate portion of the payout for fiscal year 2012: (i) Net Income, as adjusted, weighted at 65%; and (ii) Net Revenue Growth, as adjusted, weighted at 35%. The Compensation Committee selected these performance goals because they are important indicators of increased stockholder value, and the Compensation Committee slightly increased the weight of the Net Revenue Growth measure to balance these objectives appropriately. The fiscal year 2012 target annual incentive award levels and the proportion of the award determined by corporate performance are as follows:

	2012 Target Award (% of base salary)	2012 Target Award ($)	Proportion of Award Determined by Corporate Goals
Joseph W. Saunders	250%	2,375,000	80%
Byron H. Pollitt	125%	812,500	80%
John M. Partridge	150%	1,125,000	80%
Joshua R. Floum	100%	555,000	80%
William M. Sheedy	100%	525,000	80%

The table above displays the full fiscal year target award value.

Long-Term Incentive Compensation

On October 28, 2011, the Compensation Committee approved the annual equity awards for our named executive officers to be granted in fiscal year 2012. The awards were made on November 5, 2011. In making awards to executive officers, the Compensation Committee elected to deliver the approved value using a combination of stock options, restricted stock or restricted stock units, and performance shares. These are the same three equity vehicles used in prior years and the mix of the vehicles will remain the same as for fiscal year 2011: 25% stock options, 25% restricted stock/units and 50% performance shares. For the performance shares granted in November 2011, the actual number of shares earned is dependent on our earnings per share, as adjusted and our TSR relative to companies in the S&P 500 over a three year performance period. The Compensation Committee elected to lengthen the performance period to three years from two years to incorporate a longer performance period, which is consistent with industry and peer group practices and ensures that named executive officer compensation continues to align with the interests of our stockholders. The performance metrics used will be: (i) the annual earnings per share goal established for each fiscal year; and (ii) an overall modifier based on our TSR relative to the S&P 500 over the three year period. Consistent with prior fiscal years, the grant values were approved by the Compensation Committee after considering target equity values, individual and corporate performance generally and overall levels of total compensation by named executive officer relative to our compensation peer group.

Say-on-Pay

Our board of directors, our Compensation Committee, and our management value the opinions of our stockholders. At the 2011 annual meeting of stockholders, more than 97% of the votes cast on the say-on-pay proposal (Proposal 5) were in favor of our named executive officer compensation. The board of directors and Compensation Committee reviewed the final vote results and we did not make any changes to our executive compensation program as a result of the vote results. We have determined that our stockholders should vote on a say-on-pay proposal each year. Accordingly, our board of directors recommends that you vote FOR Proposal 2 at the Annual Meeting. For more information, see “Proposal 2 – Advisory Vote on the Compensation of our Named Executive Officers” in this proxy statement.

Tax Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits our ability to deduct for tax purposes compensation in excess of $1,000,000 that is paid to our principal executive officer or any one of our three highest paid executive officers, other than our principal executive officer or principal financial officer, who are employed by us on the last day of our taxable year, unless, in general, the compensation is paid pursuant to a plan that has been approved by our stockholders and is performance-related and non-discretionary. No such limitation on deductibility was applicable to compensation paid in fiscal year 2011. Compensation from awards made before our annual meeting in calendar year 2012 under plans that existed before the closing of our initial public offering will be exempt from the deduction limitations otherwise imposed by Section 162(m), if the plan is not materially modified during this period. The Compensation Committee will review and consider the deductibility of executive compensation under Section 162(m) and may authorize certain payments in excess of the $1,000,000 limitation. The Compensation Committee believes that it needs to balance the benefits of designing awards that are tax-deductible with the need to design awards that attract, retain and reward executives responsible for our success. In addition, Section 274(e) of the Internal Revenue Code limits the amount that companies can deduct for the personal use of corporate aircraft to the amount recognized as income by the executives that used the aircraft. For fiscal year 2011, the total amount of our disallowed tax deduction resulting from the personal usage of the corporate aircraft by our named executive officers and any guests was approximately $2,460,000.

During fiscal year 2011, we obtained stockholder approval of the Visa Inc. Incentive Plan, as amended and restated. The amended and restated plan will be used to deliver annual bonuses going forward allowing for continued deductibility of the annual cash bonus payments following the expiration of the post initial public offering exemption period discussed above.

The Compensation Committee and board of directors also have approved the Visa Inc. 2007 Equity Incentive Compensation Plan, as amended and restated, and the board of directors is recommending that our stockholders approve the equity incentive plan at the Annual Meeting. Stockholder approval of the equity incentive plan will allow us to continue to provide certain long-term incentive awards that qualify as performance-based compensation under Section 162(m), thereby preserving our ability to deduct this compensation for tax purposes. For additional information regarding the terms of the equity incentive plan, please see “Proposal 3 – Approval of the Visa Inc. 2007 Equity Incentive Compensation Plan, As Amended and Restated” in this proxy statement.

Compensation Committee Report

The Compensation Committee has:

•	reviewed and discussed the above section titled “Compensation Discussion and Analysis” with management; and

•	based on this review and discussion, the Compensation Committee recommended to the board of directors that the “Compensation Discussion and Analysis” section be included in this proxy statement.

COMPENSATION COMMITTEE

William S. Shanahan (Chairman)

Suzanne Nora Johnson

David J. Pang

John A. Swainson

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee (whose names appear under “– Compensation Committee Report” above) is or has ever been one of our officers or employees. In addition, during the last fiscal year, none of our executive officers served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our board of directors or Compensation Committee.

Risk Assessment of the Compensation Programs

The Compensation Committee considers potential risks when reviewing and approving compensation programs. We have designed our compensation programs, including our incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. The following elements have been incorporated in our programs available for our executive officers:

•

A Balanced Mix of Compensation Components – The target compensation mix for our executive officers is composed of salary, annual cash incentives and long-term equity incentives, representing a mix that is not overly weighted toward short-term cash incentives.

•

Multiple Performance Factors – Our incentive compensation plans use both company-wide metrics and individual performance, which encourage focus on the achievement of objectives for the overall benefit of the Company:

•

The annual cash incentive is dependent on multiple performance metrics including Net Income and Net Revenue Growth, as adjusted for unusual or non-recurring items, as well as individual goals related to specific strategic or operational objectives.

•	The long-term incentives are equity-based, with a three-year vesting to complement our annual cash based incentives.

•	Capped Incentive Awards – Annual incentive awards are capped at 200% of target.

•	Stock Ownership Guidelines – Guidelines call for significant share ownership, which aligns the interests of our executive officers with the long-term interests of our stockholders.

•

Clawback Policy – The Clawback Policy provides the board of directors with the authority to recoup past incentive compensation in the event of a material restatement of Visa’s financial results due to fraud, intentional misconduct or gross negligence of the executive officer.

Additionally, the Compensation Committee annually considers an assessment of compensation-related risks for all of our employees. Based on this assessment, the Compensation Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on Visa. In making this evaluation, the Compensation Committee reviewed the key design elements of our compensation programs in relation to industry “best practices” as presented by Cook & Co, as well as the means by which any potential risks may be mitigated, such as through our internal controls and oversight by management and the board of directors. In addition, management completed an inventory of incentive programs below the executive level and reviewed the design of these incentives both internally and with Cook & Co. to conclude that such incentive programs do not encourage excessive risk-taking.

Executive Compensation Tables

Summary Compensation Table

The following table sets forth the total compensation earned for services rendered during fiscal years 2011, 2010 and 2009 by our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Non-qualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Joseph W. Saunders Chairman and Chief Executive Officer	2011	950,037	—	5,169,096	1,650,613	3,116,000	(3)	776,895	161,449	11,824,090
	2010	950,037	—	3,457,110	3,282,502	4,203,750		877,841	143,641	12,914,881
	2009	950,037	—	3,562,466	3,562,504	4,247,119		750,600	94,788	13,167,514

Byron H. Pollitt Chief Financial Officer	2011	650,025	—	2,192,123	699,993	1,066,000	(3)	298,382	63,569	4,970,092
	2010	650,025	—	1,579,766	1,500,009	1,450,000		265,331	58,620	5,503,751
	2009	650,025	297,180	1,499,956	1,499,997	1,178,320		244,941	55,336	5,425,755

John M. Partridge President	2011	750,029	—	3,131,582	999,993	1,476,000	(3)	925,051	115,219	7,397,874
	2010	750,029	—	2,106,355	2,000,012	1,990,000		2,176,874	116,830	9,140,100
	2009	750,029	—	2,249,991	2,249,995	2,004,408		1,420,067	105,897	8,780,387

Joshua R. Floum General Counsel	2011	555,021	—	1,096,062	350,009	728,160	(3)	231,827	79,617	3,040,696
	2010	555,021	—	789,967	749,990	980,000		220,080	37,797	3,332,855
	2009	555,022	—	724,962	725,009	1,070,965		213,281	44,636	3,333,875

William M. Sheedy Group President - Americas	2011	525,020	—	1,096,062	350,009	688,800	(3)	486,030	84,516	3,230,437
	2010	525,020	—	789,967	749,990	935,000		746	43,590	3,044,313
	2009	525,020	—	737,498	737,504	778,590		634,651	43,305	3,456,568

(1)	Amounts reflect restricted stock awards or restricted stock units granted for each of fiscal years 2011, 2010 and 2009 and performance shares granted for fiscal years 2011, 2010 and 2009. The amounts represent the aggregate grant date fair value of the awards granted to each named executive officer computed in accordance with stock-based accounting rules (Financial Standards Accounting Board (“FASB”) ASC Topic 718). Assumptions used in the calculation of these amounts are included in Note 17-Share-Based Compensation to our fiscal year 2011 consolidated financial statements, which are included in our Annual Report on Form 10-K filed with the SEC on November 18, 2011 (the “Form 10-K”). Restricted stock awards and restricted stock units vest in three annual increments from the grant date. Performance shares granted on November 5, 2010 vest in two equal increments on November 30, 2012 and November 30, 2013. The table below displays the details of the components that make up the fiscal year 2011 stock award for each of our named executive officers.

Name	Components of Stock Awards		Additional Information
	RSA/RSU Value ($)	Value of Performance Shares – Expected ($)	Value of Performance Shares – at Maximum ($)
Joseph W. Saunders	1,650,663	3,518,433	7,036,866
Byron H. Pollitt	700,006	1,492,117	2,984,234
John M. Partridge	999,974	2,131,608	4,263,216
Joshua R. Floum	350,003	746,059	1,492,118
William M. Sheedy	350,003	746,059	1,492,118

(2)	Amounts reflect option awards granted for each of fiscal years 2011, 2010 and 2009. The amounts represent the aggregate grant date fair value of the awards granted to each named executive officer computed in accordance with stock-based accounting rules (FASB ASC Topic 718). Assumptions used in the calculation of these amounts are included in Note 17-Share-Based Compensation to our fiscal year 2011 consolidated financial statements, which are included in our Form 10-K.
(3)	Amounts for fiscal year 2011 reflect cash awards earned under the annual incentive plan based on actual performance measured against the corporate objectives established for Net Income, as adjusted, and Net Revenue Growth, as adjusted. Under our annual incentive plan, Mr. Saunders received $2,498,500, Mr. Pollitt received $854,750, Mr. Partridge received $1,183,500, Mr. Floum received $583,860 and Mr. Sheedy received $552,300. The amounts also reflect cash awards earned under the annual incentive plan based on actual performance against each named executive officer’s individual goals. Under this component, Mr. Saunders received $617,500, Mr. Pollitt received $211,250, Mr. Partridge received $292,500, Mr. Floum received $144,300 and Mr. Sheedy received $136,500.

(4)	Amounts reflect the aggregate change in the actuarial present value of accumulated benefits under all pension plans (except the Visa Thrift Plan) during fiscal year 2011. These amounts were determined using interest rate and mortality rate assumptions consistent with those used in Note 11 – Pension, Postretirement and Other Benefits to our fiscal year 2011 consolidated financial statements, which are included in our Form 10-K. There are no above market or preferential earnings on non-qualified deferred compensation.
(5)	The following table provides additional information as to the amounts reported in the “– All Other Compensation” column above.

Name	Year	Car ($)	Thrift Plan Match ($)	Excess Thrift Plan Contribution ($)	Companion Travel ($)	Corporate Aircraft ($)(2)	Executive LTD ($)	Tax Gross Up ($)	Other ($)	Total ($)
Joseph W. Saunders	2011	8,891 (1)	14,700	42,302	—	48,305	1,316	—	45,935(3)	161,449
Byron H. Pollitt	2011	—	14,700	24,301	—	—	1,316	—	23,252(4)	63,569
John M. Partridge	2011	449 (1)	14,700	30,302	—	49,102	1,316	—	19,350(4)	115,219
Joshua R. Floum	2011	—	14,700	18,601	—	—	1,316	—	45,000(4)	79,617
William M. Sheedy	2011	—	14,700	16,801	—	41,699	1,316	—	10,000(4)	84,516

(1)	Reflects the cost of personal use (including commuting for Mr. Saunders) of a Company provided car and driver. The amount in the table is determined based on the incremental cost to Visa of the fuel related to the proportion of time the car was used for non-business trips and also includes the cost of the driver’s salary for the proportion of time the driver was utilized for non-business trips.
(2)	Represents the aggregate incremental cost to Visa of personal travel on the corporate aircraft. The amount represents the variable operating cost per flight hour for the aircraft, which includes the cost of fuel, maintenance, engine insurance, associated travel cost for the crew, catering and any flight cost associated with repositioning the aircraft in connection with personal use “deadhead flights.” Fixed costs that do not change based on usage, such as pilot salaries, depreciation and insurance, are not included. Visa policy prohibits purely personal use of the corporate aircraft, except under extraordinary circumstances.
(3)	Represents legal fees paid by the Company on behalf of Mr. Saunders in connection with the negotiation of Mr. Saunders’ new employment agreement.
(4)	Represents: (i) contributions made on behalf of certain named executive officers under our charitable contribution matching programs, under which contributions meeting the guidelines of our program are eligible for matching contributions; and/or (ii) donations made by the Company to non-profit organizations in recognition of a named executive officer’s service as a member of the organization’s board of directors or comparable body.

Grants of Plan-Based Awards in Fiscal Year 2011

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Stock/ Units(3) (i)	All Other Option Awards: Number of Securities Underlying Options(4) (j)		Exercise or Base Price of Option Awards ($/ Share) (k)	Grant Date Fair Value of Stock & Option Awards (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Joseph W. Saunders		1,187,500	2,375,000	4,750,000	—	—	—	—	—		—	—
	11/5/2010				20,685	41,369	82,738					3,518,433	(6)
	11/5/2010							20,685				1,650,663
	11/5/2010								67,565	(5)	$79.80	1,650,613

Byron H. Pollitt		406,250	812,500	1,625,000	—	—	—	—	—		—	—
	11/5/2010				8,772	17,544	35,088					1,492,117	(6)
	11/5/2010							8,772				700,006
	11/5/2010								28,653	(5)	$79.80	699,993

John M. Partridge		562,500	1,125,000	2,250,000	—	—	—	—	—		—	—
	11/5/2010				12,531	25,063	50,126					2,131,608	(6)
	11/5/2010							12,531				999,974
	11/5/2010								40,933	(5)	$79.80	999,993

Joshua R. Floum		277,500	555,000	1,110,000	—	—	—	—	—		—	—
	11/5/2010				4,386	8,772	17,544					746,059	(6)
	11/5/2010							4,386				350,003
	11/5/2010								14,327	(5)	$79.80	350,009

William M. Sheedy		262,500	525,000	1,050,000	—	—	—	—	—		—	—
	11/5/2010				4,386	8,772	17,544					746,059	(6)
	11/5/2010							4,386				350,003
	11/5/2010								14,327	(5)	$79.80	350,009

(1)	Amounts represent the portion of the annual incentive plan award that is dependent on actual results against the corporate performance measure of Net Income, as adjusted, and Net Revenue Growth, as adjusted, and the portion of the award that is dependent on actual results against pre-established individual goals. The amounts shown in column (c) reflect the minimum payment level for the minimum performance level required under the annual incentive plan in order to receive any payment, which is 50% of the target amount in column (d). The amounts shown in column (e) are 200% of such target amount. The actual payout amounts under the annual incentive plan for fiscal year 2011 are included in the “Non-Equity Incentive Plan Compensation” column of “– Summary Compensation Table.”
(2)	Represents an award of performance shares granted on November 5, 2010. The shares earned from this award will vest in two equal installments on November 30, 2012 and November 30, 2013, subject to earlier vesting in full in the event of a termination of a grantee’s employment due to death, “disability” (as defined in the award agreement) or “retirement” (as defined in the award agreement) or a termination following a “change of control” (as defined in the equity incentive plan and/or award agreement) of a grantee’s employment by us without “cause” (as defined in the award agreement) or by the grantee for “good reason” (as defined in the award agreement). Our named executive officers who are party to employment agreements or are participants in the Executive Severance Plan have additional vesting rights set forth in their employment agreements or grant agreements. See “– Employment Arrangements and Potential Payments upon Termination or Change of Control.”
(3)	Represents an award of restricted stock or restricted stock units that vests in three equal installments on each of the first three anniversaries of the date of grant, subject to earlier vesting in full in the event of a termination of a grantee’s employment due to death, “disability” (as defined in the award agreement) or “retirement” (as defined in the award agreement) or a termination following a “change of control” (as defined in the equity incentive plan and/or award agreement) of a grantee’s employment by us without “cause” (as defined in the award agreement) or by the grantee for “good reason” (as defined in the award agreement). Our named executive officers who are party to employment agreements or are participants in the Executive Severance Plan have additional vesting rights set forth in their employment agreements or grant agreements. See “– Employment Arrangements and Potential Payments upon Termination or Change of Control.”
(4)

The stock options have an exercise price equal to $79.80, which was the fair market value of our Class A common stock as of the date of grant, and will expire ten years from the date of grant. The stock options will generally vest in three equal installments on each of the first three anniversaries of the date of grant, subject to earlier vesting in full in the event of a termination of a grantee’s employment due to death, “disability” (as defined in the award agreement) or “retirement” (as defined in the award agreement) or a termination following a “change of control” (as defined in the equity incentive plan and/or award agreement) of a grantee’s employment by us without “cause” (as defined in the award agreement) or by the grantee for “good reason” (as defined in the award agreement). Our named executive officers who are party to employment agreements or are participants in the Executive Severance

Plan have additional vesting rights set forth in their employment agreements or grant agreements. See “– Employment Arrangements and Potential Payments upon Termination or Change of Control.”
(5)	Stock option grants made on November 5, 2010 were approved by the Compensation Committee on November 3, 2010.
(6)	Value of performance shares based on the expected outcome as of the date of grant. In accordance with FASB ASC Topic 718, this result is based on (i) achieving the target level of net income; and (ii) a relative stockholder return result modeled using a Monte-Carlo simulation.

Outstanding Equity Awards at 2011 Fiscal Year-End

Name	Stock Option Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)(4)	Equity Incentive Awards: Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested ($)(3)
Joseph W. Saunders						44,948	3,852,943	155,524	13,331,517
	11/5/2010	—	67,565	$79.80	11/5/2020	—	—	—	—
	11/5/2009	37,102	74,207	$79.59	11/5/2019	—	—	—	—
	11/5/2008	100,934	50,468	$56.47	11/5/2018	—	—	—	—
	3/18/2008	719,175	0	$44.00	3/18/2018	—	—	—	—
Byron H. Pollitt						19,483	1,670,083	67,216	5,761,756
	11/5/2010	—	28,653	$79.80	11/5/2020	—	—	—	—
	11/5/2009	16,954	33,911	$79.59	11/5/2019	—	—	—	—
	11/5/2008	42,498	21,250	$56.47	11/5/2018	—	—	—	—
	3/18/2008	212,484	0	$44.00	3/18/2018	—	—	—	—
John M. Partridge						27,549	2,361,500	95,176	8,158,487
	11/5/2010	—	40,933	$79.80	11/5/2020	—	—	—	—
	11/5/2009	22,606	45,214	$79.59	11/5/2019	—	—	—	—
	11/5/2008	63,747	31,875	$56.47	11/5/2018	—	—	—	—
	3/18/2008	353,050	0	$44.00	3/18/2018	—	—	—	—
Joshua R. Floum						9,668	828,741	33,388	2,862,019
	11/5/2010	—	14,327	$79.80	11/5/2020	—	—	—	—
	11/5/2009	8,477	16,955	$79.59	11/5/2019	—	—	—	—
	11/5/2008	20,541	10,271	$56.47	11/5/2018	—	—	—	—
	3/18/2008	151,582	0	$44.00	3/18/2018	—	—	—	—
William M. Sheedy						9,705	831,913	33,498	2,871,449
	11/5/2010	—	14,327	$79.80	11/5/2020	—	—	—	—
	11/5/2009	8,477	16,955	$79.59	11/5/2019	—	—	—	—
	11/5/2008	20,895	10,448	$56.47	11/5/2018	—	—	—	—
	3/18/2008	94,800	0	$44.00	3/18/2018	—	—	—	—

(1)	The stock options vest in three equal installments on each of the first three anniversaries of the date of grant.
(2)	The restricted stock and restricted stock units vest in three equal installments on each of the first three anniversaries of the date of grant.
(3)	This value is based on the September 30, 2011 per share closing price of our Class A common stock of $85.72.
(4)	The number of performance shares included is based on the actual number earned from the grant made in November 2008 that are unvested as of September 30, 2011 and, based on SEC rules, the maximum potential number for the grant made in November 2009 and November 2010. The performance shares determined to be earned at the completion of the performance period vest in two equal installments approximately two years and three years following the date of grant. Following the end of fiscal year 2011, the actual number of shares earned from the November 5, 2009 grant was determined to be 192.3% of target as discussed in the section “— Long-Term Incentive Compensation — Prior Year Performance Shares.”

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Joseph W. Saunders	—	—	48,929	3,904,534
Byron H. Pollitt	—	—	20,847	1,663,591
John M. Partridge	—	—	30,750	2,453,850
Joshua R. Floum	5,329	245,134	10,128	808,214
William M. Sheedy	—	—	10,277	820,105

Pension Benefits

The table below shows the present value of accumulated benefits payable to our named executive officers, including the number of years of service credited to each executive, under the Visa Retirement Plan and the Visa Excess Retirement Benefit Plan, determined using interest rate and mortality rate assumptions consistent with those used in the consolidated financial statements of the applicable Visa entity.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Joseph W. Saunders	Visa Retirement Plan	4.3	1,032,659	—
	Visa Excess Retirement Benefit Plan	4.3	2,084,779	—

Byron H. Pollitt	Visa Retirement Plan	4.0	636,484	—
	Visa Excess Retirement Benefit Plan	4.0	228,963	—

John M. Partridge	Visa Retirement Plan	12.0	2,396,196	—
	Visa Excess Retirement Benefit Plan	12.0	6,427,736	—

Joshua R. Floum	Visa Retirement Plan	7.7	873,224	—
	Visa Excess Retirement Benefit Plan	7.7	109,438	—

William M. Sheedy	Visa Retirement Plan	18.4	1,089,957	—
	Visa Excess Retirement Benefit Plan	18.4	915,740	—

Visa Retirement Plan

Under the Visa Retirement Plan, our U.S.-based employees generally earn the right to receive certain benefits:

•	upon retirement at the normal retirement age of 65;

•	upon early retirement at or after age 55 (or at or after age 50 if hired prior to October 1, 2002) and having completed at least ten years of service with us; or

•	upon an earlier termination of employment, but solely if the employee is vested at that time.

Retirement benefits are calculated as the product of 1.25% times the employee’s years of service multiplied by the employee’s monthly final average earnings for the last 60 consecutive months before retirement (or, for employees hired prior to October 1, 2002, the product of 46.25% times the employee’s years of service divided by 25 years, multiplied by the employee’s monthly final average earnings for the 36 highest consecutive months in the last 60 months before retirement). Eligible earnings include salary, overtime, shift differentials, special and merit awards and short-term cash incentive awards. The formula below provides an illustration of how the retirement benefits are calculated.

For employees hired prior to October 1, 2002

46.25%	X	Completed years of service, including partial year based on completed months	X	Monthly final average earnings for the 36 highest consecutive months in the last 60 months before retirement
25 years

For employees hired after September 30, 2002

1.25%	X	Completed years of service, including partial year based on completed months (up to 35 full years)	X	Monthly final average earnings for the last 60 months before retirement

If an employee retires early, that is, between the ages of 55 and 64 (or between the ages of 50 and 61 if hired prior to October 1, 2002), and has completed at least ten years of service with the Company, the amount of that employee’s benefits is reduced for each complete year that the employee begins receiving early retirement benefits before the age of 65 (or before the age of 62 if hired prior to October 1, 2002). Mr. Partridge is eligible to retire early under this provision of the retirement plan, given his age and tenure with Visa. If an employee retires prior to becoming eligible for early or normal retirement, the amount of his or her benefits is actuarially reduced and is generally not as large as if the employee had continued employment until his or her early or normal retirement date.

The Visa Retirement Plan began transitioning to cash balance benefits effective January 1, 2008 and completed the transition effective January 1, 2011. Under the cash balance benefit accrual formula, 6% of an employee’s eligible monthly pay will be credited each month to the employee’s notional cash balance account, along with interest each month on the account balance at an annualized rate equal to the 30 year U.S. Treasury Bond average annual interest rate for November of the previous calendar year. Accrued benefits under the Visa Retirement Plan become fully vested and nonforfeitable after three years of service.

The change to a cash balance benefit formula took effect immediately for employees hired or rehired after December 31, 2007. However, for employees hired before January 1, 2008 (and not rehired thereafter), the applicable Visa Retirement Plan benefit formula described above was grandfathered for a three-year period and grandfathered employees continued to accrue benefits under that benefit formula. Their accrued benefits at December 31, 2010 (the last day of the grandfathered period) or the date they terminated employment, if earlier, were preserved. Because we completed the conversion to a cash balance plan formula beginning on January 1, 2011, all future benefit accruals will be under the cash balance benefit formula.

Visa Excess Retirement Benefit Plan

To the extent that an employee’s annual retirement income benefit under the Visa Retirement Plan exceeds the limitations imposed by the Internal Revenue Code, such excess benefit is paid from our non-qualified, unfunded, noncontributory Visa Excess Retirement Benefit Plan. The vesting provisions of, and formula used to calculate the benefit payable pursuant to, the Visa Excess Retirement Benefit Plan are generally the same as those of the Visa Retirement Plan described above, except that benefits are calculated without regard to the Internal Revenue Code tax-qualified plan limits and then offset for benefits paid under the qualified plan.

Non-qualified Deferred Compensation

Pursuant to the Visa Deferred Compensation Plan, eligible U.S.-based employees, including our named executive officers, may defer all or a portion of their annual cash incentive awards or sign-on bonuses. In addition, we have an Excess Thrift Plan, which is a non-qualified noncontributory retirement savings plan for employees who exceed the Internal Revenue Code limits under the Visa Thrift Plan, in which we continue to provide the portion of the Visa Thrift Plan matching contribution that could not be contributed to the Visa Thrift Plan because of the statutory limits.

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Joseph W. Saunders	Excess Thrift Plan	—	42,302	1,624	—	190,398
	Deferred Compensation Plan	—	—	—	—	—

Byron H. Pollitt	Excess Thrift Plan	—	24,301	794	—	95,726
	Deferred Compensation Plan	—	—	—	—	—

John M. Partridge	Excess Thrift Plan	—	30,302	(91,796)	—	449,252
	Deferred Compensation Plan	—	—	(196,136)	—	7,565,272

Joshua R. Floum	Excess Thrift Plan	—	18,601	(2,327)	—	148,343
	Deferred Compensation Plan	—	—	(3,479)	510,346	584,110

William M. Sheedy	Excess Thrift Plan	—	16,801	(1,286)	—	120,358
	Deferred Compensation Plan	—	—	—	—	—

(1)	Amounts reflect our contribution to the Excess Thrift Plan for each named executive officer. These amounts are also reported in the “All Other Compensation” column of “– Summary Compensation Table.”

The table below shows the funds available under the Visa Deferred Compensation Plan and the Excess Thrift Plan and their annual rate of return for fiscal year 2011, as reported by the administrator of the plans.

Name of Fund	Rate of Return (%)
Alger Capital Appreciation Institutional Fund-Institutional Class(1)	0.97%
Dodge & Cox Income (2)	3.55%
Dodge & Cox International Stock	-12.96%
Fidelity Balanced Fund – Class K	2.47%
Fidelity Low-Priced Stock Fund – Class K	1.49%
Fidelity Retirement Money Market Portfolio	0.01%
Janus Overseas Fund – Class I	-28.44%
PIMCO Total Return Fund-Instl Class(1)	0.96%
Spartan U.S. Equity Index Fund-Investor Class	1.06%
T. Rowe Price Equity Income(2)	-1.68%
T. Rowe Price Financial Services Fund(1)	-16.15%
Vanguard Morgan Growth Fund Class Admiral(2)	0.83%
Columbia Acorn Z	-1.34%

(1)	This fund is not available under the Excess Thrift Plan.
(2)	This fund is not available under the Visa Deferred Compensation Plan.

Visa Deferred Compensation Plan

Under the terms of the Visa Deferred Compensation Plan, eligible participants are able to defer up to 100% of their cash incentive awards or sign-on bonuses, if they submit a qualified deferral election. Benefits under the Visa Deferred Compensation Plan will be paid based on one of the following three distribution dates or events previously elected by the participant: (i) immediately upon, or up to five years following, retirement; (ii) immediately upon, or in the January following, termination; or (iii) if specifically elected by the participant, in January in a specified year while actively employed. However, upon a showing of financial hardship and receipt of approval from the plan administrator, a plan participant may be allowed to access funds in his or her deferred compensation account earlier than his or her existing distribution election(s). Benefits can be received either as a lump sum payment or in annual installments, except in the case of pre-retirement termination, in which case the participant must receive the benefit in a lump sum. Participants are always fully vested in their deferrals under the Visa Deferred Compensation Plan. Upon termination of the Visa Deferred Compensation Plan within 12 months of a “change of control,” participants’ benefits under the Visa Deferred Compensation Plan will be paid immediately in a lump sum.

Visa Thrift Plan and Visa Excess Thrift Plan

The Visa Thrift Plan is a tax-qualified 401(k) retirement savings plan pursuant to which all of our U.S.-based employees are able to contribute up to 50%, or 13% for highly compensated employees, of their covered pay (base salary) up to the limit prescribed by the Internal Revenue Code to the Visa Thrift Plan on a pre-tax basis. Employees also have the option of contributing on an after-tax basis from 1% up to 50%, or 13% for highly compensated employees, of salary or a combination of pre-tax and after tax contributions that do not exceed 50%, or 13% for highly compensated employees, of salary. All contributions are subject to the Internal Revenue Code limits. If an employee reaches the statutory pre-tax contribution limit during the calendar year, an employee may continue to make contributions to the Visa Thrift Plan on an after-tax basis, subject to any applicable statutory limits.

During fiscal year 2011, we matched 200% of the first 3% of pay that was contributed by employees to the Visa Thrift Plan. All employee and matching contributions to the Visa Thrift Plan are fully vested upon contribution.

Because the Internal Revenue Code limits the maximum amount a company and an employee can contribute to an employee’s thrift plan account each year, we continue to provide the matching contribution, after the applicable Internal Revenue Code limits are reached, to the Visa Excess Thrift Plan, which is a non-qualified noncontributory retirement savings plan. Employees are eligible to participate in the Visa Excess Thrift Plan if their covered pay is greater than the Internal Revenue Code pay cap or if the total of their contributions and our matching contributions to the Visa Thrift Plan exceed the Internal Revenue Code benefit limit. The features of the Visa Excess Thrift Plan are generally the same as under the Visa Thrift Plan, except that benefits cannot be rolled over to an IRA or another employer’s qualified plan.

Employment Arrangements and Potential Payments upon Termination or Change of Control

In December 2010, we entered into a new employment agreement with our Chief Executive Officer that superseded his existing employment agreement. For all named executive officers other than our Chief Executive Officer, their existing employment agreements expired during fiscal year 2011 and were not renewed. Instead, these named executive officers became participants in the Executive Severance Plan. For additional information about these changes, please see the section of this proxy statement entitled “– Compensation Discussion and Analysis – Executive Compensation Components – Severance.” The following discussion relates to the employment arrangements that were in effect for fiscal year 2011.

Mr. Saunders. On December 1, 2010, we entered into an employment agreement with Mr. Saunders pursuant to which he continues to serve as our Chairman and Chief Executive Officer and as a member of the board of directors. Mr. Saunders’ employment agreement is for a fixed term ending on March 31, 2013. The employment period will terminate automatically upon Mr. Saunders’ termination of employment for any reason. During the employment period, Mr. Saunders will receive an annual base salary of at least $950,000 and, with respect to each fiscal year during the employment period, Mr. Saunders is eligible for an annual incentive payment, with a target incentive payment of no less than 250% of his annual base salary and a maximum incentive payment of no less than 500% of his annual base salary. Mr. Saunders’ annual base salary, target incentive payment percentage and maximum incentive payment percentage are subject to annual review by the Compensation Committee for increase, but not decrease. With respect to each fiscal year during the employment period, Mr. Saunders also will be eligible to receive a long-term incentive award with a target value that is no less than 500% of his annual base salary. During the employment period, Mr. Saunders will be entitled to employee benefits and fringe benefits on a basis no less favorable than those provided to our other executive officers and perquisites on a basis that is no less favorable than those provided to him immediately prior to the employment period.

If, during the employment period, Mr. Saunders’ employment is terminated by us following a “change of control” without “cause,” or by Mr. Saunders following a change of control for “good reason” (each as defined in his employment agreement), Mr. Saunders is entitled to receive: (i) certain accrued payments and benefits; (ii) a pro-rata annual incentive award payment based on his target annual incentive award; and (iii) a lump sum cash payment equal to the sum of his annual base salary and target annual incentive award multiplied by the number of months and portions thereof (if any) from the date of termination through March 31, 2013, divided by twelve. In addition, upon such a termination Mr. Saunders and his spouse will be entitled to continued health care benefits (or supplemental coverage to Medicare, as applicable) for the remainder of their lives, which will be provided to them through a combination of continued coverage under our plans and cash payments. Mr. Saunders’ equity-based compensation awards also will be treated as follows:

•	all stock options held by Mr. Saunders that are outstanding as of the date of termination will vest in full and become immediately exercisable for the remainder of their term;

•

all equity-based compensation awards (other than stock options) held by Mr. Saunders that are outstanding as of the date of termination which (i) were granted to Mr. Saunders during the post-initial public offering reliance period for purposes of Section 162(m) of the Internal Revenue Code or (ii) which were otherwise not intended to satisfy the “qualified performance-based” exception of Section 162(m) of the Internal Revenue Code, will vest in full and all restrictions on these awards will lapse; and

•

all equity-based compensation awards (other than stock options) held by Mr. Saunders that are outstanding as of the date of termination which (i) were granted to Mr. Saunders following the post-initial public offering reliance period for purposes of Section 162(m) of the Internal Revenue Code and (ii) were intended to satisfy the “qualified performance-based” exception of Section 162(m) of the Internal Revenue Code or for which the applicable performance period has ended, will remain outstanding and continue to vest (or be forfeited) in accordance with the terms of the applicable award agreement.

To receive these severance benefits, Mr. Saunders is required to execute a general release of claims against Visa. The pro-rata target annual incentive award payment, severance payments and payments in respect of certain of Mr. Saunders’ equity-based compensation awards may be delayed for six months following his “separation from service” with us if such delay in payments is necessary to comply with Internal Revenue Code Section 409A, and any delayed cash payments will accrue interest at the then-applicable federal rate. If the total severance amounts payable would subject Mr. Saunders to excise tax under Internal Revenue Code Section 4999, the payment may be reduced to a safe harbor amount.

We are also required to reimburse Mr. Saunders for any legal fees and expenses that he may reasonably incur in connection with any dispute involving his employment agreement provided that he prevails on any material issue in such dispute. Mr. Saunders’ employment agreement contains restrictive covenants, which prohibit him from disclosing confidential information obtained while employed by us and from soliciting our employees and customers during the employment period and for the one-year period following termination of his employment.

Other Named Executive Officers

Our other named executive officers are participants in the Executive Severance Plan, which provides for lump sum severance of two times base salary plus target annual incentive awards, and excludes any gross-ups for excise taxes imposed as a result of severance or other payments deemed made in connection with a change of control. Under the Executive Severance Plan, a named executive officer may receive severance pay if, following a change of control, the executive is involuntarily terminated by us without “cause,” and, in some cases, voluntarily terminated by the executive for “good reason” (each as defined in the Executive Severance Plan). The letter agreement we entered into with the named executive officers in connection with the Executive Severance Plan also includes a pre-change of control constructive termination provision, which describes the circumstances under which a named executive officer may be eligible to receive severance benefits upon a voluntary termination of employment in the event of specified circumstances, such as a material change in the executive’s job duties, salary, bonus or long term incentive award, during the period from the executive’s eligibility date under the Executive Severance Plan through December 31, 2013.

Quantification of Termination Payments and Benefits

The tables below reflect the amount of compensation that would be paid to each of our named executive officers in the event of termination of such executive officer’s employment under various scenarios. The amounts shown assume that such termination was effective as of September 30, 2011 and include estimates of the amounts that would be paid to each executive officer upon such executive officer’s termination. The tables only include additional benefits that result from the termination and do not include any amounts or benefits earned, vested, accrued or owing under any plan for any other reason. See “– Grants of Plan-Based Awards in Fiscal Year 2011,” “– Pension Benefits” and “– Non-qualified Deferred Compensation.” Payments that would be made over a period of time have been estimated as the lump sum present value using 120% of the applicable federal rate (with the exception of the retirement plan benefit). The actual amounts to be paid can only be determined at the time of such executive officer’s separation from Visa.

Mr. Saunders

Termination Payments & Benefits

Incremental Benefits Due to Termination Event	Involuntary Not For Cause Termination or Voluntary Good Reason Termination ($)		Involuntary Not For Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)		Disability ($)		Death ($)
Health and Welfare Benefits	111,509		111,509		111,509		41,319
Disability Income	0		0		0		0
Cash Severance	4,987,500		4,987,500		0		0
Pro-rata incentive for fiscal year 2011	3,116,000		2,375,000		2,375,000		2,375,000
Unvested Restricted Shares	3,852,943		3,852,943		3,852,943		3,852,943
Unvested Options	2,331,063		2,331,063		2,331,063		2,331,063
Unvested Performance Shares	8,017,734	(1)	8,017,734	(2)	8,017,734	(1)	8,017,734	(1)
Total	22,416,749		21,675,749		16,688,249		16,618,058

(1)	Includes the target number of shares for grants that have not completed their performance period. The actual amount due for these grants will be determined following the completion of the performance period.
(2)	Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

Mr. Pollitt

Termination Payments & Benefits

Incremental Benefits Due to Termination Event	Involuntary Not For Cause Termination ($)		Involuntary Not For Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)		Disability ($)		Death ($)
Health and Welfare Benefits	47,205		47,205		44,150		11,027
Disability Income	0		0		1,402,789		0
Cash Severance	2,925,000		2,925,000		0		0
Pro-rata incentive for fiscal year 2011	1,066,000		812,500		812,500		812,500
Unvested Restricted Shares	1,670,083		1,670,083		1,670,083		1,670,083
Unvested Options	999,063		999,063		999,063		999,063
Unvested Performance Shares	3,450,144	(1)	3,450,144	(2)	3,450,144	(1)	3,450,144	(1)
Total	10,157,494		9,903,994		8,378,729		6,942,817

(1)	Includes the target number of shares for grants that have not completed their performance period. The actual amount due for these grants will be determined following the completion of the performance period.
(2)	Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

Mr. Partridge

Termination Payments & Benefits

Incremental Benefits Due to Termination Event	Involuntary Not For Cause Termination ($)		Involuntary Not For Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)		Disability ($)		Death ($)
Health and Welfare Benefits	47,205		47,205		44,150		11,027
Disability Income	0		0		793,730		0
Cash Severance	3,750,000		3,750,000		0		0
Pro-rata incentive for fiscal year 2011	1,476,000		1,125,000		1,125,000		1,125,000
Unvested Restricted Shares	2,361,500		2,361,500		2,361,500		2,361,500
Unvested Options	1,451,829		1,451,829		1,451,829		1,451,829
Unvested Performance Shares	4,933,100	(1)	4,933,100	(2)	4,933,100	(1)	4,933,100	(1)
Total	14,019,634		13,668,634		10,709,310		9,882,456

(1)	Includes the target number of shares for grants that have not completed their performance period. The actual amount due for these grants will be determined following the completion of the performance period.
(2)	Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

Mr. Floum

Termination Payments & Benefits

Incremental Benefits Due to Termination Event	Involuntary Not For Cause Termination ($)		Involuntary Not For Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)		Disability ($)		Death ($)
Health and Welfare Benefits	47,205		47,205		44,150		11,027
Disability Income	0		0		3,424,054		0
Cash Severance	2,220,000		2,220,000		0		0
Pro-rata incentive for fiscal year 2011	728,160		555,000		555,000		555,000
Unvested Restricted Shares	828,741		828,741		828,741		828,741
Unvested Options	489,177		489,177		489,177		489,177
Unvested Performance Shares	1,706,171	(1)	1,706,171	(2)	1,706,171	(1)	1,706,171	(1)
Total	6,019,453		5,846,293		7,047,293		3,590,115

(1)	Includes the target number of shares for grants that have not completed their performance period. The actual amount due for these grants will be determined following the completion of the performance period.
(2)	Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

Mr. Sheedy

Termination Payments & Benefits

Incremental Benefits Due to Termination Event	Involuntary Not For Cause Termination ($)		Involuntary Not For Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)		Disability ($)		Death ($)
Health and Welfare Benefits	47,205		47,205		44,150		11,027
Disability Income	0		0		5,905,546		0
Cash Severance	2,100,000		2,100,000		0		0
Pro-rata incentive for fiscal year 2011	688,800		525,000		525,000		525,000
Unvested Restricted Shares	831,913		831,913		831,913		831,913
Unvested Options	494,354		494,354		494,354		494,354
Unvested Performance Shares	1,715,600	(1)	1,715,600	(2)	1,715,600	(1)	1,715,600	(1)
Total	5,877,871		5,714,071		9,516,562		3,577,894

(1)	Includes the target number of shares for grants that have not completed their performance period. The actual amount due for these grants will be determined following the completion of the performance period.
(2)	Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

PROPOSAL 2 – ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 added Section 14A to the Exchange Act, which requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

At the 2011 annual meeting of stockholders, we provided our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in the proxy statement for the 2011 annual meeting, and our stockholders overwhelmingly approved the proposal, with more than 97% of the votes cast in favor. At the 2011 annual meeting, we also asked our stockholders to indicate if we should hold an advisory vote on the compensation of our named executive officers every one, two or three years, with our board of directors recommending an annual advisory vote. Because our board of directors views it as a good corporate governance practice, and because at our 2011 annual meeting more than 96% of the votes cast were in favor of an annual advisory vote, we again are asking our stockholders to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” beginning on page 37 for additional details about our executive compensation programs, including information about the fiscal year 2011 compensation of our named executive officers.

The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure that they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. As a result of its review process, in fiscal year 2011 and for fiscal year 2012, the Compensation Committee made the following changes to our executive compensation programs:

•

Increased the portion of long-term incentive awards granted as performance shares and reduced the proportion of awards delivered as stock options in order to strengthen the link between our named executive officer compensation and stockholders’ long-term interests. As a result, approximately one-half of the value of the equity awards granted to our named executive officers in fiscal year 2011 was in the form of performance share awards.

•

Executed a fixed-term employment agreement with our Chief Executive Officer that does not automatically renew and does not contain a gross-up for excise taxes that may be imposed as a result of severance or other payments deemed made in connection with a change of control.

•

Notified our named executive officers (other than our Chief Executive Officer) that their existing employment agreements would not be renewed and adopted an Executive Severance Plan in which the named executive officers (other than our Chief Executive Officer) participate. The Executive Severance Plan does not provide for gross-ups for excise taxes that may be imposed as a result of severance or other payments deemed made in connection with a change of control.

•	Increased the stock ownership guidelines for non-employee directors from three times to five times their annual board membership retainer.

•	Increased the stock ownership guidelines for our Chief Executive Officer from five times his base salary to six times his base salary.

•

Amended our stock ownership guidelines to require that executive officers who do not meet the applicable guideline must hold a minimum of 50% of the net shares resulting from any future vesting of restricted shares, restricted stock units or performance shares, or the exercise of stock options, until the guideline is met.

•	Completed the conversion of our defined benefit pension plan to a cash balance plan formula for all employees, including our named executive officers, effective January 1, 2011.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our board of directors. Our board of directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 3 – APPROVAL OF THE VISA INC.

2007 EQUITY INCENTIVE COMPENSATION PLAN, AS AMENDED AND RESTATED

Background

Our board of directors approved the original Visa Inc. 2007 Equity Incentive Compensation Plan, or the Original Plan, prior to our initial public offering. In October and November 2011, the Compensation Committee and board of directors, respectively, unanimously approved the Visa Inc. 2007 Equity Incentive Compensation Plan, as amended and restated, or the EIP, subject to stockholder approval. Our board of directors then directed that we submit the EIP to a vote of our stockholders at the Annual Meeting.

We are seeking stockholder approval of the EIP in order to permit certain awards that may be granted in the future under the EIP to qualify as performance-based compensation that is exempt from the $1 million deduction limit under Section 162(m), and to make the other changes described below. We are not asking for the approval of additional shares under the EIP at this time.

Purpose of the EIP

As described in detail in the section entitled “Executive Compensation – Compensation Discussion and Analysis” beginning on page 37 of this proxy statement, the EIP is an equity incentive plan that is designed to align management interests with those of stockholders, provide opportunities for wealth creation and ownership, and encourage a long-term focus, all of which we believe promotes director and employee retention. The EIP is designed to promote our long-term success and increase stockholder value by attracting, motivating and retaining our non-employee directors, officers, employees and consultants. To better align our executive officers’ long-term interests with those of our stockholders, the EIP does not allow the repricing of stock grants once they are awarded, without prior stockholder approval. The EIP was designed with the flexibility to award stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance unit awards, performance share awards, cash-based awards and other equity-based awards to eligible persons, with a total of up to 59,000,000 shares of our Class A common stock, subject to adjustment as described below, reserved for issuance under the EIP.

Proposed Amendments

The amendments to the Original Plan include changes that:

•	remove references to Visa’s restructuring and initial public offering;

•	provide for full value award vesting limitations;

•	revise the treatment of outstanding awards in the event of a change of control; and

•	revise provisions related to Section 162(m) in order to permit certain awards granted under the EIP to qualify as performance-based compensation.

Generally, Section 162(m) does not permit publicly traded companies like Visa to take a tax deduction for compensation in excess of $1 million that is paid to the Chief Executive Officer or any of the three other most highly compensated executive officers (other than the principal financial officer) in any calendar year unless that compensation is paid under a performance-based plan that has been approved by the stockholders and satisfies certain other criteria. Accordingly, the proposed amendments to the Original Plan include revisions relating to performance-based compensation, including the establishment of individual limitations on awards for stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and cash-based awards, and the addition of a list of potential performance measures for use in granting awards designed to constitute performance-based compensation under Section 162(m). If our stockholders do not approve the EIP at the Annual Meeting, we may continue to grant awards under the Original Plan. However, future grants under the Original Plan may not qualify as performance-based compensation under Section 162(m).

Description of the EIP

The following is a summary of the material features of the EIP, but does not describe all of its terms. Therefore, you are encouraged to read the complete text of the EIP included as Annex A to this proxy statement. Capitalized terms used in this Proposal 3 are defined in the EIP. In the event of any inconsistency between the EIP and this summary, the EIP will control.

Administration of the EIP

Our Compensation Committee has the exclusive authority to operate, manage and administer the EIP in accordance with its terms and conditions. As administrator of the EIP, the Compensation Committee has the authority to grant awards to those individuals who are eligible to receive awards under the EIP. Among other things, the Compensation Committee has the power to determine the non-employee directors, employees and consultants who will be granted awards, the size and types of awards, the terms and conditions of awards, and the form and content of the award agreements. The Compensation Committee also is authorized to establish, administer and waive terms, conditions and performance goals of outstanding awards and to accelerate the vesting or exercisability of awards as well as exercise all such other authorities, take all such other actions and make all such other determinations as it deems necessary or advisable for the proper operation and/or administration of the EIP. The Compensation Committee further has the authority to interpret the EIP and award agreements and has the authority to correct any defects, supply any omissions and reconcile any inconsistencies in the EIP and/or any award agreements. The Compensation Committee’s decisions and actions concerning the EIP are final and conclusive. Within the limitations of the EIP and applicable law, the Compensation Committee may delegate its responsibilities under the EIP to persons selected by it. Our board of directors is permitted, under certain circumstances, to exercise all of the Compensation Committee’s powers under the EIP.

Eligible Participants

Our employees and consultants and those of our eligible subsidiaries and affiliates, as well as our non-employee directors, are eligible to receive awards under the EIP.

Shares Subject to the EIP

Up to 59,000,000 shares, subject to adjustment in the event of certain corporate events, stock splits, and similar transactions, may be issued pursuant to awards granted under the EIP. We are not requesting the approval of additional shares under the EIP at this time.

As of November 30, 2011, of the 59,000,000 shares reserved for issuance under the Original Plan, 21,144,680 shares had been issued, 10,441,800 shares were subject to outstanding awards and 40,822,671 shares remained available for grant. As of November 30, 2011, approximately 7,659 employees, non-employee directors and consultants were eligible for awards under the Original Plan. As of November 30, 2011, the closing price of a share of our Class A common stock was $96.97 per share. The shares subject to awards under the Original Plan may be either authorized and unissued shares or previously issued shares we re-acquired.

The aggregate number of shares subject to awards granted under the EIP will not be reduced by shares of our Class A common stock subject to awards that have been canceled, expired, forfeited or settled in cash. In addition, any shares subject to an award or portion of an award that is forfeited, terminated or settled for cash or otherwise expires will be available for future awards under the EIP. If we or one of our subsidiaries acquires or combines with another company, any awards that may be granted under the EIP in substitution or exchange for outstanding stock options or other awards of the other company will not reduce the shares available for issuance under the EIP.

Types of Awards

Under the EIP, the Compensation Committee is authorized to grant stock options, stock appreciation rights, restricted stock and restricted stock unit awards, performance units, performance shares, cash-based awards, and other stock-based awards.

Stock Options

A stock option is the right to purchase a specified number of shares of Class A common stock in the future at a specified exercise price and subject to the other terms and conditions specified in the award agreement and EIP. Stock options may either be granted in the form of incentive stock options, which may be eligible for special tax treatment under the Internal Revenue Code, or non-qualified stock options. The Compensation Committee sets the exercise price of each stock option, which cannot be less than 100% of the fair market value of our Class A common stock at the time of grant. The terms of any incentive stock option granted under the EIP must comply with the provisions of Section 422 of the Internal Revenue Code. Stock options granted in substitution or exchange for stock options or awards of another company involved in a corporate transaction with us or a subsidiary will have an exercise price that is intended to preserve the economic value of the award that is replaced. The exercise price of any stock options may be paid in cash, shares of Class A common stock already owned by the option holder, or any other method the Compensation Committee approves, such as a cashless broker-assisted exercise, that complies with applicable law, or any combination of these methods.

Stock options are evidenced by an award agreement specifying the exercise price, the vesting schedule, the number of shares granted, and the other terms of the stock option. Stock options expire at the time set forth in the award agreement, however no stock option shall be exercisable later than ten years from the date of grant. Unless otherwise provided in the award agreement under the EIP, stock options terminate immediately upon the termination of a participant, although the Compensation Committee may determine in its discretion that an option award may be exercised following a termination.

Stock Appreciation Rights

A stock appreciation right, or SAR, is the right to receive the appreciation in the fair market value of our Class A common stock between the date of grant and the exercise date for the number of shares of our Class A common stock that are exercised. A SAR may be granted as a stand-alone award, or in tandem with the grant of a stock option. When a SAR is exercised, the holder is entitled to an amount equal to the difference between: (a) the exercise price of the SAR, and (b) the fair market value of a share of our Class A common stock on the date the SAR is exercised. SARs granted with a stock option will be exercisable to the extent the related stock option is exercisable. If a participant exercises a related SAR, the stock option will no longer be exercisable to the extent of the shares covered by such exercised related SAR. Likewise, a SAR will not be exercisable to the extent that a related stock option is exercised. SARs may be settled in cash, shares or a combination of cash and shares.

Each SAR is evidenced by an award agreement specifying the exercise price, the vesting schedule, the number of shares granted, and the other terms of the SAR. SARs expire at the time set forth in the award agreement, and any SAR granted in tandem with a stock option will have the same term as the related stock option. No SAR shall be exercisable more than 10 years after it is granted. When a participant’s employment or service terminates, the unvested portion of the SAR will be forfeited unless otherwise provided in the award agreement.

Restricted Stock and Restricted Stock Unit Awards

Restricted stock is an award of shares of our Class A common stock that vests in accordance with the terms and conditions set forth in the award agreement. Until the applicable restrictions lapse, the shares are subject to forfeiture and may not be sold or otherwise disposed of by the participant who holds them. After all conditions and restrictions applicable to such shares of restricted stock have been satisfied or lapse, such shares shall become freely transferable by such participant.

Restricted stock units confer the right to receive shares of our Class A common stock at a future date and are denominated in units of shares of our Class A common stock. No shares of stock actually are issued to the recipient of a restricted stock unit on the grant date. Instead, when a restricted stock unit award vests, it is settled by a delivery of shares, a cash payment determined by the then-current fair market value of the shares, or a combination of shares and cash.

Each restricted stock award or restricted stock unit is evidenced by an award agreement specifying the number of shares, the vesting schedule, the vesting conditions, and the other terms of the restricted stock award or restricted stock unit. Vesting of restricted stock awards and restricted stock units may be based on continued employment or service and/or satisfaction of performance goals or other conditions established by the Compensation Committee. Unless set forth in the award agreement, a recipient of restricted stock will have the rights of a stockholder during the restriction period, including the right to receive any dividends, which may be subject to the same restrictions as the restricted stock. Upon termination of employment occurring prior to a vesting date or failure to satisfy other vesting conditions, a participant’s unvested shares of restricted stock and unvested restricted stock units are forfeited, unless the participant’s award agreement, or the Compensation Committee, provides otherwise.

Performance Units, Performance Shares and Cash-Based Awards

Performance units, performance shares and/or cash-based awards granted to a participant are amounts credited to a bookkeeping account established for the participant. Each performance unit will have an initial value that is established by the Compensation Committee at the time of grant. Each performance share will have an initial value equal to the fair market value of a share on the date of grant. Each cash-based award will have a value that is determined by the Compensation Committee. After a performance unit, performance share or cash-based award has vested, the participant will be entitled to receive a payout of cash, shares of Class A common stock or a combination thereof depending upon the extent to which performance goals or other conditions the Compensation Committee established at the time of grant are satisfied. A recipient of performance units, performance shares or cash-based awards will have none of the rights of a stockholder unless and until shares are actually delivered to the participant. The number of performance units, performance shares and cash-based awards granted to a participant is determined by the Compensation Committee. Each award agreement will set forth the extent to which the participant will have the right to retain performance units, performance shares and cash-based awards following the participant’s termination of employment. The Compensation Committee will determine the extent to which any pre-established performance goals or other terms and conditions of the awards have been attained (or not attained) at the completion of the performance period. The Compensation Committee may, in its discretion, waive any such performance goals and/or other terms and conditions relating to any such award.

The performance goals applicable to payment of performance units, performance shares and/or cash-based awards may provide for a targeted level or levels of achievement using one or more of the measures set forth below.

• net sales	• expense levels

• revenue	• stockholder equity

• revenue growth or product revenue growth	• year-end cash

• operating income (before or after taxes)	• cash flow return on investment

• pre- or after-tax income (before or after allocation of corporate overhead and bonus)	• cash flow or cash flow per share (before or after dividends)

• earnings per share	• financing and other capital raising transactions (including sales of our equity or debt securities; factoring transactions)

• net income (before or after taxes)	• research and development achievements

• return on equity	• operating efficiencies

• total shareholder return	• debt reduction

• return on assets or net assets	• market share

• appreciation in and/or maintenance of the price of the our Class A common stock or any other of our publicly-traded securities	• cost of capital or assets under management

• gross profits	• reductions in costs

• earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization)	• working capital levels, including cash, inventory and accounts receivable

• economic value-added models or equivalent metrics	• financial ratios, including those measuring liquidity, activity, profitability or leverage

• comparisons with various stock market indices	• operating margins, gross margins or cash margin

•  implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel

•  strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of our products (including with group purchasing organizations, distributors and other vendors))

•  regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents; passing pre-approval inspections (whether ours or third parties))

• sales or licenses of our assets, including our intellectual property, whether in a particular jurisdiction or territory or globally, or through partnering transactions

• return on capital (including return on total capital or return on invested capital)	• co-development, co-marketing, profit sharing, joint venture or other similar arrangements

Performance measures may be determined either individually, alternatively, or in any combination, applied to either Visa as a whole or to a business unit, division, department or function of Visa or any of our subsidiaries, and measured over a period of time as specified by the Compensation Committee.

Other Stock-Based Awards

The Compensation Committee may grant to participants other awards (which may include rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our Class A common stock. Other stock-based awards may be granted either alone or in addition to other stock awards granted under the EIP. Each other stock-based award will be evidenced by an agreement specifying the date of grant, the number of shares or cash equivalent subject to the award, and other terms of the award. The Compensation Committee will determine the effect of a termination of employment or service on a participant’s other stock-based awards.

Fair Market Value

Fair market value is generally defined by the EIP as the last sale price reported for our Class A common stock on the NYSE on the date for which fair market value is being determined. In the event no sale is reported on that date, the fair market value is the last sale price on the last preceding day on which a sale was reported.

Vesting Periods

Awards under the EIP, other than a stock option, SAR, or cash-based award, are known as “full value” awards and will vest over not less than three years following the date the award is made, or in the case of vesting based upon the attainment of performance goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the performance period. The Compensation Committee may provide that such vesting restrictions lapse or are waived upon the participant’s death, disability, retirement or other specified termination of employment or upon a change of control. The Compensation Committee may grant full value awards that will result in the issuance of up to 5% of the shares reserved for issuance under the EIP without regard to the minimum vesting provisions.

Limitations on the Number of Shares that may be Awarded to a Participant under the EIP

No participant may receive stock options and SARs on more than 2,000,000 shares of our Class A common stock in any fiscal year. In connection with a participant’s commencement of service for Visa or a subsidiary or affiliate, a participant may be granted stock options and SARs for up to an additional 2,000,000 shares. No participant shall receive restricted stock awards, restricted stock units and performance shares that are intended to qualify as performance based compensation under Section 162(m) on more than 2,000,000 shares in any fiscal year. The maximum amount that may be paid to a participant with respect to performance units or cash-based awards intended to qualify as performance based compensation under Section 162(m) for an annual performance period is $30 million. For performance periods of shorter duration, the limit is $30 million multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is 12. The foregoing limits are subject to adjustment in the event of certain corporate events, stock splits, and similar transactions.

Adjustments to the Shares Available for Issuance under the EIP

In the event of any corporate event or transaction, such as a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, dividend or other distribution, stock split or reverse stock split, spin-off, split-up, combination or exchange of shares, repurchase of shares, or other similar change in corporate structure, partial or complete liquidation of Visa or distribution (other than normal cash dividends) to our stockholders, or any similar corporate event or transaction, the Compensation Committee shall substitute or adjust, as applicable, the number, class and kind of securities which may be delivered, the size of the plan reserve, and the individual participant limits, in order to prevent dilution or enlargement of participants’ rights under the EIP. The Compensation Committee shall also make appropriate adjustments and modifications in the terms of any outstanding awards to reflect or related to any such events, adjustments, substitutions or changes.

The Compensation Committee’s adjustment shall be effective and binding for all purposes of the EIP, subject to the restrictions specified in the EIP.

Repricing of Stock Options or SARs

Except for adjustments to reflect the effects of certain corporate transactions, the exercise price of stock options and the grant price of SARs may not be lowered, stock options and SARs may not be cancelled or exchanged for stock options or SARs with a lower exercise price or grant price, and stock options and SARs with an exercise price or grant price, as the case may be, that is higher than the current fair market value may not be cancelled in exchange for cash or any other type of award, in each case without prior stockholder approval.

Transferability of Awards

Except as otherwise determined by the Compensation Committee, no award and no right under any award may be assigned, sold or transferred by a participant other than by will or by the laws of descent and distribution. The Compensation Committee may permit transferability for certain awards, on a general or specific basis, and may impose conditions and limitations on any permitted transferability, provided that no award may be transferred for value or other consideration without first obtaining approval by our stockholders.

Clawback Policy

Awards made under the EIP will be subject to recoupment, clawback or similar policy as in effect from time to time, as well as similar provisions of applicable law. These policies may require repayment or forfeiture of awards and payouts under certain circumstances. Our current Clawback Policy is discussed in more detail under the heading “Executive Compensation – Compensation Discussion and Analysis – Policy Regarding Clawback of Incentive Compensation” in this proxy statement.

Change of Control

In the event of a change of control, as defined in the EIP, the Compensation Committee, in its discretion and on such terms and conditions as it deems appropriate, may take any of the following actions:

•	provide that any outstanding awards become vested, non-forfeitable and/or exercisable;

•	cancel or terminate restrictions or other conditions applicable to awards or deem any performance goals achieved;

•	remove from awards any restrictions on transfer, sale, assignment, pledge or other disposition;

•	treat target payment opportunities attainable under any performance-based awards as fully or partially earned immediately prior to the effective date of the change of control;

•	substitute for each share subject to an award the consideration received by stockholders in the transaction;

•

convert awards into a right to receive cash equal to the spread between the exercise price, grant price or outstanding unpaid purchase price, as applicable, and the highest price per share paid in the transaction or, if higher, the highest fair market value of a share during the 30 consecutive business days immediately prior to the closing date of the transaction, multiplied by the number of shares subject to such award;

•	provide that an award can or cannot be exercised after, or will otherwise terminate or not terminate as of, a change of control; or

•

provide that awards be assumed or replaced. In the event that an award is not assumed or replaced, then such award will: (a) become fully vested, non-forfeitable and/or exercisable, (b) have its restrictions, performance goals or other conditions cancelled, terminated or deemed achieved, (c) have any restrictions on transfer, sale, assignment, pledge or other disposition with respect to such award lapse, and (d) have any target payment opportunities under such outstanding performance-based award deemed to have been fully earned for the entire performance period immediately prior to the change of control. Unless otherwise provided in an award agreement, if a participant with respect to whom an award has been assumed or replaced is terminated without “cause” by us, an affiliate or a subsidiary or resigns for “good reason,” in either case after the change of control, all outstanding awards held by such terminated employee will (x) become fully vested, non-forfeitable and/or exercisable, (y) have their restrictions, performance goals or other conditions cancelled, terminated or deemed achieved, or (z) have any restrictions on transfer, sale, assignment, pledge or other disposition lapse. However, with respect to outstanding performance-based awards that are not assumed or replaced, such awards will be deemed achieved for the entire performance period(s) immediately prior to the change of control and (i) any awards denominated in shares will be paid a pro rata number of shares (or, in the discretion of the Compensation Committee, the equivalent fair market value in cash of such shares) based on the target or, if greater, actual performance and (ii) any such awards denominated in cash will be paid a pro rata amount of cash, in either case for the length of the performance period prior to either the change of control or an individual’s termination of service, as applicable.

Term of the EIP

The EIP will become effective upon approval by our stockholders and will remain in effect until all shares subject to the EIP have been delivered and any restrictions on such shares have lapsed, unless the EIP is terminated earlier by our board of directors. No awards may be granted under the EIP on or after ten years from the date the EIP was approved by our stockholders.

Amendments, Modification or Termination of the EIP

The board of directors may amend, alter, suspend, discontinue or terminate the EIP or any portion of it at any time. However, changes that would increase the maximum number of shares which may be sold or awarded under the EIP, decrease the minimum stock option price or grant price, change the class of persons eligible to receive awards under the EIP, extend the duration of the EIP or the period during which stock options or SARs may be exercised, or that otherwise require stockholder approval to comply with any applicable law, regulation or rule may not be made without stockholder approval.

The Compensation Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any awards granted under the EIP. Subject to certain exceptions, any such action that would materially adversely affect the right of any participant, including any participant with previously accrued rights under an existing award under the EIP, will not be made without the consent of the affected participant.

Notwithstanding the foregoing, the Compensation Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting Visa, any affiliate, or the financial statements of Visa or any affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Compensation Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the EIP. The determination of the Committee as to the foregoing adjustments, if any, will be conclusive and binding on the participants under the EIP.

New Plan Benefits

No awards that are conditioned upon stockholder approval of the EIP have been approved. For information regarding equity-based awards granted to our named executive officers during fiscal year 2011, see the section entitled “Executive Compensation – Executive Compensation Tables – Grants of Plan-Based Awards in Fiscal Year 2011” above.

Awards Already Made under the Original Plan

The following table shows the number of stock options, including any awards that were subsequently cancelled or surrendered for taxes, which Visa has awarded, as of November 30, 2011, to the following individuals and groups:

•	our named executive officers;
•	all nine of our current executive officers as a group (for information about our current executive officers, please see the section entitled “Executive Officers”);
•	all nine of our current non-employee directors as a group (for information about the current non-employee directors, see “Proposal 1 – Election of Directors”); and
•	all employees, excluding the current executive officers, as a group.

Name and Position	Number of Securities Underlying Stock Options Granted
Joseph W. Saunders
Chairman and Chief Executive Officer	1,095,897
Byron H. Pollitt
Chief Financial Officer	376,915
John M. Partridge
President	586,633
Joshua R. Floum
General Counsel	237,641
William M. Sheedy
Group President - Americas	176,484
All Current Executive Officers, as a Group	3,045,696
All Non-Employee Directors, as a Group	0
All Employees, Other than Current Executive Officers, as a Group	11,246,147

Certain Federal Income Tax Consequences under the EIP

The following discussion of certain of the U.S. federal income tax consequences of awards under the EIP is based on current U.S. federal tax laws and regulations and does not purport to be a complete discussion. This description may differ from the actual tax consequences incurred by any individual recipient of an award. Moreover, existing law is subject to change by new legislation, by new regulations, by administrative pronouncements and by court decisions or by new or clarified interpretations or applications of existing laws, regulations, administrative pronouncements and court decisions. Any such change may affect the federal income tax consequences described below. The following summary of the federal income tax consequences in respect of the EIP is for general information only. Interested parties should consult their own tax advisors as to specific tax consequences, including the application and effect of foreign, state and local laws.

Non-Qualified Stock Options

The grant of a non-qualified stock option does not result in taxable income to the optionee or a deduction for us at the time it is granted. Instead, an optionee exercising a stock option will generally realize taxable compensation at that time in the amount of the difference between the stock option price and the then market value of the shares, and income tax withholding requirements apply upon exercise. Generally, we will be allowed a deduction for federal income tax purposes in an amount equal to the taxable compensation realized by the optionee in the year of exercise. The optionee’s tax basis in the option shares is equal to the stock option price paid for the shares plus the amount includable in income upon exercise. At sale, appreciation

(or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending upon how long the shares have been held.

Incentive Stock Options

An optionee is not taxed at the time an incentive stock option is granted. The tax consequences upon exercise and later disposition of the underlying shares generally depend upon whether the optionee was an employee of Visa or a subsidiary at all times from the date of grant until three months preceding exercise (one year in the case of disability) and on whether the optionee holds the shares for more than one year after exercise and two years after the date of grant of the stock option.

If the optionee satisfies both the employment rule and the holding rule for income tax purposes, the optionee will not recognize income upon exercise of the stock option and we will not be allowed an income tax deduction at any time. The difference between the stock option exercise price and the amount realized upon disposition of the shares by the optionee will constitute either a long-term capital gain or a long-term capital loss.

If the optionee meets the employment rule, but fails to observe the holding rule (a “disqualifying disposition”), the optionee generally recognizes the excess of the fair market value of the shares at the date of exercise over the option exercise price as ordinary income in the year of the disqualifying disposition. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the optionee as capital gain (long-term or short-term depending on the length of time the shares were held after the stock option was exercised). If the sale price is less than the fair market value on the date of exercise, then the ordinary income recognized by the optionee is generally limited to the excess of the sales price over the stock option exercise price. In both situations, the tax deduction we are allowed will be limited to the ordinary income recognized by the optionee. Under current Internal Revenue Service guidelines, we are not required to withhold any federal income tax in the event of a disqualifying disposition.

Different consequences may apply for an optionee subject to the alternative minimum tax.

Restricted Stock

Upon the grant of restricted stock, a participant will not recognize taxable income and we will not be allowed a tax deduction. Rather, on the date when the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares on that date (less the price paid, if any, for such shares). Alternatively, a participant may file with the IRS a “section 83(b) election” no later than 30 days after the date of grant of restricted stock, as a result of which the participant will recognize taxable ordinary income at the time of the grant, generally in an amount equal to the fair market value of the shares on the date of grant, less any amount paid for the grant. The amount recognized by the participant is subject to income tax withholding requirements. At the time the participant recognizes income with respect to the restricted stock, we are generally entitled to a deduction in an equal amount. Upon the sale of any shares that are delivered to the participant pursuant to an award, the participant will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date the shares were vested/delivered to the participant pursuant to the award.

Restricted Stock Unit Awards, Performance Share Awards, Performance Unit Awards, and Other Stock Based Awards

A participant who receives a restricted stock unit award, performance share award, performance unit award or other stock-based award which includes a performance and/or vesting requirement or other restriction that must be satisfied prior to payment will not recognize any income for federal income tax purposes at the time of the grant of such award and we are not entitled to a deduction at that time.

When any part of a performance share award or award of restricted stock units is paid (in the case of cash) or delivered (in the case of shares) to the participant, the participant will realize compensation taxable as ordinary income in an amount equal to the cash paid or the fair market value of the shares delivered.

Income tax withholding requirements generally apply to amounts that are recognized as ordinary income and we generally will be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income. Upon the sale of any shares that are delivered to the participant pursuant to an award, the participant will realize either long-term or short-term capital gain (or loss), depending on how long the shares were held, equal to the difference between the amount realized and the fair market value of the shares on the date the shares were vested or delivered to the participant pursuant to the award.

Cash-Based Awards

A participant who receives a cash-based award will realize compensation taxable as ordinary income in an amount equal to the cash paid at the time of such payment. Income tax withholding requirements generally apply to amounts that are recognized as ordinary income and we generally will be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income.

Impact of Section 409A

Section 409A of the Internal Revenue Code applies to deferred compensation, unless the compensation was both deferred and vested prior to January 1, 2005. Generally speaking, “deferred compensation” is compensation earned currently, the payment of which is deferred to a later taxable year, and an amount is “vested” on the date that the participant’s right to receive the amount is no longer conditioned on the participant’s performance of services or upon the occurrence of an event (such as a change of control) or the achievement of performance goals that are substantially related to the purpose of the compensation.

Stock options, restricted stock awards, restricted stock unit awards, performance share awards, and other stock-based awards available under the EIP are designed either to be exempt from the requirements of Section 409A of the Internal Revenue Code or to satisfy its requirements. Awards subject to Section 409A of the Internal Revenue Code and that fail to satisfy its requirements will subject the award holder to immediate taxation, an interest penalty, and an additional 20% tax on the amount underlying the award.

Limitations on Our Section 162(m) Deduction

With certain exceptions, Section 162(m) limits our deduction for compensation in excess of $1,000,000 paid to our Chief Executive Officer and our three other highest-paid executive officers (other than the principal financial officer), who are collectively the “Covered Employees.” Compensation paid to the Covered Employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m). Once approved by our stockholders, the EIP will permit us to grant awards intended to qualify as performance-based compensation under Section 162(m).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF

THE VISA INC. 2007 EQUITY INCENTIVE COMPENSATION PLAN, AS AMENDED AND RESTATED.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth certain information, as of September 30, 2011, concerning shares of common stock authorized for issuance under the Original Plan.

Plan Category	Number of shares of Class A common stock issuable upon exercise of outstanding options, warrants and rights (a)(#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of shares of Class A common stock remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (#)

Equity compensation plans approved by stockholders	7,386,302(1)	53.57	42,506,121

Equity compensation plans not approved by stockholders	1,168,087(2)	47.97	—

Total	8,554,389	52.81	42,506,121

(1)	In addition to stock options, the Original Plan authorizes the issuance of restricted stock units, performance-based shares, and other stock-based awards. In addition to the shares of Class A common stock issuable under the Original Plan pursuant to stock options, a total of 467,803 and 632,786 shares of Class A common stock are issuable as of September 30, 2011 pursuant to outstanding restricted stock units and performance-based shares, respectively.

(2)	On July 21, 2010, we completed the acquisition of all of the outstanding shares of the common stock of CyberSource Corporation, which we refer to as the CyberSource Acquisition. In connection with the CyberSource Acquisition, the unvested, in-the-money stock options held by former CyberSource employees were terminated and replaced with stock options, referred to as the Replacement Options, representing approximately 1.6 million shares of our Class A common stock with a total fair value of approximately $46 million. The Replacement Options were issued under certain provisions of the Original Plan, which permit Visa to issue options in connection with certain acquisition transactions. In accordance with the Original Plan, the grant of the Replacement Options did not reduce the aggregate number of shares available for issuance under the Original Plan. The balance of 1,168,087 stock options as of September 30, 2011 represents shares of Class A common stock that are issuable upon the exercise of any outstanding Replacement Options.

PROPOSAL 4 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012

The Audit and Risk Committee has appointed KPMG LLP as our independent registered public accounting firm to audit the financial statements of Visa Inc. and its subsidiaries for the fiscal year ending September 30, 2012. KPMG was our independent registered public accounting firm for the fiscal year ended September 30, 2011.

A proposal will be presented at the Annual Meeting to ratify KPMG’s appointment. If the stockholders do not ratify KPMG’s appointment, the Audit and Risk Committee may reconsider the selection of our independent registered public accounting firm for fiscal year 2012. Even if the appointment is ratified, the Audit and Risk Committee, in its sole discretion, may select a different independent registered public accounting firm at any time during the fiscal year if it determines such a change would be in our best interests and the best interests of our stockholders.

A representative of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT

OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012.

INDEPENDENT AUDITOR’S SERVICES AND FEES

The following table sets forth the aggregate fees billed to the Company by KPMG for fiscal years 2011 and 2010:

	Fiscal Year
	2011	2010
	(in thousands)
Audit fees(1)	$5,867	$5,819
Audit-related fees(2)	1,490	1,061
Tax fees(3)	268	209
All other fees	—	—

Total	$7,625	$7,089

(1)	Represents aggregate fees billed for professional services rendered in connection with annual financial statement audits, audits of our internal control over financial reporting and for services related to local statutory audits.
(2)	Represents aggregate fees billed for assurance and related audit services (but not included in the audit fees set forth above). The assurance and related audit services include employee benefit plan audits, review of internal controls for selected information systems and business units (Statement on Standards for Attestation Engagement No. 16 audits), and services related to web trust certifications.
(3)	Represents aggregate fees billed for tax services in connection with the preparation of tax returns, other tax compliance services, tax planning and expatriate tax services.

Consistent with SEC and Public Company Accounting Oversight Board, or PCAOB, requirements regarding auditor independence, the Audit and Risk Committee has responsibility for appointing, setting the compensation for and overseeing the work of our independent registered public accounting firm. In accordance with its charter and the Audit and Risk Committee’s Pre-Approval Policy, the Audit and Risk Committee is required to pre-approve all audit and internal control-related services and permitted non-audit services, including the terms thereof, to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit and Risk Committee prior to the completion of the audit. In addition, the Audit and Risk Committee’s charter requires the Committee to review and discuss with the independent registered public accounting firm any documentation supplied by it as to the nature and scope of any tax services to be approved, as well as the potential effects of the provision of such services on the firm’s independence. During fiscal year 2011, all services KPMG provided to the Company were pre-approved by the Audit and Risk Committee in accordance with applicable SEC regulations and the Pre-Approval Policy, and the Audit and Risk Committee reviewed and discussed the documentation KPMG supplied to it as to tax services and the potential effect of the provision thereof on KPMG’s independence.

To further help ensure the independence of our independent registered public accounting firm, we have adopted policies and procedures relating to the engagement of our independent registered public accounting firm and the hiring of employees or former employees of the independent registered public accounting firm.

REPORT OF THE AUDIT AND RISK COMMITTEE

The Audit and Risk Committee is responsible for monitoring and overseeing Visa’s financial reporting process on behalf of the board of directors. Visa’s management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements, and for the public reporting process. KPMG LLP, Visa’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting.

In this context, the Audit and Risk Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2011. In addition, the Audit and Risk Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit and Risk Committee also has received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit and Risk Committee has discussed the independence of KPMG with that firm.

Based on the Audit and Risk Committee’s review and discussions noted above, the Audit and Risk Committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, for the fiscal year ended September 30, 2011, for filing with the Securities and Exchange Commission.

Submitted by:	Robert W. Matschullat (Chairman) Gary P. Coughlan Mary B. Cranston Francisco Javier Fernandez-Carbajal Cathy E. Minehan

ADDITIONAL ANNUAL MEETING INFORMATION

Attending the Meeting in Person

If you plan to attend the Annual Meeting in person, please visit the Investor Relations page of our website at http://investor.visa.com for directions to The Commonwealth Club of California, 595 Market Street, 2nd Floor, San Francisco, California 94111. The Annual Meeting will start at 8:30 a.m. Pacific Time on January 31, 2012. Please note that the doors to the meeting room will not open until 8:00 a.m. Pacific Time.

When you arrive, signs will direct you to the meeting room. Due to security measures, all bags will be subject to search, and all persons who attend the Annual Meeting will be subject to a metal detector and/or a hand wand search. We will be unable to admit anyone who does not comply with these security procedures. We will not permit the use of cameras (including cell phones with photographic capabilities) and other recording devices in the meeting room. Stockholders attending the Annual Meeting in person will be permitted to submit questions to management.

Only stockholders of our Class A common stock as of the close of business on the Record Date, who can prove such ownership and provide valid identification, will be allowed admittance to attend the Annual Meeting. Individuals who own shares through a broker or other nominee should bring to the Annual Meeting a legal proxy, brokerage statement or written proof of ownership as of the close of business on the Record Date. Beneficial owners who plan to vote their shares must follow the instructions in the section of this proxy statement entitled “Questions and Answers about the Annual Meeting and These Proxy Materials – How do I vote and what are the voting deadlines?” Representatives of institutional stockholders should bring a legal proxy or other proof that they are representatives of a firm that held shares on the Record Date and are authorized to vote on behalf of the institution. Stockholders intending to attend the Annual Meeting in person must reserve their seat by January 27, 2012 by contacting our Investor Relations Department at (415) 932-2213. In addition, stockholders must bring a form of government-issued photo identification, such as a driver’s license, state-issued ID card, or passport to gain entry to the Annual Meeting.

Anyone who cannot provide valid identification and proof of ownership or representation as of the close of business on the Record Date, and has not reserved his or her seat in advance, may not be admitted.

Annual Meeting Webcast

An audio webcast of the Annual Meeting will be available on the Investor Relations page of our website at http://investor.visa.com at 8:30 a.m. Pacific Time on January 31, 2012. The webcast will allow stockholders to listen to the Annual Meeting, but stockholders accessing the Annual Meeting through the webcast will not be considered present at the Annual Meeting and will not be able to vote through the webcast or ask questions. An archived copy of the webcast will be available on our website through February 28, 2012. Registration to listen to the webcast will be required.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than ten percent of our Class A common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC, and to furnish copies of such reports to the Company. Based solely on our review of the reports provided to us and on representations received from our directors and executive officers that no annual Form 5 reports were required to be filed by them, we believe that all of our executive officers, directors and persons who beneficially own more than ten percent of our Class A common stock complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2011 except: a Form 4 filed on November 8, 2011 for Mr. Saunders, which reported one transaction.

Stockholder Proposals

Stockholder Proposals for 2013 Annual Meeting

The submission deadline for stockholder proposals to be included in our proxy materials for the 2013 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act is August 16, 2012, except as may otherwise be provided in Rule 14a-8. All such proposals must be in writing and received by our Corporate Secretary at Visa Inc., P.O. Box 8999, San Francisco, California 94128-8999 by close of business on the required deadline in order to be considered for inclusion in our proxy materials for the 2013 annual meeting of stockholders. Submission of a proposal before the deadline does not guarantee its inclusion in our proxy materials.

Advance Notice Procedure for 2013 Annual Meeting

Under our Bylaws, director nominations and other business may be brought at an annual meeting of stockholders only by or at the direction of the board of directors or by a stockholder entitled to vote who has submitted a proposal in accordance with the requirements of our Bylaws as in effect from time to time. To be timely under the Bylaws as now in effect, a stockholder notice must be delivered or mailed to our Corporate Secretary and received at our principal executive offices, Visa Inc., P.O. Box 8999, San Francisco, California 94128-8999, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date of the annual meeting. However, if we provide less than one hundred (100) days’ notice or other prior public disclosure of the date of the meeting, the stockholder notice must be received no later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or other public disclosure was made. Please refer to the full text of our advance notice Bylaw provisions for additional information and requirements. A copy of our Bylaws may be obtained by writing to our Corporate Secretary at the address listed above or by visiting the Investor Relations page of our website at http://investor.visa.com, under “Corporate Governance.”

Stockholders Sharing the Same Address

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to you. Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may notify our Investor Relations Department at (415) 932-2213 or Investor Relations, Visa Inc., P.O. Box 8999, San Francisco, California 94128-8999. We will send an individual copy of the proxy statement to any stockholder who revokes their consent to householding within 30 days of our receipt of such revocation.

Fiscal Year 2011 Annual Report and SEC Filings

Our financial statements for the fiscal year ended September 30, 2011 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. Our Annual Report and this proxy statement are posted on our website at http://investor.visa.com and are available from the SEC at its website at www.sec.gov. If you do not have access to the Internet or have not received a copy of our Annual Report, you may request a copy of it or any exhibits thereto without charge by writing to our Corporate Secretary, at Visa Inc., P.O. Box 8999, San Francisco, California 94128-8999.

By Order of the Board of Directors

Joseph W. Saunders
Chief Executive Officer and Chairman of the Board

ANNEX A

VISA INC.

2007 EQUITY INCENTIVE COMPENSATION PLAN

(Amended and Restated as of January 31, 2012)

ARTICLE I

ESTABLISHMENT; PURPOSES; AND DURATION

1.1          Establishment of the Plan.  The Plan permits the grant of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Cash-Based Awards and Other Stock-Based Awards. Following adoption of the Plan by the Board of Directors, the Plan shall become effective upon the date on which the Plan is approved by the Company’s stockholders, which approval must occur within the period ending twelve (12) months after the date the Plan is adopted by the Board. The Plan shall remain in effect as provided in Section 1.3

1.2          Purposes of the Plan.  The purposes of the Plan are to provide additional incentives to non-employee directors of the Company and to those officers, employees and consultants of the Company, Subsidiaries and Affiliates whose substantial contributions are essential to the continued growth and success of the business of the Company and the Subsidiaries and Affiliates, in order to strengthen their commitment to the Company and the Subsidiaries and Affiliates, and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company and to further align the interests of such non-employee directors, officers, employees and consultants with the interests of the stockholders of the Company.

1.3          Duration of the Plan.  The Plan shall commence on the Effective Date, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article XVI, until all Shares subject to it shall have been delivered, and any restrictions on such Shares have lapsed, pursuant to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after ten (10) years from the Effective Date.

ARTICLE II

DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1          “Affiliate” means any entity (other than the Company and any Subsidiary) (a) in which the Company owns or controls, directly or indirectly fifty percent (50%) or more of the voting power or economic interests of such entity, or (b) that is affiliated with the Company through stock or equity ownership or otherwise and is designated as an Affiliate for purposes of the Plan by the Committee.

2.2          “Assumed” means that pursuant to a transaction resulting in a Change of Control, either (a) the Award is expressly affirmed by the Company or (b) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the surviving or successor corporation or entity to the Company, or any parent or subsidiary of either thereof, or any other corporation or entity that is a party to the transaction resulting in the Change of Control, in connection with such Change of Control, with appropriate adjustments to the number and kind of securities of such surviving or successor corporation or entity, or such other applicable parent, subsidiary, corporation or entity, subject to the Award and the exercise or purchase price thereof, which preserves the compensation element of the Award existing at the time of such Change of Control transaction, and provides for subsequent payout in accordance with the same (or more favorable) payment and vesting schedule applicable to such Award, as determined in accordance with the instruments evidencing the agreement to assume the Award. The determination of Award comparability for this purpose shall be made by the Committee, and its determination shall be final, binding and conclusive.

2.3          “Award” means, individually or collectively, a grant under the Plan of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.

2.4          “Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.5          “Beneficial Ownership” (including correlative terms) shall have the meaning given such term in Rule 13d-3 promulgated under the Exchange Act.

2.6          “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7          “Cash-Based Award” means an Award, whose value is determined by the Committee, granted to a Participant, as described in Article IX.

2.8          “Cause” shall have the definition given such term in a Participant’s Award Agreement, or in the absence of any such definition, as determined in good faith by the Committee.

2.9          “Change of Control” means the occurrence of any of the following:

(a)      an acquisition in one transaction or a series of related transactions (other than directly from the Company or pursuant to Awards granted under the Plan or compensatory options or other similar awards granted by the Company) by any Person of any Voting Securities of the Company, immediately after which such Person has Beneficial Ownership of more than fifty percent (50%) of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred pursuant to this Section 2.9(a), Voting Securities of the Company which are acquired in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change of Control; or

(b)      any Person acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such Person), other than directly from the Company or pursuant to Awards granted under the Plan or compensatory options or other similar awards granted by the Company, Beneficial Ownership of Voting Securities of the Company possessing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred pursuant to this Section 2.9(b), Voting Securities of the Company which are acquired in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change of Control; or

(c)      the individuals who, immediately prior to the Effective Date, are members of the Board (the “Company Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election of any new director was approved by a vote of at least a majority of the Company Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Company Incumbent Board; provided further, however, that no individual shall be considered a member of the Company

Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-12(c) promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Company Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Company Proxy Contest; or

(d)      the consummation of any merger, consolidation, recapitalization or reorganization involving the Company unless:

(i)    the stockholders of the Company, immediately before such merger, consolidation, recapitalization or reorganization, own, directly or indirectly, immediately following such merger, consolidation, recapitalization or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the “Company Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities of the Company immediately before such merger, consolidation, recapitalization or reorganization; and

(ii)    the individuals who were members of the Company Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, recapitalization or reorganization constitute at least a majority of the members of the board of directors of the Company Surviving Corporation, or a corporation Beneficially Owning, directly or indirectly, a majority of the voting securities of the Company Surviving Corporation, and

(iii)    no Person, other than (A) the Company, (B) any Related Entity, (C) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation, recapitalization or reorganization, was maintained by the Company, the Company Surviving Corporation, or any Related Entity or (D) any Person who, together with its Affiliates, immediately prior to such merger, consolidation, recapitalization or reorganization had Beneficial Ownership of more than fifty percent (50%) of the then outstanding Voting Securities of the Company, owns, together with its Affiliates, Beneficial Ownership of more than fifty percent (50%) of the combined voting power of the Company Surviving Corporation’s then outstanding Voting Securities (a transaction described in clauses (d)(i) through (d)(iii) above is referred to herein as a “Non-Control Transaction”); or

(e)      any approval by the Company’s stockholders of any plan or proposal for the liquidation or dissolution of the Company; or

(f)      any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets or business of the Company to any Person (other than (A) a transfer or distribution to a Related Entity, or (B) a transfer or distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than fifty percent (50%) of the combined voting power of the then outstanding Voting Securities of the Company as a result of the acquisition of Voting Securities of the Company by the Company which, by reducing the number of Voting Securities of the Company then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company and (1) before such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities of the Company in a related transaction or (2) after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities of the Company which in either case increases the percentage of the then outstanding Voting Securities of the Company Beneficially Owned by the Subject Person, then a Change of Control shall be deemed to occur.

Solely for purposes of this Section 2.9, (1) “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, and (2) “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Any Relative (for this purpose, “Relative” means a spouse, child, parent, parent of spouse, sibling or grandchild) of an individual shall be deemed to be an Affiliate of such individual for this purpose. None of the Company or any Person controlled by the Company shall be deemed to be an Affiliate of any holder of Shares.

2.10          “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, including rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.11          “Committee” means the Compensation Committee of the Board of Directors or a subcommittee thereof, or such other committee designated by the Board to administer the Plan each of whom satisfies such criteria of independence as the Board may establish and such additional regulatory or listing requirements as the Board may determine to be applicable or appropriate; provided, however, that with respect to Awards hereunder intended to qualify as performance-based compensation under Code Section 162(m), the Committee shall consist solely of two or more members of the Board who are not Employees and who otherwise qualify as “outside directors” within the meaning of Code Section 162(m).

2.12          “Company” means Visa Inc., a Delaware corporation.

2.13          “Company Incumbent Board” shall have the meaning provided in Section 2.9(c).

2.14          “Company Proxy Contest” shall have the meaning provided in Section 2.9(c).

2.15          “Company Surviving Corporation” has the meaning provided in Section 2.9(d)(i).

2.16          “Consultant” means an independent contractor who is a natural person and performs services for the Company or a Subsidiary or Affiliate in a capacity other than as an Employee or Director.

2.17          “Director” means any individual who is a member of the Board of Directors of the Company.

2.18          “Dividend Equivalents” means the equivalent value (in cash or Shares) of dividends that would otherwise be paid on the Shares subject to an Award but that have not been issued or delivered, as described in Article XI.

2.19          “Effective Date” means January 31, 2012.

2.20          “Employee” means any person designated as an employee of the Company, a Subsidiary and/or an Affiliate on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, a Subsidiary or an Affiliate as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, a Subsidiary and/or an Affiliate without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, a Subsidiary and/or an Affiliate during such period. For purposes of the Plan, upon approval by the Committee, the term Employee may also include Employees whose employment with the Company, a Subsidiary or an Affiliate has been terminated subsequent to being granted an Award under the Plan. For the avoidance of doubt, a Director who would otherwise be an “Employee” within the meaning of this Section 2.20 shall be considered an Employee for purposes of the Plan.

2.21          “Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.22          “Fair Market Value” means the fair market value of the Shares as determined by the Committee by the reasonable application of such reasonable valuation method as the Committee deems appropriate; provided, however, that, with respect to ISOs, for purposes of Section 6.3, such fair market value shall be determined subject to Section 422(c)(7) of the Code; provided further, however, that if the Shares are readily tradable on an established securities market, Fair Market Value on any date shall be the last sale price reported for the Shares on such market on such date or, if no sale is reported on such date, on the last date preceding such date on which a sale was reported. In each case, the Committee shall determine Fair Market Value in a manner that satisfies the applicable requirements of Code Section 409A.

2.23          “Fiscal Year” means the calendar year, or such other consecutive twelve (12)-month period as the Committee may select.

2.24          “Full Value Award” means any Award other than an Option, Stock Appreciation Right or Cash-Based Award.

2.25          “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article VII.

2.26          “Good Reason” shall have the definition given such term in a Participant’s Award Agreement, or in the absence of any such definition, as determined in good faith by the Committee.

2.27          “Grant Price” means the price established at the time of grant of an SAR pursuant to Article VII, used to determine whether there is any payment due upon exercise of the SAR.

2.28          “Incentive Stock Option” or “ISO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Section 422 of the Code.

2.29          “Insider” means an individual who is, on the relevant date, an officer, director or ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act.

2.30          “Non-Control Acquisition” means an acquisition (whether by merger, stock purchase, asset purchase or otherwise) by (a) an employee benefit plan (or a trust forming a part thereof) maintained by (i) the Company or (ii) any corporation or other Person of which fifty percent (50%) or more of its total value or total voting power of its Voting Securities or equity interests is owned, directly or indirectly, by the Company (a “Related Entity”); (b) the Company or any Related Entity; (c) any Person in connection with a Non-Control Transaction; or (d) any Person that owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the outstanding Voting Securities of the Company on the Effective Date.

2.31          “Non-Control Transaction” shall have the meaning provided in Section 2.9(d).

2.32          “Non-Employee Director” means a Director who is not an Employee.

2.33          “Non-Qualified Stock Option” or “NQSO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI and which is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

2.34          “Notice” means notice provided by a Participant to the Company in a manner prescribed by the Committee.

2.35          “Option” or “Stock Option” means an Incentive Stock Option or a Non-Qualified Stock Option, as described in Article VI.

2.36          “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.37          “Other Stock-Based Award” means an equity-based or equity-related Award described in Section 10.1, granted in accordance with the terms and conditions set forth in Article X.

2.38          “Participant” means any eligible individual as set forth in Article V who holds one or more outstanding Awards.

2.39          “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to, or the amount or entitlement to, an Award.

2.40          “Performance Share” means an Award of a performance share, whose initial value is equal to the Fair Market Value of a Share on the date of grant, granted to a Participant, as described in Article IX.

2.41          “Performance Unit” means an Award of a performance unit, whose initial value is established by the Committee at the time of grant, granted to a Participant, as described in Article IX.

2.42          “Period of Restriction” means the period during which Shares of Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture, and, in the case of Restricted Stock, the transfer of Shares of Restricted Stock is limited in some way, as provided in Article VIII.

2.43          “Person” means “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of persons.

2.44          “Plan” means this Visa Inc. 2007 Equity Incentive Compensation Plan, as amended and restated.

2.45          “Qualified Change of Control” means a Change of Control that qualifies as a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A(a)(2)(A)(v) of the Code.

2.46          “Replaced” means that pursuant to a transaction resulting in a Change of Control, the Award is replaced with a comparable stock award or a cash incentive program by the Company, the surviving or successor corporation or entity to the Company, or any parent or subsidiary of either thereof, or any other corporation or entity that is a party to the transaction resulting in the Change of Control, in connection with such Change of Control, which preserves the compensation element of the Award existing at the time of such Change of Control transaction, and provides for subsequent payout in accordance with the same (or more favorable) payment and vesting schedule applicable to such Award, as determined in accordance with the instruments evidencing the agreement to assume the Award. The determination of Award comparability for this purpose shall be made by the Committee, and its determination shall be final, binding and conclusive.

2.47          “Restricted Stock” means an Award granted to a Participant, subject to the Period of Restriction, pursuant to Article VIII.

2.48          “Restricted Stock Unit” means an Award, whose value is equal to a Share, granted to a Participant, subject to the Period of Restriction, pursuant to Article VIII.

2.49          “Rule 16b-3” means Rule 16b-3 under the Exchange Act, or any successor rule, as the same may be amended from time to time.

2.50          “Securities Act” means the Securities Act of 1933, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.51          “Separation from Service” means a Termination that qualifies as a separation from service within the meaning of Code Section 409A(a)(2)(A)(i).

2.52          “Share” means a share of Class A common stock, par value $0.0001 per share, of the Company (including any new, additional or different stock or securities resulting from any change in corporate capitalization as listed in Section 4.2).

2.53          “Stock Appreciation Right” or “SAR” means an Award, granted alone (a “Freestanding SAR”) or in connection with a related Option (a “Tandem SAR”), designated as an SAR, pursuant to the terms of Article VII.

2.54          “Subject Person” has the meaning provided in Section 2.9.

2.55          “Subsidiary” means any present or future corporation which is or would be a “subsidiary corporation” of the Company as the term is defined in Section 424(f) of the Code.

2.56          “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, options or other awards previously granted, or the right or obligation to grant future options or other awards, by a company acquired by the Company, a Subsidiary and/or an Affiliate or with which the Company, a Subsidiary and/or an Affiliate combines, or otherwise in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the Company, a Subsidiary or an Affiliate, including a transaction described in Code Section 424(a).

2.57          “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article VII.

2.58          “Termination” means the time when a Participant ceases the performance of services for the Company, any Affiliate or Subsidiary, as applicable, for any reason, with or without Cause, including a Termination by resignation, discharge, death, disability or retirement, but excluding (a) a Termination where there is a simultaneous reemployment (or commencement of service) or continuing employment (or service) of a Participant by the Company, Affiliate or any Subsidiary, (b) at the discretion of the Committee, a Termination that results in a temporary severance, and (c) at the discretion of the Committee, a Termination of an Employee that is immediately followed by the Participant’s service as a Non-Employee Director.

2.59          “Voting Securities” shall mean, with respect to any Person that is a corporation, all outstanding voting securities of such Person entitled to vote generally in the election of the board of directors of such Person.

ARTICLE III

ADMINISTRATION

3.1          General.  The Committee shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions. Notwithstanding the foregoing, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including establishing procedures to be followed by the Committee, but excluding matters which under any applicable law, regulation or rule, including any exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), are required to be determined in the sole discretion of the Committee. If and to the extent that the Committee does not exist or cannot function, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee, subject to the limitations set forth in the immediately preceding sentence.

3.2          Committee.  The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. Appointment of Committee members shall be effective upon their acceptance of such appointment. Committee members may be removed by the Board at any time either with or without cause, and such members may resign at any time by delivering notice thereof to the Board. Any vacancy on the Committee, whether due to action of the Board or any other reason, shall be filled by the Board. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it has been made at a meeting duly held.

3.3          Authority of the Committee.  The Committee shall have full discretionary authority to grant, pursuant to the terms of the Plan, Awards to those individuals who are eligible to receive Awards under the Plan. Except as limited by law or by the Certificate of Incorporation or By-Laws of the Company, and subject to the provisions herein, the Committee shall have full power, in accordance with the other terms and provisions of the Plan, to:

(a)      select Employees, Non-Employee Directors and Consultants who may receive Awards under the Plan and become Participants;

(b)      determine eligibility for participation in the Plan and decide all questions concerning eligibility for, and the amount of, Awards under the Plan;

(c)      determine the sizes and types of Awards;

(d)      determine the terms and conditions of Awards, including the Option Prices of Options and the Grant Prices of SARs;

(e)      grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or a Subsidiary or Affiliate;

(f)      grant Substitute Awards on such terms and conditions as the Committee may prescribe, subject to compliance with the ISO rules under Code Section 422 and the non-qualified deferred compensation rules under Code Section 409A, where applicable;

(g)      make all determinations under the Plan concerning Termination of any Participant’s employment or service with the Company or a Subsidiary or Affiliate, including whether such Termination occurs by reason of Cause, Good Reason, disability, retirement or in connection with a Change of Control and whether a leave constitutes a Termination;

(h)      construe and interpret the Plan and any agreement or instrument entered into under the Plan, including any Award Agreement;

(i)      establish and administer any terms, conditions, restrictions, limitations, forfeiture, vesting or exercise schedule, and other provisions of or relating to any Award;

(j)      establish and administer any performance goals in connection with any Awards, including performance criteria and applicable Performance Periods, determine the extent to which any performance goals and/or other terms and conditions of an Award are attained or are not attained;

(k)      construe any ambiguous provisions, correct any defects, supply any omissions and reconcile any inconsistencies in the Plan and/or any Award Agreement or any other instrument relating to any Awards;

(l)      establish, adopt, amend, waive and/or rescind rules, regulations, procedures, guidelines, forms and/or instruments for the Plan’s operation or administration;

(m)    make all valuation determinations relating to Awards and the payment or settlement thereof;

(n)    grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Award, or accelerate the vesting or exercisability of any Award;

(o)      subject to the provisions of Article XV, amend or adjust the terms and conditions of any outstanding Award and/or adjust the number and/or class of shares of stock subject to any outstanding Award;

(p)      at any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws or rules, including terms, restrictions and conditions for compliance with applicable securities laws or listing rules, methods of withholding or providing for the payment of required taxes and restrictions regarding a Participant’s ability to exercise Options through a cashless (broker-assisted) exercise;

(q)      subject to the provisions of Section 15.1, offer to buy out an Award previously granted, based on such terms and conditions as the Committee shall establish with and communicate to the Participant at the time such offer is made;

(r)      determine whether, and to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; and

(s)      exercise all such other authorities, take all such other actions and make all such other determinations as it deems necessary or advisable for the proper operation and/or administration of the Plan.

3.4          Award Agreements.  The Committee shall, subject to applicable laws and rules, determine the date an Award is granted. Each Award shall be evidenced by an Award Agreement; however, two or more Awards granted to a single Participant may be combined in a single Award Agreement. An Award Agreement shall not be a precondition to the granting of an Award; provided, however, that (a) the Committee may, but need not, require as a condition to any Award Agreement’s effectiveness, that such Award Agreement be executed on behalf of the Company and/or by the Participant to whom the Award evidenced thereby shall have been granted (including by electronic signature or other electronic indication of acceptance), and such executed Award Agreement be delivered to the Company, and (b) no person shall have any rights under any Award unless and until the Participant to whom such Award shall have been granted has complied with the applicable terms and conditions of the Award. The Committee shall prescribe the form of all Award

Agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all Award Agreements. In the event of any dispute or discrepancy concerning the terms of an Award, the records of the Committee or its designee shall be determinative.

3.5          Discretionary Authority; Decisions Binding.  The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. All determinations, decisions, actions and interpretations by the Committee with respect to the Plan and any Award Agreement, and all related orders and resolutions of the Committee shall be final, conclusive and binding on all Participants, the Company and its stockholders, any Subsidiary or Affiliate and all persons having or claiming to have any right or interest in or under the Plan and/or any Award Agreement. The Committee shall consider such factors as it deems relevant to making or taking such decisions, determinations, actions and interpretations, including the recommendations or advice of any Director or officer or employee of the Company, any director, officer or employee of a Subsidiary or Affiliate and such attorneys, consultants and accountants as the Committee may select. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

3.6          Delegation of Administration.  Except to the extent prohibited by applicable law, including any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), or the applicable rules of a stock exchange, the Committee may, in its discretion, allocate all or any portion of its responsibilities and powers under this Article III to any one or more of its members and/or delegate all or any part of its responsibilities and powers under this Article III to any person or persons selected by it; provided, however, that the Committee may not (a) delegate to any executive officer of the Company or an Affiliate, or a committee that includes any such executive officer, the Committee’s authority to grant Awards, or the Committee’s authority otherwise concerning Awards, awarded to executive officers of the Company or an Affiliate; (b) delegate the Committee’s authority to grant Awards to consultants unless any such Award is subject to approval by the Committee; (c) delegate its authority to correct defects, omissions or inconsistencies in the Plan; or (d) delegate its authority with respect to Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code if such delegation would cause the Awards to fail to so qualify. Any such authority delegated or allocated by the Committee under this Section 3.6 shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1          Number of Shares Available for Grants.  The shares of stock subject to Awards granted under the Plan shall be Shares. Such Shares subject to the Plan may be either authorized and unissued shares or previously issued shares acquired by the Company or any Subsidiary. Subject to adjustment as provided in Section 4.2, the total number of Shares that may be delivered pursuant to Awards under the Plan shall be 59,000,000. Subject to, in the case of ISOs, any limitations applicable thereto under the Code, if (a) any Shares are subject to an Option, SAR, or other Award which for any reason expires or is terminated or canceled without having been fully exercised or satisfied, or are subject to any Restricted Stock Award (including any Shares subject to a Participant’s Restricted Stock Award that are repurchased by the Company at the Participant’s cost), Restricted Stock Unit Award or other Award granted under the Plan which are forfeited, or (b) any Award based on Shares is settled for cash, expires or otherwise terminates without the issuance of such Shares, the Shares subject to such Award shall, to the extent of any such expiration, termination, cancellation, forfeiture or cash settlement, be available for delivery in connection with future Awards under the Plan. Any Shares delivered under the Plan upon exercise or satisfaction of Substitute Awards shall not reduce the Shares available for delivery under the Plan; provided, however, that the total number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be the number of Shares set forth in the third sentence of this Section 4.1, as adjusted pursuant to this Section 4.1, but without application of the foregoing provisions of this sentence.

4.2          Adjustments in Authorized Shares.  In the event of any corporate event or transaction (including a change in the Shares or the capitalization of the Company), such as a reclassification, recapitalization, merger, consolidation, reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), issuance of warrants or rights, dividend or other distribution (whether in the form of cash, stock or other property), stock split or reverse stock split, spin-off, split-up, combination or exchange of shares, repurchase of shares, or other like change in corporate structure, partial or complete liquidation of the Company or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee shall substitute or adjust, as applicable, the number, class and kind of securities which may be delivered under Section 4.1; the number, class and kind, and/or price (such as the Option Price of Options or the Grant Price of SARs) of securities subject to outstanding Awards; the numerical limits set forth in Section 5.3; and other value determinations applicable to outstanding Awards, in order to prevent dilution or enlargement of Participants’ rights under the Plan; provided, however, that the number of Shares subject to any Award shall always be a whole number. The Committee shall also make appropriate adjustments and modifications in the terms of any outstanding Awards to reflect or related to any such events, adjustments, substitutions or changes. Any adjustment, substitution or change pursuant to this Section 4.2 made with respect to an Award intended to be an Incentive Stock Option shall be made only to the extent consistent with such intent, unless the Committee determines otherwise. The Committee shall not make any adjustment pursuant to this Section 4.2 that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Code Section 409A, or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Code Section 409A. All determinations of the Committee as to adjustments or changes, if any, under this Section 4.2 shall be conclusive and binding on the Participants.

4.3          No Limitation on Corporate Actions.  The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Company, any Subsidiary or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or business structure, any merger or consolidation, any issuance of debt, preferred or prior preference stock ahead of or affecting the Shares, additional shares of capital stock or other securities or subscription rights thereto, any dissolution or liquidation, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

ARTICLE V

ELIGIBILITY, PARTICIPATION AND INDIVIDUAL LIMITATIONS ON AWARDS

5.1          Eligibility.  Employees, Non-Employee Directors and Consultants shall be eligible to become Participants and receive Awards in accordance with the terms and conditions of the Plan, subject to the limitations on the granting of ISOs set forth in Section 6.8(a).

5.2          Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select Participants from all eligible Employees, Non-Employee Directors and Consultants and shall determine the nature and amount of each Award.

5.3          Individual Limitations on Awards.

(a)      Individual Limit for Options and SARs. The maximum number of Shares with respect to which Options and SARs may be granted to any Participant in any Fiscal Year shall be 2,000,000. In connection with a Participant’s commencement of service for the Company, any Affiliate or Subsidiary, as applicable, a Participant may be granted Options and SARs for up to an additional 2,000,000 Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitation(s) shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 4.2. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation(s) with respect to a Participant, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Participant.

(b)      Individual Limit for Restricted Stock, Restricted Stock Units, and Performance Shares. For awards of Restricted Stock, Restricted Stock Units, and Performance Shares that are intended to qualify as performance-based compensation under Code Section 162(m), the maximum number of Awards that may be granted to any Participant in any Fiscal Year shall be 2,000,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 4.2.

(c)      Performance Units and Cash-Based Awards. For awards of Performance Units and Cash-Based Awards that are intended to qualify as performance-based compensation under Code Section 162(m), the maximum amount that may be paid to a Participant pursuant to such Awards for an annual Performance Period shall be $30,000,000 and for any other Performance Period, such amount multiplied by a fraction, the numerator of which is the number of months in the Performance Period and the denominator of which is twelve (12). The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 4.2.

ARTICLE VI

STOCK OPTIONS

6.1          Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2          Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become exercisable and such other provisions as the Committee shall determine, which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. To the extent that any Option does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such Option, or the portion thereof which does not so qualify, shall constitute a separate NQSO.

6.3          Option Price.  The Option Price for each Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Section 6.8(c), the Option Price of an Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted; provided further, that Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.2, in the form of stock options, shall have an Option Price per Share that is intended to maintain the economic value of the Award that was replaced or adjusted, as determined by the Committee.

6.4          Duration of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant and set forth in the Award Agreement; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of its date of grant, subject to the respective last sentences of Sections 6.5 and 6.8(c).

6.5          Exercise of Options.  Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine and set forth in the Award Agreement, which need not be the same for each grant or for each Option or Participant. An Award Agreement may provide that the period of time over which an Option other than an ISO may be exercised shall be automatically extended if on the scheduled expiration date of such Option the Participant’s exercise of such Option would violate applicable securities laws; provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such laws.

6.6          Payment.  Options shall be exercised by the delivery of a written notice of exercise to the Company, in a form specified or accepted by the Committee, or by complying with any alternative exercise procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for such Shares, which shall include applicable taxes, if any, in accordance with Article XVII. The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) subject to such terms, conditions and limitations as the Committee may prescribe, by tendering (either by actual delivery or attestation) unencumbered Shares previously acquired by the Participant exercising such Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, (c) by a combination of (a) and (b); or (d) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, (x) a cashless (broker-assisted) exercise that complies with all applicable laws or (y) withholding of Shares otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price. Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment in accordance with the preceding provisions of this Section 6.6, the Company shall deliver to the Participant exercising an Option, in the Participant’s name, evidence of book entry Shares, or, upon the Participant’s request, Share certificates, in an appropriate amount based upon the number of Shares purchased under the Option, subject to Section 20.10. Unless otherwise determined by the Committee, all payments under all of the methods described above shall be paid in United States dollars.

6.7          Termination of Employment or Service.  Except as otherwise provided in the Award Agreement, an Option may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting of such Option and ending on the date of exercise of such Option the Participant is an Employee, Non-Employee Director or Consultant, and shall terminate immediately upon a Termination of the Participant. An Option shall cease to become exercisable upon a Termination of the holder thereof. Notwithstanding the foregoing provisions of this Section 6.7 to the contrary, the Committee may determine in its discretion that an Option may be exercised following any such Termination, whether or not exercisable at the time of such Termination; provided, however, that in no event may an Option be exercised after the expiration date of such Option specified in the applicable Award Agreement, except as provided in the last sentence of Section 6.5.

6.8          Limitations on Incentive Stock Options.

(a)      General.  No ISO shall be granted to any individual otherwise eligible to participate in the Plan who is not an Employee of the Company or a Subsidiary on the date of granting of such Option. Any ISO granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an “incentive stock option” under Section 422 of the Code. Any ISO granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

(b)      $100,000 Per Year Limitation.  Notwithstanding any intent to grant ISOs, an Option granted under the Plan will not be considered an ISO to the extent that it, together with any other “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan and any other “incentive stock option” plans of the Company, any Subsidiary and any “parent corporation” of the Company within the meaning of Section 424(e) of the Code, are exercisable for the first time by any Participant during any calendar year with respect to Shares having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the time the Option with respect to such Shares is granted. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.

(c)      Options Granted to Certain Stockholders.  No ISO shall be granted to an individual otherwise eligible to participate in the Plan who owns (within the meaning of Section 424(d) of the Code), at the time the Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary or any “parent corporation” of the Company within the meaning of Section 424(e) of the Code. This restriction does not apply if at the time such ISO is granted the Option Price of the ISO is at least one hundred ten percent (110%) of the Fair Market Value of a Share on the date such ISO is granted, and the ISO by its terms is not exercisable after the expiration of five (5) years from such date of grant.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1          Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant an SAR (a) in connection and simultaneously with the grant of an Option (a Tandem SAR) or (b) independent of, and unrelated to, an Option (a Freestanding SAR).

7.2          Grant Price.  The Grant Price for each SAR shall be determined by the Committee and set forth in the Award Agreement, subject to the limitations of this Section 7.2. The Grant Price for each Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date such Freestanding SAR is granted, except in the case of Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.2. The Grant Price of a Tandem SAR shall be equal to the Option Price of the related Option.

7.3          Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR shall be exercisable only when and to the extent the related Option is exercisable and may be exercised only with respect to the Shares for which the related Option is then exercisable. A Tandem SAR shall entitle a Participant to elect, in the manner set forth in the Plan and the applicable Award Agreement, in lieu of exercising his or her unexercised related Option for all or a portion of the Shares for which such Option is then exercisable pursuant to its terms, to surrender such Option to the Company with respect to any or all of such Shares and to receive from the Company in exchange therefor a payment described in Section 7.7. An Option with respect to which a Participant has elected to exercise a Tandem SAR shall, to the extent of the Shares covered by such exercise, be canceled automatically and surrendered to the Company. Such Option shall thereafter remain exercisable according to its terms only with respect to the number of Shares as to which it would otherwise be exercisable, less the number of Shares with respect to which such Tandem SAR has been so exercised. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the related ISO; (b) the value of the payment with respect to the Tandem SAR may not exceed the difference between the Fair Market Value of the Shares subject to the related ISO at the time the Tandem SAR is exercised and the Option Price of the related ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.4          Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, in accordance with the Plan, determines and sets forth in the Award Agreement. An Award Agreement may provide that the period of time over which a Freestanding SAR may be exercised shall be automatically extended if on the scheduled expiration date of such SAR the Participant’s exercise of such SAR would violate applicable securities laws; provided, however, that during such extended exercise period the SAR may only be exercised to the extent the SAR was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such SAR first would no longer violate such laws.

7.5          Award Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the number of Shares to which the SAR pertains, the Grant Price, the term of the SAR, and such other terms and conditions as the Committee shall determine in accordance with the Plan.

7.6          Term of SARs.  The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that the term of any Tandem SAR shall be the same as the related Option and no SAR shall be exercisable more than ten (10) years after it is granted, subject to the last sentence of Section 6.5 in the case of a Tandem SAR.

7.7          Payment of SAR Amount.  An election to exercise SARs shall be deemed to have been made on the date of Notice of such election to the Company. As soon as practicable following such Notice, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)      The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price of the SAR; by

(b)      The number of Shares with respect to which the SAR is exercised.

Notwithstanding the foregoing provisions of this Section 7.7 to the contrary, the Committee may establish and set forth in the applicable Award Agreement a maximum amount per Share that will be payable upon the exercise of a SAR. At the discretion of the Committee, such payment upon exercise of a SAR shall be in cash, in Shares of equivalent Fair Market Value, or in some combination thereof.

7.8          Termination of Employment or Service.  Except as otherwise provided in the Award Agreement, a SAR may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting of such SAR and ending on the date of exercise of such SAR the Participant is an Employee, Non-Employee Director or Consultant, and shall terminate immediately upon a Termination of the Participant. A SAR shall cease to become exercisable upon a Termination of the holder thereof. Notwithstanding the foregoing provisions of this Section 7.8 to the contrary, the Committee may determine in its discretion that a SAR may be exercised following any such Termination, whether or not exercisable at the time of such Termination; provided, however, that in no event may a SAR be exercised after the expiration date of such SAR specified in the applicable Award Agreement, except as provided in the last sentence of Section 6.5 (in the case of Tandem SARs) or in the last sentence of Section 7.4 (in the case of Freestanding SARs). To the extent applicable to any Tandem SAR, the foregoing provisions of this Section 7.8 are subject to the provisions of Section 6.8, pursuant to the provisions Section 7.3.

ARTICLE VIII

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1          Awards of Restricted Stock and Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine.

8.2          Award Agreement.  Each Restricted Stock and/or Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine in accordance with the Plan.

8.3          Non-Transferability of Restricted Stock.  Except as provided in this Article VIII, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement.

8.4          Period of Restriction and Other Restrictions.  The Period of Restriction shall lapse based on continuing service as a Non-Employee Director or Consultant or continuing employment with the Company, a Subsidiary or an Affiliate, the achievement of performance goals, the satisfaction of other conditions or restrictions or upon the occurrence of other events, in each case, as determined by the Committee, at its discretion, and stated in the Award Agreement. If the grants of Restricted Stock or Restricted Stock Units are intended to qualify as “performance-based compensation” under Code Section 162(m), the Committee will set restrictions based upon the achievement of the performance goals set forth in Section 9.3 and will determine achievement of such goals in accordance with Section 9.3.

8.5          Delivery of Shares, Payment of Restricted Stock Units.  Subject to Section 20.10, after the last day of the Period of Restriction applicable to a Participant’s Shares of Restricted Stock, and after all conditions and restrictions applicable to such Shares of Restricted Stock have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such Shares of Restricted Stock shall become freely transferable by such Participant. After the last day of the Period of Restriction applicable to a Participant’s Restricted Stock Units, and after all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such Restricted Stock Units shall be settled by delivery of Shares, a cash payment determined by reference to the then-current Fair Market Value of Shares or a combination of Shares and such cash payment as the Committee, in its sole discretion, shall determine, either by the terms of the Award Agreement or otherwise.

8.6          Forms of Restricted Stock Awards.  Each Participant who receives an Award of Shares of Restricted Stock shall be issued a stock certificate or certificates evidencing the Shares covered by such Award registered in the name of such Participant, which certificate or certificates may contain an appropriate legend. The Committee may require a Participant who receives a certificate or certificates evidencing a Restricted Stock Award to immediately deposit such certificate or certificates, together with a stock power or other appropriate instrument of transfer, endorsed in blank by the Participant, with signatures guaranteed in accordance with the Exchange Act if required by the Committee, with the Secretary of the Company or an escrow holder as provided in the immediately following sentence. The Secretary of the Company or such escrow holder as the Committee may appoint shall retain physical custody of each certificate representing a Restricted Stock Award until the Period of Restriction and any other restrictions imposed by the Committee or under the Award Agreement with respect to the Shares evidenced by such certificate expire or shall have been removed. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Shares of Restricted Stock prior to the lapse of the Period of Restriction or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Stock Awards evidenced in such manner. The holding of Shares of Restricted Stock by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Shares of Restricted Stock, in accordance with this Section 8.6, shall not affect the rights of Participants as owners of the Shares of Restricted Stock awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the Period of Restriction.

8.7          Voting Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock shall be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units.

8.8          Dividends and Other Distributions.  During the Period of Restriction, Participants holding Shares of Restricted Stock shall be credited with any cash dividends paid with respect to such Shares while they are so held, unless determined otherwise by the Committee and set forth in the Award Agreement. The Committee may apply any restrictions to such dividends that the Committee deems appropriate. Except as set forth in the Award Agreement, in the event of (a) any adjustment as provided in Section 4.2, or (b) any shares or securities are received as a dividend, or an extraordinary dividend is paid in cash, on Shares of Restricted Stock, any new or additional Shares or securities or any extraordinary dividends paid in cash received by a recipient of Restricted Stock shall be subject to the same terms and conditions, including the Period of Restriction, as it relates to the original Shares of Restricted Stock.

8.9          Termination of Employment or Service.  Except as otherwise provided in this Section 8.9, during the Period of Restriction, any Restricted Stock Units and/or Shares of Restricted Stock held by a Participant shall be forfeited and revert to the Company (or, if Shares of Restricted Sock were sold to the Participant, the Participant shall be required to resell such Shares to the Company at cost) upon the Participant’s Termination or the failure to meet or satisfy any applicable performance goals or other terms, conditions and restrictions to the extent set forth in the applicable Award Agreement. Each applicable Award Agreement shall set forth the extent to which, if any, the Participant shall have the right to retain Restricted Stock Units and/or Shares of Restricted Stock, then subject to the Period of Restriction, following such Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for, or circumstances of, such Termination.

ARTICLE IX

PERFORMANCE UNITS, PERFORMANCE SHARES,

AND CASH-BASED AWARDS

9.1          Grant of Performance Units, Performance Shares and Cash-Based Awards.  Subject to the terms of the Plan, Performance Units, Performance Shares, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee, in accordance with the Plan. A Performance Unit, Performance Share or Cash-Based Award entitles the Participant who receives such Award to receive Shares or cash upon the attainment of performance goals and/or satisfaction of other terms and conditions determined by the Committee when the Award is granted and set forth in the Award Agreement. Such entitlements of a Participant with respect to his or her outstanding Performance Unit, Performance Share or Cash-Based Award shall be reflected by a bookkeeping entry in the records of the Company, unless otherwise provided by the Award Agreement.

9.2          Value of Performance Units, Performance Shares and Cash-Based Awards.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as shall be determined by the Committee. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units and Performance Shares and Cash-Based Awards that will be paid out to the Participant.

9.3          Earning of Performance Units, Performance Shares and Cash-Based Awards.  Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units, Performance Shares or Cash-Based Awards shall be entitled to receive payment on the number and value of Performance Units, Performance Shares or Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals and/or other terms and conditions have been achieved or satisfied. The Committee shall determine the extent to which any such pre-established performance goals and/or other terms and conditions of a Performance Unit, Performance Share or Cash-Based Award are attained or not attained following conclusion of the applicable Performance Period. The Committee may, in its discretion, waive any such performance goals and/or other terms and conditions relating to any such Award. The performance goals applicable to a payment hereunder may provide for a targeted level or levels of achievement using one or more of the following measures:

net sales	appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company	expense levels	sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions

revenue	market share	implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel	financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions)

revenue growth or product revenue growth	gross profits	financial ratios, including those measuring liquidity, activity, profitability or leverage	cost of capital or assets under management

operating income (before or after taxes)	earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization)	strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors))	co-development, co-marketing, profit sharing, joint venture or other similar arrangements

pre- or after-tax income (before or after allocation of corporate overhead and bonus)	economic value-added models or equivalent metrics	regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents; passing pre-approval inspections (whether of the Company or third parties))	operating margins, gross margins or cash margin

earnings per share	comparisons with various stock market indices	stockholder equity	debt reduction

net income (before or after taxes)	reductions in costs	year-end cash

return on equity	cash flow or cash flow per share (before or after dividends)	working capital levels, including cash, inventory and accounts receivable

total shareholder return	return on capital (including return on total capital or return on invested capital)	research and development achievements

return on assets or net assets	cash flow return on investment	operating efficiencies

9.4          Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. The measures which constitute the performance goals may, at the discretion of the Committee, be based on pro forma numbers and may, as the Committee specifies, either include or exclude the effect of payment of the bonuses under the Plan or any other bonus plans of the Company. The performance goals may differ from Participant to Participant. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder. In establishing a performance goal, the Committee may, to the extent doing so does not cause any amount payable hereunder that is intended to be performance-based compensation under Code Section 162(m) to cease to so qualify, provide that the attainment of the performance goal shall be measured by appropriately adjusting the evaluation of the performance goal performance to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s or a business unit’s reported results.

9.5          Form and Timing of Payment of Performance Units, Performance Shares and Cash-Based Awards.  Payment of earned Performance Units, Performance Shares and Cash-Based Awards shall be as determined by the Committee and as set forth in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units, Performance Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units, Performance Shares or Cash-Based Awards as soon as practicable after the end of the Performance Period and following the Committee’s determination of actual performance against the performance goals and/or other terms and conditions established by the Committee. Such Shares may be granted subject to any restrictions imposed by the Committee, including pursuant to Section 20.10. The determination of the Committee with respect to the form of payment of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.6          Rights as a Stockholder.  A Participant receiving a Performance Unit, Performance Share or Cash-Based Award shall have the rights of a stockholder only as to Shares, if any, actually received by the Participant upon satisfaction or achievement of the terms and conditions of such Award and not with respect to Shares subject to the Award but not actually issued to such Participant.

9.7          Termination of Employment or Service.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units, Performance Shares and/or Cash-Based Award following such Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

ARTICLE X

OTHER STOCK-BASED AWARDS

10.1          Other Stock-Based Awards.  The Committee may grant types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares), in such amounts (subject to Article IV) and subject to such terms and conditions, as the Committee shall determine. Such Other Stock-Based Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.2          Value of Other Stock-Based Awards.  Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion, and any such performance goals shall be set forth in the applicable Award Agreement. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which such performance goals are met.

10.3          Payment of Other Stock-Based Awards.  Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, as set forth in the Award Agreement, in cash or Shares as the Committee determines.

10.4          Termination of Employment or Service.  The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following the Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in the applicable Award Agreement, but need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

ARTICLE XI

DIVIDEND EQUIVALENTS

11.1          Dividend Equivalents.  Unless otherwise provided by the Committee, no adjustment shall be made in the Shares issuable or taken into account under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to issuance of such Shares under such Award. The Committee may grant Dividend Equivalents based on the dividends declared on Shares that are subject to any Award, including any Award the payment or settlement of which is deferred pursuant to Section 20.6. Dividend Equivalents may be credited as of the dividend payment dates, during the period between the date the Award is granted and the date the Award becomes payable or terminates or expires. Dividend Equivalents may be subject to any limitations and/or restrictions determined by the Committee. Dividend Equivalents granted with respect to Performance Units and/or Performance Shares shall only be paid when and to the extent such Award(s) are otherwise earned in accordance with their terms. Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time, and shall be paid at such times, as may be determined by the Committee.

ARTICLE XII

VESTING LIMITATIONS

12.1          Full Value Award Vesting Limitations.  Notwithstanding any other provision of this Plan to the contrary, Full Value Awards made to Employees, Directors or Consultants shall become vested over a period of not less than three (3) years (or, in the case of vesting based upon the attainment of performance goals or other performance-based objectives, over a period of not less than one (1) year measured from the commencement of the period over which performance is evaluated) following the date the Award is made; provided, however, that, notwithstanding the foregoing, (a) the Committee may provide that such vesting restrictions may lapse or be waived upon the Participant’s death, disability, retirement, any other specified Termination or the consummation of a Change of Control and (b) Full Value Awards that result in the issuance of an aggregate of up to 5% of the Shares available pursuant to Section 4.1(a) may be granted to any one or more Participants without respect to such minimum vesting provisions.

ARTICLE XIII

TRANSFERABILITY OF AWARDS; BENEFICIARY DESIGNATION

13.1          Transferability of Incentive Stock Options.  No ISO or Tandem SAR granted in connection with an ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or in accordance with Section 13.3. Further, all ISOs and Tandem SARs granted in connection with ISOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

13.2          All Other Awards.  Except as otherwise provided in Section 8.5 or Section 13.3 or a Participant’s Award Agreement or otherwise determined at any time by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, subject to Section 13.1 and any applicable Period of Restriction; provided further, however, that no Award may be transferred for value or other consideration without first obtaining approval thereof by the stockholders of the Company. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Committee decides to permit further transferability, subject to Section 13.1 and any applicable Period of Restriction, all Awards granted to a Participant under the Plan, and all rights with respect to such Awards, shall be exercisable or available during his or her lifetime only by or to such Participant. With respect to those Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment related to such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee. In the event any Award is exercised by or otherwise paid to the executors, administrators, heirs or distributees of the estate of a deceased Participant, or such a Participant’s beneficiary, or the transferee of an Award, in any such case, pursuant to the terms and conditions of the Plan and the applicable Agreement and in accordance with such terms and conditions as may be specified from time to time by the Committee, the Company shall be under no obligation to issue Shares thereunder unless and until the Company is satisfied, as determined in the discretion of the Committee, that the person or persons exercising such Award, or to receive such payment, are the duly appointed legal representative of the deceased Participant’s estate or the proper legatees or distributees thereof or the named beneficiary of such Participant, or the valid transferee of such Award, as applicable. Any purported assignment, transfer or encumbrance of an Award that does not comply with this Section 13.2 shall be void and unenforceable against the Company.

13.3          Beneficiary Designation.  Each Participant may, from time to time, name any beneficiary or beneficiaries who shall be permitted to exercise his or her Option or SAR or to whom any benefit under the Plan is to be paid in case of the Participant’s death before he or she fully exercises his or her Option or SAR or receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, a Participant’s unexercised Option or SAR, or amounts due but remaining unpaid to such Participant, at the Participant’s death, shall be exercised or paid as designated by the Participant by will or by the laws of descent and distribution.

ARTICLE XIV

RIGHTS OF PARTICIPANTS

14.1          Rights or Claims.  No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable Award Agreement. Unless the Committee determines otherwise, a Participant shall not have any rights as a shareholder with respect to shares of stock covered by an Award until the date the Participant becomes the holder of record with respect to such shares. The liability of the Company and any Subsidiary or Affiliate under the Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of the Plan may be construed to impose any further or additional duties, obligations, or costs on the Company, any Subsidiary or any Affiliate thereof or the Board or the Committee not expressly set forth in the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award, or to all Awards, or as are expressly set forth in the Award Agreement evidencing such Award. Without limiting the generality of the foregoing, neither the existence of the Plan nor anything contained in the Plan or in any Award Agreement shall be deemed to:

(a)      Give any Employee or Non-Employee Director the right to be retained in the service of the Company, an Affiliate and/or a Subsidiary, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;

(b)      Restrict in any way the right of the Company, an Affiliate and/or a Subsidiary to terminate, change or modify any Employee’s employment or any Non-Employee Director’s service as a Director at any time with or without Cause;

(c)      Confer on any Consultant any right of continued relationship with the Company, an Affiliate and/or a Subsidiary, or alter any relationship between them, including any right of the Company or an Affiliate or Subsidiary to terminate, change or modify its relationship with a Consultant;

(d)      Constitute a contract of employment or service between the Company or any Affiliate or Subsidiary and any Employee, Non-Employee Director or Consultant, nor shall it constitute a right to remain in the employ or service of the Company or any Affiliate or Subsidiary;

(e)      Give any Employee, Non-Employee Director or Consultant the right to receive any bonus, whether payable in cash or in Shares, or in any combination thereof, from the Company, an Affiliate and/or a Subsidiary, nor be construed as limiting in any way the right of the Company, an Affiliate and/or a Subsidiary to determine, in its sole discretion, whether or not it shall pay any Employee, Non-Employee Director or Consultant bonuses, and, if so paid, the amount thereof and the manner of such payment; or

(f)      Give any Participant any rights whatsoever with respect to an Award except as specifically provided in the Plan and the Award Agreement.

14.2           No Effects on Benefits.  Payments and other compensation received by a Participant under an Award are not part of such Participant’s normal or expected compensation or salary for any purpose, including calculating termination, indemnity, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments under any laws, plans, contracts, policies, programs, arrangements or otherwise. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any Award or Shares purchased or otherwise received under the Plan.

ARTICLE XV

CHANGE OF CONTROL

15.1          Treatment of Outstanding Awards.  In the event of a Change of Control, unless otherwise specifically prohibited by any applicable laws, rules or regulations or otherwise provided in any applicable Award Agreement, as in effect prior to the occurrence of the Change of Control, specifically with respect to a Change of Control:

(a)      In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement or by resolution adopted prior to the occurrence of such Change of Control, that any Awards which are outstanding shall, as applicable and in whole or in part, become vested, non-forfeitable and/or exercisable; have the restrictions, performance goals, Period of Restriction or other conditions applicable to such Awards be canceled, terminated or deemed achieved or have any restrictions on transfer, sale assignment, pledge or other disposition (including with respect to Shares issuable under such Award) lapse and/or that any Award the payment or settlement of which was deferred under Section 20.6 or otherwise may be paid or distributed immediately prior to the Change of Control, subject to Section 17.6. Without limiting the foregoing, in its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement or by resolution adopted prior to the occurrence of such Change of Control, that the target payment opportunities attainable under any outstanding Awards of Performance Units, Performance Shares, Cash-Based Awards and other Awards shall be deemed to have been fully or partially earned for any Performance Period(s), immediately prior to the effective date of the Change of Control.

(b)      In its discretion and in accordance with the terms of the Plan, provide that all or certain Awards be Assumed or Replaced. In the event that an Award is not Assumed or Replaced, or in the event of a liquidation of the Company, then such Award shall, as applicable, become fully vested, non-forfeitable and/or exercisable; have the restrictions, performance goals, Period of Restriction or other conditions applicable to such Award canceled, terminated or deemed achieved or have any restrictions on transfer, sale assignment, pledge or other disposition (including with respect to Shares issuable under such Award) lapse immediately prior to the Change of Control and the target payment opportunities under such outstanding Award of Performance Units, Performance Shares, Cash-Based Awards or other Award shall be deemed to have been fully earned for the entire Performance Period(s) immediately prior to the Change of Control. Further, unless otherwise provided in any applicable Award Agreement, as in effect prior to the occurrence of the Change of Control, if a Participant with respect to whom an Award has been Assumed or Replaced incurs a Termination, either by the Company, an Affiliate or a Subsidiary without Cause or by the Participant for Good Reason (a “Terminated Participant”), after the Change of Control, then subject to Section 15.1(b)(i) all outstanding Awards that are held by such Terminated Participant, as the case may be, shall become fully vested, non-forfeitable and/or exercisable; have the restrictions, performance goals, Period of Restriction or other conditions applicable to such Award canceled, terminated or deemed achieved or have any restrictions on transfer, sale assignment, pledge or other disposition (including with respect to Shares issuable under such Award) lapse immediately prior to the Change of Control.

          (i)    Notwithstanding Section 15.1(b), with respect to outstanding Awards of Performance Units, Performance Shares, Cash-Based Awards or other Awards, the target payment opportunities under such outstanding Awards of Performance Units, Performance Shares, Cash-Based Awards or other Award shall be deemed to have been fully earned for the entire Performance Period(s) immediately prior to the Change of Control, in each case immediately preceding, or upon the occurrence of the failure to assume or replace such Awards or upon a Termination described in Section 15.1(b) and (I) there shall be paid out to each Participant holding such an Award denominated in Shares, not later than five (5) days prior to the effective date of the Change of Control, in the case of such Awards that are not Assumed or Replaced, or upon the occurrence of such Termination, in the case of a Termination described in Section 15.1(b), a pro rata number of Shares (or the equivalent Fair Market Value thereof, as determined by the Committee, in cash) based upon an assumed achievement of all relevant targeted performance goals, unless actual performance exceeds the target, in which case actual performance shall be used, and upon the length of time within the Performance Period which has elapsed prior to the Change of Control or such Termination, as the case may be, and (II) Awards denominated in cash shall be paid pro rata to the applicable Participant or Participants in cash within thirty (30) days following the effective date of the Change of Control, in the case of such Awards that are not Assumed or Replaced, or within thirty (30) days following the occurrence of such Termination, in the case of a Termination described in Section 15.1(b), with the pro-ration determined as a function of the length of time within the Performance Period which has elapsed prior to the Change of Control or Termination, as the case may be, and based on an assumed achievement of all relevant targeted performance goals, unless actual performance exceeds the target, in which case actual performance shall be used.

(c)      In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change of Control, that any outstanding Award shall be adjusted by substituting for each Share subject to such Award immediately prior to the transaction resulting in the Change of Control the consideration (whether stock or other securities of the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, or that may be issuable by another corporation that is a party to the transaction resulting in the Change of Control) received in such transaction by holders of Shares for each Share held on the closing or effective date of such transaction, in which event the aggregate Option Price or Grant Price, as applicable, of the Award shall remain the same; provided, however, that if such consideration received in such transaction is not solely stock of a successor, surviving or other corporation, the Committee may provide for the consideration to be received upon exercise or payment of an Award, for each Share subject to such Award, to be solely stock or other securities of the successor, surviving or other corporation, as applicable, equal in fair market value, as determined by the Committee, to the per-Share consideration received by holders of Shares in such transaction.

(d)      In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change of Control, that any outstanding Award (or portion thereof) shall be converted into a right to receive cash, on or as soon as practicable following the closing date or expiration date of the transaction resulting in the Change of Control in an amount equal to the highest value of the consideration to be received in connection with such transaction for one Share, or, if higher, the highest Fair Market Value of a Share during the thirty (30) consecutive business days immediately prior to the closing date or expiration date of such transaction, less the per-Share Option Price, Grant Price or outstanding unpaid purchase price, as applicable to the Award, multiplied by the number of Shares subject to such Award, or the applicable portion thereof.

(e)      The Committee may, in its discretion, provide that an Award can or cannot be exercised after, or will otherwise terminate or not terminate as of, a Change of Control.

15.2           No Implied Rights; Other Limitations.  No Participant shall have any right to prevent the consummation of any of the acts described in Section 4.2 or 15.1 affecting the number of Shares available to, or other entitlement of, such Participant under the Plan or such Participant’s Award. Any actions or determinations of the Committee under this Article XV need not be uniform as to all outstanding Awards, nor treat all Participants identically. Notwithstanding the adjustments described in Section 15.1, in no event may any Option or SAR be exercised after ten (10) years from the date it was originally granted, and any changes to

ISOs pursuant to this Article XV shall, unless the Committee determines otherwise, only be effective to the extent such adjustments or changes do not cause a “modification” (within the meaning of Section 424(h)(3) of the Code) of such ISOs or adversely affect the tax status of such ISOs.

15.3          Termination, Amendment, and Modifications of Change of Control Provisions.   Notwithstanding any other provision of the Plan (but subject to the provisions of Section 15.1(h), the last sentence of Section 16.1 and Section 16.2) or any Award Agreement provision, the provisions of this Article XV may not be terminated, amended, or modified on or after the date of a Change of Control to materially impair any Participant’s Award theretofore granted and then outstanding under the Plan without the prior written consent of such Participant.

ARTICLE XVI

AMENDMENT, MODIFICATION, AND TERMINATION

16.1          Amendment, Modification, and Termination.  The Board may, at any time and with or without prior notice, amend, alter, suspend, or terminate the Plan, and the Committee may, to the extent permitted by the Plan, amend the terms of any Award theretofore granted, including any Award Agreement, in each case, retroactively or prospectively; provided, however, that no such amendment, alteration, suspension, or termination of the Plan shall be made which, without first obtaining approval of the stockholders of the Company (where such approval is necessary to satisfy (i) the then-applicable requirements of Rule 16b-3, (ii) any requirements under the Code relating to ISOs, or (iii) any applicable law, regulation or rule (including the applicable regulations and rules of the SEC and any national securities exchange)), would:

(a)      except as is provided in Section 4.2, increase the maximum number of Shares which may be sold or awarded under the Plan;

(b)      except as is provided in Section 4.2, decrease the minimum Option Price or Grant Price requirements of Sections 6.3 and 7.2, respectively;

(c)      change the class of persons eligible to receive Awards under the Plan;

(d)      extend the duration of the Plan or the period during which Options or SARs may be exercised under Section 6.4 or 7.6, as applicable; or

(e)      otherwise require stockholder approval to comply with any applicable law, regulation or rule (including the applicable regulations and rules of the SEC and any national securities exchange).

In addition, (A) no such amendment, alteration, suspension or termination of the Plan or any Award theretofore granted, including any Award Agreement, shall be made which would materially impair the previously accrued rights of a Participant under any outstanding Award without the written consent of such Participant, provided, however, that the Board may amend or alter the Plan and the Committee may amend or alter any Award, including any Agreement, either retroactively or prospectively, without the consent of the applicable Participant, (x) so as to preserve or come within any exemptions from liability under Section 16(b) of the Exchange Act, pursuant to the rules and releases promulgated by the SEC (including Rule 16b-3), (y) if the Board or the Committee determines in its discretion that such amendment or alteration either (I) is required or advisable for the Company, the Plan or the Award to satisfy, comply with or meet the requirements of any law, regulation, rule or accounting standard or (II) is not reasonably likely to significantly diminish the benefits provided under such Award, or that such diminishment has been or will be adequately compensated, or (z) with respect to any Award that is granted to a Participant and is intended to constitute qualified performance-based compensation under Section 162(m) of the Code, if the Board or the Committee determines in its discretion that such amendment or alteration is necessary under Section 162(m) (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder to ensure that the Awards satisfy the requirements for qualification under Code Section 162(m) and (B) except as is provided in Section 4.2, but notwithstanding any other provisions of the Plan, neither the Board nor the Committee may take any action: (1) to amend the terms of an outstanding Option or SAR to reduce the Option Price or Grant Price thereof, cancel an Option or SAR and replace it with a new Option or SAR with a lower Option Price or Grant Price, or that has an economic effect that is the same as any such reduction or cancellation; or (2) to cancel an outstanding Option or SAR having an Option Price or Grant Price above the then-current Fair Market Value of the Shares in exchange for cash or for the grant of another type of Award, without, in each such case, first obtaining approval of the stockholders of the Company of such action.

For the avoidance of doubt, the amendment and restatement of the Plan effective as of January 31, 2012 shall not materially impair the previously accrued rights of a Participant under any Award outstanding as of January 31, 2012 without the written consent of such Participant. To the extent the Committee determines any provision of the Plan as amended and restated effective as of January 31, 2012 materially impairs the previously accrued rights of a Participant under any Award outstanding as of January 31, 2012 without such Participant’s consent, the relevant provision of the Plan as in effect immediately prior to January 31, 2012 shall apply with respect to such Participant and/or Award.

16.2          Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Board or the Committee shall make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board or the Committee determines that such adjustments are necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any such adjustment with respect to an Award intended to be an ISO shall be made only to the extent consistent with such intent, unless the Board or the Committee determines otherwise. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

ARTICLE XVII

TAX WITHHOLDING AND OTHER TAX MATTERS

17.1          Tax Withholding.  The Company and/or any Subsidiary or Affiliate are authorized to withhold from any Award granted or payment due under the Plan the amount of all Federal, state, local and non-United States taxes due in respect of such Award or payment and take any such other action as may be necessary or appropriate, as determined by the Committee, to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company, as determined in the Committee’s discretion, for the satisfaction of any tax obligations that arise by reason of any such payment or distribution. The Company shall not be required to make any payment or distribution under or relating to the Plan or any Award until such obligations are satisfied or such arrangements are made, as determined by the Committee in its discretion.

17.2          Withholding or Tendering Shares.  Without limiting the generality of Section 16.1, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to his or her Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required Federal, state, local and non-United States withholding obligations using the minimum statutory withholding rates for Federal, state, local and/or non-U.S. tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

17.3          Special ISO Obligations.  The Committee may require a Participant to give prompt written notice to the Company concerning any disposition of Shares received upon the exercise of an ISO within: (i) two (2) years from the date of granting such ISO to such Participant or (ii) one (1) year from the transfer of such Shares to such Participant or (iii) such other period as the Committee may from time to time determine. The Committee may direct that a Participant with respect to an ISO undertake in the applicable Award Agreement to give such written notice described in the preceding sentence, at such time and containing such information as the Committee may prescribe, and/or that the certificates evidencing Shares acquired by exercise of an ISO refer to such requirement to give such notice.

17.4          Section 83(b) Election.  If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to an Award as of the date of transfer of Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service. Neither the Company nor any Subsidiary or Affiliate shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

17.5          No Guarantee of Favorable Tax Treatment.  Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Code Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

17.6          Non-Qualified Deferred Compensation.

(a)      If any Award would be considered deferred compensation as defined under Code Section 409A and would fail to meet the requirements of Code Section 409A, then such Award shall be null and void; provided, however, that the Committee may permit deferrals of compensation pursuant to the terms of a Participant’s Award Agreement, a separate plan, or a subplan which (in each case) meets the requirements of Code Section 409A. Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, the Plan shall not permit the acceleration of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A.

(b)      Notwithstanding any provisions of the Plan to the contrary, in no event shall any deferral under Section 20.6 be permitted if the Committee determines that such deferral would result in the imposition of additional tax under Code Section 409A.

(c)      The Committee shall not extend the period to exercise an Option or Stock Appreciation Right to the extent that such extension would cause the Option or Stock Appreciation Right to become subject to Code Section 409A. An Award Agreement may provide that the period of time over which an NQSO may be exercised shall be automatically extended if on the scheduled expiration date of such Option the Participant’s exercise of such Option would violate applicable securities laws; provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such laws.

(d)      Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit, Performance Unit, Performance Share, Cash-Based Award and/or Other Stock-Based Award shall be paid in full to the Participant no later than the fifteenth (15th) day of the third (3rd) month after the end of the first (1st) calendar year in which such Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee provides in an Award Agreement that a Restricted Stock Unit, Performance Unit, Performance Share, Cash-Based Award or Other Stock-Based Award is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are intended to satisfy the requirements of Code Section 409A.

(e)      No Dividend Equivalents shall relate to Shares underlying an Option or SAR unless such Dividend Equivalent rights are explicitly set forth as a separate arrangement and do not cause any such Option or SAR to be subject to Code Section 409A.

(f)      Notwithstanding any other provisions of the Plan or any Award Agreement to the contrary, if a Termination that is not a Separation from Service occurs, and payment or distribution of an Award constituting deferred compensation subject to Code Section 409A would otherwise be made or commence on the date of such Termination (pursuant to the Plan, the Award Agreement or otherwise), (i) the vesting of such Award shall accelerate in accordance with the Plan and the Award Agreement, (ii) such payment or distribution shall not be made or commence prior to the earliest date on which Code Section 409A permits such payment or distribution to be made or commence without additional taxes or penalties under Code Section 409A, and (iii) in the event any such payment or distribution is deferred in accordance with the immediately preceding clause (ii), such payment or distribution that would have been made prior to the deferred payment or commencement date, but for Code Section 409A, shall be paid or distributed on such earliest payment or commencement date, together, if determined by the Committee, with interest at the rate established by the Committee.

(g)      Notwithstanding any other provisions of the Plan or any Award Agreement to the contrary, if a Change of Control that is not a Qualified Change of Control occurs, and payment or distribution of an Award constituting deferred compensation subject to Section 409A of the Code would otherwise be made or commence on the date of such Change of Control (pursuant to the Plan, the Award Agreement or otherwise), (i) the vesting of such Award shall accelerate in accordance with the Plan and the Award Agreement, (ii) such payment or distribution shall not be made or commence prior to the earliest date on which Code Section 409A permits such payment or distribution to be made or commence without additional taxes or penalties under Code Section 409A, and (iii) in the event any such payment or distribution is deferred in accordance with the immediately preceding clause (ii), such payment or distribution that would have been made prior to the deferred payment or commencement date, but for Code Section 409A, shall be paid or distributed on such earliest payment or commencement date, together, if determined by the Committee, with interest at the rate established by the Committee.

(h)      Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Code Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

ARTICLE XVIII

LIMITS OF LIABILITY; INDEMNIFICATION

18.1          Limits of Liability.

(a)      Any liability of the Company or a Subsidiary or Affiliate to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(b)      None of the Company, any Subsidiary, any Affiliate, any member of the Board or the Committee or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

(c)      Each member of the Committee, while serving as such, shall be considered to be acting in his or her capacity as a director of the Company. Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

(d)      The Committee may, with the approval of the Board, employ such attorneys and/or consultants, accountants, appraisers, brokers, agents and other persons, any of whom may be an Employee, as the Committee deems necessary or appropriate. The Committee, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. The Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel or other persons.

(e)      The Company shall not be liable to a Participant or any other person as to: (i) the non-issuance of Shares as to which the Company has been unable to obtain from any regulatory body having relevant jurisdiction the authority deemed by the Committee or the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Option or other Award.

18.2          Indemnification.  Subject to the requirements of Delaware law, each individual who is or shall have been a member of the Committee or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article III, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of the individual’s own willful misconduct or except as provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individual may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify or hold harmless such individual.

ARTICLE XIX

SUCCESSORS

19.1          General.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE XX

MISCELLANEOUS

20.1          Drafting Context; Captions.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. The words “Article,” “Section,” and “paragraph” herein shall refer to provisions of the Plan, unless expressly indicated otherwise. The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

20.2          Forfeiture Events.

(a)      Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to determine (and may so provide in any Agreement) that a Participant’s (including his or her estate’s, beneficiary’s or transferee’s) rights (including the right to exercise any Option or SAR), payments and benefits with respect to any Award shall be subject to reduction, cancellation, forfeiture or recoupment (to the extent permitted by applicable law) in the event of the Participant’s Termination for Cause or due to voluntary resignation; serious misconduct; violation of the Company’s or a Subsidiary’s or Affiliate’s policies; breach of fiduciary duty; unauthorized disclosure of any trade secret or confidential information of the Company or a Subsidiary or Affiliate; breach of applicable non-competition, non-solicitation, confidentiality or other restrictive covenants; or other conduct or activity that is in competition with the business of the Company or any Subsidiary or Affiliate, or otherwise detrimental to the business, reputation or interests of the Company and/or any Subsidiary or Affiliate; or upon the occurrence of certain events specified in the applicable Award Agreement (in any such case, whether or not the Participant is then an Employee, Non-Employee Director or Consultant). The determination of whether a Participant’s conduct, activities or circumstances are described in the immediately preceding sentence shall be made by the Committee in its good faith discretion, and pending any such determination, the Committee shall have the authority to suspend the exercise, payment, delivery or settlement of all or any portion of such Participant’s outstanding Awards pending an investigation of the matter.

(b)      If the Company is required to prepare an accounting restatement (x) due to the material non-compliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if a Participant knowingly or grossly negligently engaged in such misconduct, or knowingly or grossly negligently failed to prevent such misconduct, or if a Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12)-month period following the first public issuance or filing with the SEC (whichever just occurred) of the financial document embodying such financial reporting requirement, and (y) the Committee may in its discretion provide that if the amount earned under any Participant’s Award is reduced by such restatement, such Participant shall reimburse the Company the amount of any such reduction previously paid in settlement of such Award.

20.3          Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.4          Transfer, Leave of Absence.  For purposes of the Plan, a transfer of an Employee from the Company to an Affiliate or Subsidiary (or, for purposes of any ISO granted under the Plan, only a Subsidiary), or vice versa, or from one Affiliate or Subsidiary to another (or in the case of an ISO, only from one Subsidiary to another), and a leave of absence, duly authorized in writing by the Company or a Subsidiary or Affiliate, shall not be deemed a Termination of the Employee for purposes of the Plan or with respect to any Award (in the case of ISOs, to the extent permitted by the Code). The Committee shall have the discretion to determine the effects upon any Award, upon an individual’s status as an Employee, Non-Employee Director or Consultant for purposes of the Plan (including whether a Participant shall be deemed to have experienced a Termination or other change in status) and upon the exercisability, vesting, termination or expiration of any Award in the case of: (a) any Participant who is employed by an entity that ceases to be an Affiliate or Subsidiary (whether due to a spin-off or otherwise), (b) any transfer of a Participant between locations of employment with the Company, an Affiliate, and/or Subsidiary or between the Company, an Affiliate or Subsidiary or between Affiliates or Subsidiaries, (c) any leave of absence of a Participant, (d) any change in a Participant’s status from an Employee to a Consultant or a Non-Employee Director, or vice versa; and (e) upon approval by the Committee, any Employee who experiences a Termination but becomes employed by a partnership, joint venture, corporation or other entity not meeting the requirements of an Affiliate or Subsidiary, subject, in each case, to the requirements of Code Section 422 applicable to any ISOs and Code Section 409A applicable to any Options and SARs.

20.5          Exercise and Payment of Awards.  An Award shall be deemed exercised or claimed when the Secretary of the Company or any other Company official or other person designated by the Committee for such purpose receives appropriate written notice from a Participant, in form acceptable to the Committee, together with payment of the applicable Option Price, Grant Price or other purchase price, if any, and compliance with Article XVI, in accordance with the Plan and such Participant’s Award Agreement.

20.6          Deferrals.  To the extent provided in the Award Agreement, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of the Period of Restriction or other restrictions with respect to Restricted Stock or the payment or satisfaction of Restricted Stock Units, Performance Units, Performance Shares, Cash-Based Awards or Other Stock-Based Awards. If any such deferral election is required or permitted, (a) such deferral shall represent an unfunded and unsecured obligation of the Company and shall not confer the rights of a stockholder unless and until Shares are issued thereunder; (b) the number of Shares subject to such deferral shall, until settlement thereof, be subject to adjustment pursuant to Section 4.2; and (c) the Committee shall establish rules and procedures for such deferrals and payment or settlement thereof, which may be in cash, Shares or any combination thereof, and such deferrals may be governed by the terms and conditions of any deferred compensation plan of the Company or Affiliate specified by the Committee for such purpose.

20.7          Loans.  The Company may, in the discretion of the Committee, extend one or more loans to Participants in connection with the exercise or receipt of an Award granted to any such Participant; provided, however, that the Company shall not extend loans to any Participant if prohibited by law or the rules of any stock exchange or quotation system on which the Company’s securities are listed. The terms and conditions of any such loan shall be established by the Committee.

20.8          No Effect on Other Plans.  Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Subsidiary or Affiliate, or prevent or limit the right of the Company or any Subsidiary or Affiliate to establish any other forms of incentives or compensation for their directors, officers, eligible employees or consultants or grant or assume options or other rights otherwise than under the Plan.

20.9          Section 16 of Exchange Act.  Unless otherwise stated in the Award Agreement, notwithstanding any other provision of the Plan, any Award granted to an Insider shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such limitations.

20.10          Requirements of Law; Limitations on Awards.

(a)      The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(b)      If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of Shares upon any securities exchange or under any state, Federal or non-United States law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares hereunder, the Company shall have no obligation to allow the grant, exercise or payment of any Award, or to issue or deliver evidence of title for Shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

(c)      If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Subsidiary or Affiliate under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to Shares or Awards and the right to exercise or payment of any Option or Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Subsidiary or Affiliate.

(d)      Upon termination of any period of suspension under this Section 20.10(d), any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to the Shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any Award.

(e)      The Committee may require each person receiving Shares in connection with any Award under the Plan to represent and agree with the Company in writing that such person is acquiring such Shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Committee may prescribe. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any person under any Award as it deems appropriate. Any such restrictions shall be set forth in the applicable Award Agreement, and the certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

(f)      An Award and any Shares received upon the exercise or payment of an Award shall be subject to such other transfer and/or ownership restrictions and/or legending requirements as the Committee may establish in its discretion and may be referred to on the certificates evidencing such Shares, including restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

20.11          Participants Deemed to Accept Plan.  By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.

20.12          Governing Law.  Except as to matters concerning the issuance of Shares or other matters of corporate governance, which shall be determined, and related Plan and Award provisions, which shall be construed, under the laws of Delaware, the Plan and each Award Agreement shall be governed by the laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of California, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

20.13          Plan Unfunded.  The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares or the payment of cash upon exercise or payment of any Award. Proceeds from the sale of Shares pursuant to Options or other Awards granted under the Plan shall constitute general funds of the Company.

20.14          Uncertificated Shares.  To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may nevertheless be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20.15          No Fractional Shares.  An Option or other Award shall not be exercisable with respect to a fractional Share or the lesser of fifty (50) shares or the full number of Shares then subject to the Option or other Award. No fractional Shares shall be issued upon the exercise or payment of an Option or other Award.

20.16          Participants Based Outside of the United States.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws or practices of countries other than the United States in which the Company, any Affiliate, and/or any Subsidiary operates or has Employees, Non-Employee Directors or Consultants, the Committee, in its sole discretion, shall have the power and authority to:

(a)      Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b)      Determine which Employees, Non-Employee Directors and/or Consultants outside the United States are eligible to participate in the Plan;

(c)      Grant Awards (including substitutes for Awards), and modify the terms and conditions of any Awards, on such terms and conditions as the Committee determines necessary or appropriate to permit participation in the Plan by individuals otherwise eligible to so participate who are non-United States nationals or employed outside the United States, or otherwise to comply with applicable non-United States laws or conform to applicable requirements or practices of jurisdictions outside the United States;

(d)      Establish subplans and adopt or modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 20.16(d) by the Committee shall be attached to the Plan as appendices; and

(e)      Take any action, before or after an Award is made, that the Committee, in its discretion, deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any applicable law.

VISA INC. P.O. BOX 8999 SAN FRANCISCO, CA 94128-8999 ATTN: VICTORIA HYDE-DUNN

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VISA INC.

The Board of Directors recommends you vote
FOR each of the nominees listed in Proposal 1
and FOR Proposals 2, 3, and 4:

1.	Election of Directors

	Nominees:	For	Against	Abstain

	1a. Gary P. Coughlan	☐	☐	☐

	1b. Mary B. Cranston	☐	☐	☐

	1c. Francisco Javier Fernandez-Carbajal	☐	☐	☐

	1d. Robert W. Matschullat	☐	☐	☐

	1e. Cathy E. Minehan	☐	☐	☐

	1f. Suzanne Nora Johnson	☐	☐	☐

	1g. David J. Pang	☐	☐	☐

	1h. Joseph W. Saunders	☐	☐	☐

	1i. William S. Shanahan	☐	☐	☐

	1j. John A. Swainson	☐	☐	☐

		For	Against	Abstain

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐

3.	To approve the Visa Inc. 2007 Equity Incentive Compensation Plan, as amended and restated.	☐	☐	☐

4.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2012.	☐	☐	☐
In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on January 31, 2012: The Notice and Proxy Statement and our Annual Report to Stockholders can be accessed electronically at http://investor.visa.com or www.proxyvote.com.

M39393-P17937

VISA INC.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VISA INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 31, 2012

AT 8:30 A.M. PACIFIC STANDARD TIME

The undersigned revokes all previous proxies and, having received the Notice of Meeting and Proxy Statement dated December 14, 2011, appoints Joshua R. Floum, Thomas A. M’Guinness and Ariela F. St. Pierre, and each of them as proxies with full power of substitution, to represent and vote all of the shares of Class A common stock of Visa Inc. the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders to be held at 8:30 a.m. Pacific Time on January 31, 2012, and any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4.

This proxy when properly executed and returned in a timely manner will be voted in the manner directed, or if no choice is specified, “FOR” each of the nominees listed in Proposal 1 and “FOR” Proposals 2, 3 and 4. The proxies are authorized to vote upon such other business as may properly come before the meeting and any postponement or adjournment thereof.

Continued and to be signed on reverse side